EXHIBIT 3
                                    ---------

                           Credit FACILITIES AGREEMENT

                                      among

               FINANCIERE MARC DE LACHARRIERE S.A. -FIMALAC S.A.,
                            as Borrower and Guarantor

                                FITCH IBCA, INC.,
                            as Borrower and Guarantor

                                 FIMALAC, INC.,
                                  as Guarantor

                             FIMALAC COMMUNICATION,
                                  as Guarantor

                             FSA ACQUISITION CORP.,
                                  as Guarantor

                               MINERAIS & ENGRAIS,
                                  as Guarantor

                            CREDIT AGRICOLE INDOSUEZ,
                                   as Arranger

                                CREDIT LYONNAIS,
                                   as Arranger

                                 CREDIT LYONNAIS
                                    as Agent

                            CREDIT AGRICOLE INDOSUEZ
                                as Security Agent

                                       and

                                  VARIOUS BANKS
                                    as Banks

                              Dated April 11, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                        Page
                                                                        ----
ARTICLE I - DEFINITIONS AND INTERPRETATION.................................2

      1.1  Definitions.....................................................2
      1.2  Financial Definitions..........................................15
      1.3  Interpretation.................................................15
            1.3.1.........................................................15
            1.3.2.........................................................15

ARTICLE II - TERMS OF LOANS...............................................16

      2.1  Banks' Commitments.............................................16
            2.1.1  Tranche A Loan.........................................16
            2.1.2  Tranche B-1 Loan.......................................16
            2.1.3  Tranche B-2 Loan.......................................16
            2.1.4  Revolving Credit Facility..............................16
            2.1.5  Revolving Loan Commitment Reduction....................17
            2.1.6  Commitment Termination.................................17
      2.2  Purpose........................................................17
            2.2.1  Term Loans.............................................17
            2.2.2  Revolving Loans........................................17
            2.2.3  All Loans..............................................17
      2.3  Borrowing Amounts..............................................17
            2.3.1  Tranche A Loan.........................................17
            2.3.2  Tranche B Loan.........................................17
            2.3.3  Revolving Loans........................................17
            2.3.4  Common Provisions......................................18
      2.4  Method of Borrowing............................................19
            2.4.1  Common Provisions......................................19
            2.4.2  Specific to Revolving Loan.............................19

ARTICLE III - INTEREST....................................................20

      3.1  Interest Rate..................................................20
            3.1.1  Term Loan..............................................20
            3.1.2  Revolving Loans........................................21
            3.1.3  Common Provisions......................................22
      3.2  Interest Payment Dates.........................................23
            3.2.1  Term Loan..............................................23
            3.2.2  Revolving Loan.........................................23
            3.2.3  Overnight Rate.........................................23
      3.3  Overdue Interest...............................................23
      3.4  Effective Overall Rate.........................................24
      3.5  Alternative Interest Rate......................................24

                                       (i)

                                                                        Page
                                                                        ----
ARTICLE IV - FEES.........................................................25

      4.1  Commitment Fee.................................................25
            4.1.1  Tranche A Term Loan....................................25
            4.1.2  Tranche B Term Loan....................................25
            4.1.3  Revolving Loan.........................................25
      4.2  Agency Fees....................................................25
      4.3  Up-front Fees..................................................25

ARTICLE V - REPAYMENT.....................................................26

      5.1  Repayment of the Term Loans....................................26
            5.1.2  Repayment of the Tranche B Loan........................26
      5.2  Repayment of the Revolving Loan................................26
      5.3  Common Provision...............................................26

ARTICLE VI - PREPAYMENT...................................................26

      6.1  Voluntary Prepayments..........................................26
            6.1.1  Conditions.............................................26
            6.1.2  Application............................................26
      6.2  Mandatory Prepayment...........................................27
            6.2.1  Asset Sales............................................27
            6.2.2  Capital Contribution...................................28
            6.2.3  Insurance..............................................28
            6.2.4  Facom S.A. Distributions...............................29
            6.2.5  Currency Movement......................................29
            6.2.6  Additional Indebtedness................................29
            6.2.7  Application............................................29
      6.3  General Prepayment Provisions..................................29

ARTICLE VII - PAYMENTS; APPLICATION; SHARING..............................30

      7.1  Payments.......................................................30
      7.2  Application of Payments........................................31
      7.3  Sharing........................................................31

ARTICLE VIII - FUNDING INDEMNITY..........................................32


ARTICLE IX - NET PAYMENTS; INCREASED COSTS; ILLEGALITY....................32

      9.1  Net Payments...................................................32
      9.2  Increased Costs................................................34
      9.3  Illegality.....................................................35
      9.4  Mitigation.....................................................35

ARTICLE X - CONDITIONS PRECEDENT..........................................36

      10.1  Conditions to the Initial Borrowing...........................36
            10.1.1  Tender Offer..........................................36
            10.1.2  Solvency Certificates.................................37
            10.1.3  Refinanceable Indebtedness............................37
            10.1.4  Existing Indebtedness.................................37

                                      (ii)

                                                                        Page
                                                                        ----
            10.1.5  Security Documents....................................37
            10.1.6  Corporate Documents; Proceedings; etc.................38
            10.1.7  Depositary Agent......................................39
            10.1.8  Financial Statements..................................39
            10.1.10  Approvals, Authorizations, etc.......................39
            10.1.11  Credit Documents.....................................39
            10.1.12  Ownership of Stock...................................39
            10.1.13  Material Adverse Effect to the Business..............40
            10.1.14  Government Action....................................40
            10.1.15  Material Adverse Effect to the Market................41
            10.1.16  Syndication by Arrangers.............................41
            10.1.17  Consent Letter.......................................41
            10.1.18  Regulation U.........................................41
      10.2  Conditions to Borrowings Made Between the Initial
            Borrowing Date and the Merger Date............................42
            10.2.1  Other Conditions Mutatis Mutandis.....................42
            10.2.2  Depositary Agent......................................42
      10.3  Conditions to Borrowings Made on the Merger Date..............42
            10.3.1  Other Conditions Mutatis Mutandis.....................42
            10.3.2  Solvency Certificates.................................42
            10.3.3  Corporate Documents; Proceedings; etc.................42
            10.3.4  Approvals, Authorizations, etc........................43
            10.3.5  Merger Documents......................................43
            10.3.6  Merger Conditions.....................................43
      10.4  Conditions to Borrowings Made After the Merger Date...........43
            10.4.1  Merger Conditions.....................................43
            10.4.2  Material Adverse Effect...............................44
      10.5  Conditions Precedent to All Borrowings........................44
            10.5.1  Representations and Warranties........................44
            10.5.2  No Default............................................44
            10.5.3  Borrowing Request.....................................44
            10.5.4  Costs, Fees, Expenses, etc............................44
            10.5.5  Litigation............................................44
            10.5.6  Compliance with Law...................................44

 ARTICLE XI - REPRESENTATIONS AND WARRANTIES..............................45

      11.1  Representation and Warranties of all Credit Parties...........45
            11.1.1  Corporate and Other Status............................45
            11.1.2  Corporate and Other Power and Authority...............45
            11.1.3  No Violation..........................................45
            11.1.4  Approvals.............................................46
            11.1.5  Financial Statements; Financial Condition;
                    Undisclosed Liabilities; etc..........................46
            11.1.6  Litigation............................................47
            11.1.7  True and Complete Disclosure..........................47
            11.1.8  Use of Proceeds; Margin Regulations...................47
            11.1.9  Tax Returns and Payments..............................47
            11.1.10  The Security Documents and Additional Security
                     Documents............................................48
            11.1.11  Representations and Warranties in Credit Documents...48

                                      (iii)

                                                                        Page
                                                                        ----
            11.1.12  Assets...............................................48
            11.1.13  Subsidiaries.........................................48
            11.1.14  Investment Company Act...............................48
            11.1.15  Public Utility Holding Company Act...................48
            11.1.16  Compliance with Statutes, etc........................49
            11.1.17  Environmental Matters................................49
            11.1.18  Labor Relations......................................49
            11.1.19  Patents, Licenses, Franchises and Formulas...........50
            11.1.20  Indebtedness.........................................50
            11.1.21  Insurance............................................50
            11.1.22  Financial Covenants..................................50
            11.1.23  Pari Passu Obligations; No Liens.....................50
            11.1.24  Offer to Purchase....................................50
            11.1.25  Tender Offer.........................................51
            11.1.26  Merger...............................................51
      11.2  Representations and Warranties of Fitch Ibca, Inc.:
            Compliance with ERISA.........................................52

ARTICLE XII - COVENANTS...................................................53

      12.1  Affirmative Covenants.........................................53
            12.1.1  Information Covenants.................................53
            12.1.2  Books and Records.....................................56
            12.1.3  Maintenance of Property; Insurance....................56
            12.1.4  Corporate Franchises..................................56
            12.1.5  Compliance with Statutes, etc.........................56
            12.1.6  Compliance with Environmental Laws....................57
            12.1.7  ERISA.................................................57
            12.1.8  End of Fiscal Years; Fiscal Semi-Annual Period........58
            12.1.9  Performance of Obligations............................58
            12.1.10  Payment of Taxes.....................................58
            12.1.11  Interest Rate Protection.............................59
            12.1.12  Additional Security; Further Assurances..............59
            12.1.13  Maintenance of Corporate Separateness................60
            12.1.14  Use of Proceeds......................................60
            12.1.15  Execution of Credit Documents; Security..............60
            12.1.16  Syndication..........................................60
            12.1.17  Dividends............................................60
            12.1.18  Pari Passu Obligations...............................60
            12.1.19  Consummation of the Merger and Refinancing...........60
            12.1.20  Fimalac S.A. Undertakings............................61
            12.1.21  Approvals, Authorizations, etc.......................61
            12.1.22  Tender Offer.........................................62
            12.1.23  Brands and Intellectual Property Rights..............62
      12.2  Negative Covenants............................................62
            12.2.1  Liens.................................................62
            12.2.2  Consolidation, Merger, Purchase or Sale of
                    Assets, etc...........................................64
            12.2.3  Indebtedness..........................................64
            12.2.4  Guaranties............................................65
            12.2.5  Advances, Loans and Investments.......................66

                                      (iv)

                                                                        Page
                                                                        ----
            12.2.6  Transactions with Affiliates..........................66
            12.2.7  Financial Covenants...................................67
            12.2.8  Business..............................................68
            12.2.9  Dividends and Distributions; Share Redemptions
                    and Repurchases.......................................68
            12.2.10 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation,
                     By-Laws and Certain Other Agreements; etc............68
            12.2.11  Margin Stock.........................................69

ARTICLE XIII - EVENTS OF DEFAULT..........................................69

      13.1  Payments......................................................69
      13.2  Representations, etc..........................................69
      13.3  Covenants.....................................................69
      13.4  Default Under Other Agreements................................69
      13.5  Bankruptcy, etc...............................................70
      13.6  ERISA.........................................................70
      13.7  Credit Documents..............................................71
      13.8  Other Loans...................................................71
      13.9  Judgments.....................................................71
      13.10  Adverse Change...............................................71
      13.11  Capital Reduction, Share Redemption .........................72
      13.12  Non-Certification or Non-Approval of Financial
             Statements...................................................72
      13.13  Doing Business...............................................72
      13.14  Environmental Claims.........................................72
      13.15  Illegality...................................................73
      13.16  Enforcement..................................................73
      13.17  Change of Control............................................73
      13.18  Spin-offs, etc...............................................73
      13.19  Merger.......................................................73

ARTICLE XIV - THE AGENTS AND THE ARRANGERS................................73

      14.1  Appointment of the Agents.....................................73
      14.2  Responsibilities of the Agents................................74
      14.3  The Agent in its Individual Capacity..........................75
      14.4  Indemnification of the Agents.................................75
      14.5  Representations of each Bank..................................75
      14.6  Resignation by an Agent.......................................75
      14.7  Arrangers Indemnity...........................................76

ARTICLE XV - GUARANTIES...................................................76

      15.1  Fimalac S.A. Guaranty.........................................76
      15.2  Fitch Ibca, Inc. Guaranty.....................................78
      15.3  Fimalac, Inc. Guaranty........................................79
      15.4  Acquisition Sub Guaranty......................................80
      15.5  Fimalac Communication Guaranty................................82
      15.6  Minerais & Engrais Guaranty...................................83

                                       (v)

                                                                        Page
                                                                        ----
ARTICLE XVI - MISCELLANEOUS...............................................85

      16.1  Payment of Expenses; Indemnification..........................85
      16.2  Currency of Claims; Currency Conversions......................86
      16.3  Notices.......................................................86
      16.4  No Waiver; Remedies Cumulative................................86
      16.5  Amendments and Waivers........................................87
      16.6  Assignments...................................................87
      16.7  Governing Law.................................................89
      16.8  Jurisdiction..................................................89
      16.9  Election of Domicile..........................................90
      16.10  Severability; Retention Rights...............................90
      16.11  Titles.......................................................90
      16.12  Immunity.....................................................90
      16.13  Right of Set-off.............................................90
      16.14  Calculations; Computations; Accounting.......................91

                                      (vi)

                                List of Schedules

                                                                        Page
                                                                        ----
Schedule 1:       List of the Banks and Commitments

Schedule 2:       Form of Borrowing Request

Schedule 3:       Amortization Schedule

Schedule 4: Form of French and U.S. Opinion of Paul Weiss, Rifkind, Wharton & Garrison

Schedule 5:       Mandatory Cost Rate

Schedule 6:       Officers' Certificate

Schedule 7:       Ownership of Subsidiaries

Schedule 8:       Form of Assignment and Transfer Agreement

Schedule 9:       Non-Bank Certificate

Schedule 10:      Security Documents

Schedule 11: Filings and Recordings to be made in respect of Security Interests

Schedule 12:      Refinanceable Indebtedness

Schedule 13:      Existing Indebtedness

Schedule 14:      Form of Solvency Certificates

Schedule 15:      Financial Definitions

Schedule 16:      Outstanding Securities

Schedule 17:      Form of Acknowledgment Agreement

Schedule 18:      Pensions

                                      (vii)

      This CREDIT FACILITIES AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into among:

      FINANCIERE MARC DE LACHARRIERE S.A.-Fimalac S.A., a societe anonyme organized and existing under the laws of the French Republic ("Fimalac S.A.") as a Borrower and as a Guarantor;

      Fitch Ibca, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America ("Fitch Ibca, Inc.") as a Borrower and as a Guarantor;

      FIMALAC, Inc. a corporation organized and existing under the laws of the State of Delaware, United States of America, ("Fimalac, Inc.") as a Guarantor;

      FIMALAC COMMUNICATION, a societe anonyme organized and existing under the laws of the French Republic ("Fimalac Communication") as a Guarantor;

      FSA ACQUISITION CORP. , a corporation organized and existing under the laws of the State of Delaware, United States of America ("Acquisition Sub") as a Guarantor;

      MINERAIS & ENGRAIS, a societe anonyme organized and existing under the laws of the French Republic ("Minerais & Engrais") as a Guarantor;

      Credit Agricole Indosuez and Credit LYONNAIS as Arrangers (each an "Arranger" and together the "Arrangers");

      Credit LYONNAIS, as Agent on behalf of the Banks (such bank in such capacity or any successor named as Agent pursuant to the terms hereof, the "Agent");

      Credit Agricole Indosuez, as Security Agent on behalf of the Banks (as defined below) (such bank in such capacity or any successor named as Security Agent pursuant to the terms hereof, the "Security Agent"); and

      The banks listed on Schedule 1, as well as any Person which becomes a party to this Agreement following a transfer of all or part of the rights and obligations under this Agreement of another Bank pursuant to Section 16.6, (each a "Bank", and together, the "Banks").

WHEREAS: through its Subsidiary, Acquisition Sub, Fimalac S.A. intends to acquire Duff & Phelps Credit Rating Co., a corporation organized and existing under the laws of the State of Illinois, United States of America (the "Target"), pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of March 6, 2000 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement") among the Target, Fimalac S.A., Fimalac, Inc. and Acquisition Sub;

WHEREAS: pursuant to the Merger Agreement, Acquisition Sub has made a tender offer for all of the outstanding shares of the Target (the "Tender Offer"), following which Acquisition Sub and the Target will be merged (the "Merger" and together with the Tender Offer, the "Acquisition");

WHEREAS: Fimalac S.A. and Fitch Ibca, Inc. have requested that the Banks provide
(a) the Term Loan Commitments (as defined below) for the purpose of financing in part (i) the Acquisition and the payment of related fees, costs and expenses and
(ii) the repayment of the Refinanceable Indebtedness (as defined below) and the payment of related fees, costs and expenses and (b) the Revolving Loan Commitment (as defined below) for the general corporate and working capital needs of Fimalac S.A. and for the purpose of financing in part the Acquisition; and

WHEREAS: Subject to the terms and conditions set forth herein, the Banks are willing to make available to the Borrowers (as defined below) the Credit facilities provided for herein.

NOW, THEREFORE, IT IS AGREED:

                   ARTICLE I - DEFINITIONS AND INTERPRETATION

1.1  Definitions

"Acquisition" has the meaning specified in the second WHEREAS clause.

"Acquisition Sub" has the meaning specified in the first paragraph hereof.

"Acquisition Sub Beneficiary" has the meaning specified in Section 15.4.1.

"Acquisition Sub Obligations" has the meaning specified in Section 15.4.1.

"Additional Security Documents" has the meaning specified in Section 12.1.12.

"Affected Bank" has the meaning specified in Section 3.5.1.

"Affected Period" has the meaning specified in Section 3.5.1.

"Affected Portions" has the meaning specified in Section 3.5.2.

"Affected Subsidiary" has the meaning specified in Section 12.1.12.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

"Agent" has the meaning specified in the first paragraph hereof.

"Agents" means collectively, the Agent and the Security Agent.

"Agreement" has the meaning specified in the first paragraph hereof.

"Arranger" has the meaning specified in the first paragraph hereof.

"Availability Period" means the period from the Initial Borrowing Date to (but excluding) the 30th Business Day prior to the Maturity Date of the Revolving Loan.

"Available Currency" means each of GBP, CHF, EUR and USD.

"Bank" or "Banks" has the meaning specified in the first paragraph hereof.

"Borrowing" means the borrowing of any of the Loans in accordance with Section 2.3.

"Borrowing Currency" means the currency in which a Borrowing is made.

"Borrowing Date" means the Initial Borrowing Date, any Tender Offer Borrowing Date, the Merger Date and any other date on which a Borrowing is made in accordance with Section 2.4.

"Borrowing Maturity Date" means, with respect to any Borrowing under the Revolving Loan, the last day of the Borrowing Period applicable to such Borrowing.

"Borrowing Period" has the meaning specified in Section 2.4.2(b).

"Borrowing Request" means a borrowing request substantially in the form of
Schedule 2.

"Borrowers" means Fimalac S.A. and Fitch Ibca, Inc.; and "Borrower" means either of them.

"Business Day" means a day (other than a Saturday or Sunday) on which commercial banks are open for business in each of Paris, London and New York.

"Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured as to principal, premium, if any, and interest by any government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition by such Person, (ii) time deposits, certificates of deposit, money market accounts or banker's acceptances of any commercial bank with maturities of not more than one year from the date of acquisition by such Person, (iii) commercial paper issued by any corporation and in each case maturing not more than one year after the date of acquisition by such Person and (iv) investments in money market mutual and similar funds, including SICAVs.

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 of the USA, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

"Civil Code" means the Code Civil of the French Republic.

"CHF" means the lawful currency of the Swiss Republic.

"CHF Overnight Rate" means , in relation to any day, the arithmetic mean (rounded upwards to four decimal places) of the rates supplied to the Agent by the principal Paris offices of Credit Agricole Indosuez and Credit Lyonnais and by the principal London offices of Barclays Bank plc and HSBC Bank plc as being the overnight rate at which such banks are able to fund loans denominated in CHF for such day in the Paris interbank market or in the London interbank market (as the case may be).

"Code" shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

"Collateral" means all property (whether real, personal or intangible) with respect to which any security interest, right, or Lien have been granted (or purport to be granted) pursuant to any Security Document or Additional Security Document.

"Commitment" means each of the Tranche A Commitment, Tranche B Commitment, Tranche B-1 Commitment, Tranche B-2 Commitment, Total Tranche A Commitment, Total Tranche B Commitment, Total Tranche B-1 Commitment, Total Tranche B-2 Commitment, Total Term Loan Commitment, Revolving Loan Commitment, Total Revolving Loan Commitment and Total Commitment.

"Commitment Expiry Date" means, (a) in respect of either Term Loan, the earlier of (i) the date on which the total amount of Borrowings under such Term Loan outstanding equals the Total Tranche A Commitment or the Total Tranche B Commitment, as the case may be, (ii) the date on which the Total Tranche A Commitment or the Total Tranche B Commitment, as the case may be, is otherwise reduced to zero and (iii) June 30, 2000, and (b) in respect of the Revolving Loan, the earlier of (i) the date on which the Total Revolving Loan Commitment is reduced to zero and (ii) thirty (30) Business Days prior to the Maturity Date of the Revolving Loan.

"Commitment Fee" means any of the Tranche A Commitment Fee, Tranche B Commitment Fee and the Revolving Loan Commitment Fee.

"Commitment Letter" means the Commitment Letter dated March 6, 2000 among the Arrangers and Fimalac S.A.

"Confidential Information Memorandum" means the Confidential Information Memorandum to be distributed in connection with the syndication of the Commitments and the Loans.

"Consolidated Debt to Equity Ratio" means, at any date, the ratio of Net Consolidated Debt to Consolidated Shareholders' Funds (excluding the PSDI).

"Consolidated Interest Coverage Ratio" means, for any period, the ratio of Consolidated EBIT to Net Consolidated Financial Charges.

"Consolidated Leverage Ratio" means, at any time, the ratio of (x) Net Consolidated Debt at such time to (y) Consolidated EBITDA for the then most recently ended Test Period.

"Contingent Obligation" means, as to any Person, any obligation of such Person as a result of such Person being a general partner of another Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

"Credit Documents" means this Agreement, the Security Documents and the Additional Security Documents.

"Credit Parties" means each Borrower and each Guarantor; and "Credit Party" means any of them.

"Currency Hedging Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

"Depositary Agent" means Harris Trust Company of New York as so designated in the Tender Offer Documents.

"Documents" means the Credit Documents, the Tender Offer Documents and the Merger Documents and "Document" means any of them.

"Effective Overall Rate" means the rate designated as such in the TEG Letter.

"Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any Environmental Law (hereafter "Claims") including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

"Environmental Law" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation CERCLA; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss. 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42, U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; and their state and local counterparts and equivalents.

"Environmental Liability" means any liability in connection with or relating to the business, assets presently or previously owned, leased or operated, activities (including, without limitation, off-site disposal) or operations of Fimalac S.A. and its Subsidiaries, which arises under Environmental Law.

"EONIA" means the European Overnight Index Average for deposits in Euros as calculated on a daily basis under the supervision of the European Network of Central Banks and currently broadcast on the immediately following Target Day on page EONIA of the Reuters Monitor Money Rates Service.

"ERISA" means the Employee Retirement Income Security Act of 1974 of the USA, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect as of the date hereof and any subsequent provisions of ERISA, amendatory thereof, supplemented thereto or substituted therefor.

"ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with Fitch Ibca, Inc. or a Subsidiary of Fitch Ibca, Inc. would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of Fitch Ibca, Inc. or a Subsidiary of Fitch Ibca, Inc. being or having been a general partner of such person.

"EURIBOR" means, in relation to any amount to be advanced to, or owing by, any Borrower hereunder in Euros on which interest is to accrue for a given period,

(i) the percentage rate per annum equal to the offered quotation which appears on the page of the Reuters Monitor Money Rates Service which displays an average rate of the Banking Federation of the European Union for the Euro (being currently page EURIBOR) for such period at or about 11:00 A.M. (Brussels time) on the date which is two Target Days prior to the commencement of such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Agent, after consultation with the Banks, and such Borrower, shall select; or

(ii) if no quotation for the Euro for the relevant period is displayed and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Agent) at which each of the EURIBOR Reference Banks was offering to prime banks in the European interbank market deposits in the Euro of an equivalent amount and for such period at or about 11:00 A.M. (Paris time) on the date which is two Target Days prior to the commencement of such period.

"EURIBOR Reference Banks" means the principal Paris offices of Barclays Bank plc, Credit Commercial de France and Societe Generale.

"Euro" or "EUR" means the single currency of participating member states of the European Union.

"Event of Default" has the meaning specified in Article XIII.

"Exchange Rate" means, for purposes of calculating the equivalent in one currency of another currency, the arithmetic average of the rate for buying a given currency with another currency and the rate for selling such other currency against such given currency, in each case quoted by the Agent at 11:00 a.m. (Brussels time) on the date of the relevant calculation.

"Existing Indebtedness" means all Indebtedness of Fimalac S.A. and its Subsidiaries as of the Initial Borrowing Date that is to remain outstanding after giving effect to the Transaction (other than the Loans), as set forth in columns 1 and 5 of Schedule 13.

"Fee Letter" means the fee letter dated the date hereof among the Arrangers and Fimalac S.A.

"Fimalac Communication" has the meaning specified in the first paragraph hereof.

"Fimalac Communication Beneficiary" has the meaning specified in Section 15.5.1.

"Fimalac Communication Obligations" has the meaning specified in Section 15.5.1.

"Fimalac Group" means Fimalac S.A. and its Subsidiaries.

"Fimalac, Inc." has the meaning specified in the first paragraph hereof.

"Fimalac, Inc. Beneficiary" has the meaning specified in Section 15.3.1.

"Fimalac, Inc. Obligations" has the meaning specified in Section 15.3.1.

"Fimalac S.A." has the meaning specified in the first paragraph hereof.

"Fimalac S.A. Beneficiary" has the meaning specified in Section 15.1.1.

"Fimalac S.A. Obligations" has the meaning specified in Section 15.1.1.

"Fitch Ibca, Inc." has the meaning specified in the first paragraph hereof.

"Fitch Ibca, Inc. Beneficiary" has the meaning specified in Section 15.2.1.

"Fitch Ibca, Inc. Obligations" has the meaning specified in Section 15.2.1.

"French GAAP" means generally accepted accounting principles in France consistently applied, throughout the periods involved.

"GBP" means the lawful currency of the United Kingdom.

"GBP Overnight Rate" means , in relation to any day, the arithmetic mean (rounded upwards to four decimal places) of the rates supplied to the Agent by the principal Paris offices of Credit Agricole Indosuez and Credit Lyonnais and by the principal London offices of Barclays Bank plc and HSBC Bank plc as being the overnight rate at which such banks are able to fund loans denominated in GBP for such day in the Paris interbank market or in the London interbank market (as the case may be).

"Guarantors" means Fimalac S.A., Fitch Ibca, Inc., Fimalac, Inc., Acquisition Sub, Minerais & Engrais and Fimalac Communication.

"Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous materials", "extremely hazardous materials", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

"Increased Costs" has the meaning specified in Section 9.2.1.

"Indebtedness" means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the maximum amount available to be drawn under all guaranties and letters of Credit issued for the account of such Person and all unpaid drawings in respect of such guaranties and letters of Credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person for Indebtedness of the types described in clauses
(i) to (v) and (vii) of this definition and (vii) all obligations under any interest rate protection agreement, any swap or other hedging agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

"Initial Borrowing Date" means the date on which all of the conditions precedent set forth in Article X have been fulfilled and the initial Borrowing of Loans occurs.

"Intercompany Loans" has the meaning provided in Section 12.2.5(b).

"Interest Period" means any period during which interest accrues hereunder, determined in accordance with Section 3.1.

"Interest Payment Date" means any Term Loan Interest Payment Date or any Revolving Loan Interest Payment Date.

"Interest Rate" means, as the context requires, the applicable Overnight Rate, LIBOR or EURIBOR.

"Interest Rate Protection Agreements" means interest rate swap, interest rate cap, interest collar, interest rate hedging transactions and other similar transactions.

"Investments" shall have the meaning provided in Section 12.2.5.

"Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

"LIBOR" means, for any Available Currency other than EUR, (i) the arithmetic average (rounded upward to the nearest 1/1000 of 1%) of the offered quotation to first-class banks in the London interbank market for deposits in such Available Currency of amounts in immediately available funds comparable to the outstanding principal amount of the Borrowing with a maturity comparable to the Interest Period or the Borrowing Period, as the case may be, applicable to such Borrowing commencing two Business Days thereafter as appearing under "British Bankers Association Interest Settlement Rates" on Reuters Monitor Money Rates Service page LIBO 01 as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period or Borrowing Period, or, if such rate does not so appear, the average rate per annum (rounded upwards if necessary to the nearest 1/1000 of 1%) of the rates per annum supplied to the Agent as quoted by the LIBOR Reference Banks to leading banks in the London interbank market for deposits in such Available Currency for such Interest Period, or Borrowing Period, as the case may be divided (and rounded upward to the nearest of 1/1000 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D or any successor category of liabilities under Regulation D).

"LIBOR Reference Banks" means the principal London offices of Barclays Bank plc, HSBC Bank plc and Societe Generale.

"Lien" means any mortgage, pledge, hypothecation, assignment (including any cession Dailly), deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing).

"Loan" means any of the Tranche A Loan, the Tranche B-1 Loan the Tranche B-2 Loan, the Tranche B Loan and any Revolving Loan and "Loans" means all of the foregoing together.

"Mandatory Cost Rate" means the rate determined in accordance with Schedule 5.

"Margin" means, as the context requires, the Term Loan Margin or the Revolving Loan Margin and "Margins" means all of the foregoing.

"Margin Stock" has the meaning specified in Regulation U.

"Material Adverse Effect" means (i) any material adverse effect upon the business, property, assets, liabilities, condition (financial or otherwise), or prospects of any Subsidiary of Fimalac S.A. the shares of which are pledged pursuant to the Security Documents or the Additional Security Documents, of any Credit Party or of such Credit Party and its Subsidiaries, taken as a whole, or, for purposes of conditions precedent to be satisfied, and representations and warranties to be made, on any Borrowing Date to and including the Merger Date, Target and its Subsidiaries taken as a whole, (ii) a material adverse effect on the ability of any Credit Party or any other Person to consummate the transactions contemplated hereby to occur on such Borrowing Date, (iii) a material adverse effect on the ability of any Credit Party to perform under this Agreement and the other Credit Documents, or (iv) a material adverse effect on the rights and remedies of the Agent, the Security Agent, and the Banks under this Agreement and the other Credit Documents.

"Maturity Date" means (i) in respect of the Tranche A Loan, December 23, 2001, and (ii) in respect of the Tranche B Loan and the Revolving Loan, June 23, 2005.

"Merger" has the meaning specified in the second WHEREAS clause.

"Merger Agreement" has the meaning specified in the first WHEREAS clause.

"Merger Date" means the date on which the Merger occurs.

"Merger Documents" means the Merger Agreement and exhibits thereto and, after the filing thereof upon consummation of the Merger, the certificates of merger to be filed with the Secretaries of the States of Illinois and Delaware.

"Merger Event" has the meaning specified in Section 15.1.6.

"Minerais & Engrais" has the meaning specified in the first paragraph hereof.

"Minerais & Engrais Beneficiary" has the meaning specified in Section 15.6.1.

"Minerais & Engrais Obligations" has the meaning specified in Section 15.6.1.

"Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

"Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred or to be paid in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

"Net Sale Proceeds" shall mean, for any asset sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents or the Additional Security Documents or any

Indebtedness owed to Fimalac S.A. or a Subsidiary thereof) which is secured by the respective assets which were sold), and taxes paid or payable as a result of such asset sale.

"Non-Bank Certificate" has the meaning specified in Section 9.1.4.

"Non-Material Subsidiary" means any Subsidiary of Fimalac S.A. which is dormant or has total assets of less than EUR 10,000,000 appearing in the balance sheet of such Subsidiary as at the end of the last fiscal year of such Subsidiary.

"Non-U.S. Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Fimalac S.A. or any one or more of its Subsidiaries primarily for the benefit of employees of Fimalac S.A. or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

"Offer to Purchase" shall mean the Offer to Purchase dated March 15, 2000, issued by Fimalac, Inc. and Acquisition Sub in connection with the Tender Offer, as the same has been amended prior to the date hereof, and as the same may be modified, amended or supplemented thereafter in accordance with the terms of this Agreement.

"Other Party" has the meaning specified in Section 15.1.8.

"Overnight Rate" means, for Borrowings denominated in EUR, the EONIA; for Borrowings denominated in CHF, the CHF Overnight Rate; for Borrowings denominated in GBP, the GBP Overnight Rate; and for Borrowings denominated in USD, the USD Overnight Rate.

"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

"Permitted Liens" has the meaning specified in Section 12.2.1.

"Person" means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

"Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Fitch Ibca, Inc. or a Subsidiary of Fitch Ibca, Inc. or an ERISA Affiliate and each such plan for the three year period immediately following the latest date on which Fitch Ibca, Inc., a subsidiary of Fitch Ibca, Inc. or an ERISA affiliate maintained, contributed to, or had an obligation to, contribute to, such plan.

"Pledged Securities" means those securities pledged by the Credit Parties to the Banks pursuant to the Security Documents and the Additional Security Documents.

"Potential Event of Default" means any event or circumstance which, if it continued after the giving of any notice, the expiry of any grace period, or the making of any determination, or the fulfillment of any other specific condition directly related to such event or circumstance, would become an Event of Default.

"Principal Payment Date" means each Tranche A Principal Payment Date and Tranche B Principal Payment Date.

"Proxy Materials" shall mean all proxy materials sent by Fitch Ibca, Inc. and Acquisition Sub to the shareholders of Target in connection with the Acquisition.

"PSDI" means the perpetual subordinated loan note of FRF 556,000,000 issued by Facom S.A., a French societe anonyme having its registered office at 56 rue Jean Giraudoux, 67200 Strasbourg.

"Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

"Recovery Event" means the receipt by any Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of such Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 12.1.3.

"Reference Banks" means the LIBOR Reference Banks and the EURIBOR Reference
Banks.

"Refinanceable Indebtedness" means all Indebtedness of the Borrowers and their Subsidiaries set forth on Schedule 12 that is to be refinanced pursuant to the Refinancing.

"Refinancing" means the payment in full of all outstanding Refinanceable Indebtedness, and the termination of all commitments in respect thereof and the termination of all Liens granted in connection therewith and set forth on
Schedule 12.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System of the USA as from time to time in effect and any successor to all or a portion thereof.

"Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System of the USA as from time to time in effect and any successor to all or a portion thereof.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System of the USA as from time to time in effect and any successor to all or a portion thereof.

"Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System of the USA as from time to time in effect and any successor to all or a portion thereof.

"Related Fund" shall mean, with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

"Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23,
 .25, .27 or .28 of PBGC Regulation Section 4043.

"Required Banks" means Banks the sum of whose outstanding Term Loans under the Total Term Loan Commitment (and, if prior to the termination thereof, Commitments thereunder) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans)) represent an amount greater than sixty-six and two thirds percent of the sum of all outstanding Term Loans (and, if prior to the termination thereof, the Total Term Loan Commitments) and of the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans).

"Revolving Loan" has the meaning specified in Section 2.1.4.

"Revolving Loan Commitment" has the meaning specified in Section 2.1.4.

"Revolving Loan Commitment Fee" has the meaning specified in Section 4.1.3.

"Revolving Loan Currency Excess" has the meaning specified in Section 6.2.5.

"Revolving Loan Interest Payment Date" has the meaning specified in Section
3.2.2.

"Revolving Loan Margin" has the meanings specified in Section 3.1.2(c).

"Security Agent" has the meaning specified in the first paragraph hereof.

"Security Documents" has the meaning specified in Section 10.1.5.

"Shares" shall mean all outstanding shares of common stock of Target.

"Subsidiary" means , as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time, and (iii) any corporation directly or indirectly controlled by such Person within the meaning of Article 355-1 of the law no. 66-537 dated July 24, 1996 on societes commerciales.

"Substitute Interest Rate" has the meaning specified in Section 3.5.2.

"Surviving Entity" shall mean the surviving entity of the Merger.

"Target" has the meaning specified in the first WHEREAS clause.

"Target Day" means any day on which the TARGET System (Trans-European Automated Real-Time Gross Settlement Express Transfer System) is open.

"Taxes" has the meaning specified in Section 9.1.1.

"TEG Letter" means the letter dated as of the date hereof addressed to the Borrowers from the Agent setting forth the effective overall interest rate in respect of the Loans and the basis therefor and which is an integral part of this Agreement.

"Tender Offer" has the meaning specified in the second WHEREAS clause.

"Tender Offer Borrowing Date" means the Initial Borrowing Date and every other date on which (i) all of the conditions precedent set forth in Article X have been fulfilled, (ii) the Borrowers are required to make a payment pursuant to the Tender Offer in respect of the purchase of the Shares and (iii) a Borrowing of the Tranche A Loan and Tranche B Loan and/or the Revolving Loan occurs.

"Tender Offer Documents" means the Offer to Purchase, the Schedule to filed by Fitch Ibca, Inc. and Acquisition Sub and all amendments and exhibits thereto and related documents filed with the SEC or distributed to the shareholders of Target.

"Term Loan" means each of the Tranche A Loan and the Tranche B Loan.

"Term Loan Commitment" means each of the Tranche A Commitment and the Tranche B Commitment.

"Term Loan Commitment Fee" has the meaning specified in Section 4.1.2.

"Term Loan Interest Payment Date" has the meaning specified in Section 3.2.1.

"Term Loan Margin" has the meaning specified in Section 3.1.1(d).

"Test Period" shall mean for any determination, the period of two consecutive six-month periods of Fimalac S.A. (each such six-month period being January 1 through June 30 or July 1 through December 31 of any given year) then last ended (in each case taken as one accounting period).

"Total Commitment" means, collectively, the Total Term Loan Commitment and the Total Revolving Loan Commitment.

"Total Revolving Loan Commitment" has the meaning specified in Section 2.1.4.

"Total Term Loan Commitment" means, collectively the Total Tranche A Commitment and the Total Tranche B Commitment.

"Total Tranche A Commitment" has the meaning specified in Section 2.1.1.

"Total Tranche B Commitment" has the meaning specified in Section 2.1.3.

"Total Tranche B-1 Commitment" has the meaning specified in Section 2.1.2.

"Total Tranche B-2 Commitment" has the meaning specified in Section 2.1.3.

"Tranche A Commitment" has the meaning specified in Section 2.1.1.

"Tranche A Commitment Fee" has the meaning specified in Section 4.1.1.

"Tranche A Loan" has the meaning specified in Section 2.1.1.

"Tranche A Principal Payment Date" has the meaning specified in Section 5.1.1.

"Tranche B Commitment" has the meaning specified in Section 2.1.3.

"Tranche B-1 Commitment" has the meaning specified in Section 2.1.2.

"Tranche B-2 Commitment" has the meaning specified in Section 2.1.3.

"Tranche B Commitment Fee" has the meaning specified in Section 4.1.2.

"Tranche B Loan" has the meaning specified in Section 2.1.3.

"Tranche B-1 Loan" has the meaning specified in Section 2.1.2.

"Tranche B-2 Loan" has the meaning specified in Section 2.1.3.

"Tranche B Principal Payment Date" has the meaning specified in Section 5.1.2.

"Transaction" means, collectively, (i) the incurrence of the Loans made on the Initial Borrowing Date and on any other Borrowing Date, (ii) the financing of the Acquisition, (iii) the Refinancing and (iv) the payment of fees and expenses owing in connection with the foregoing.

"UCC" means the Uniform Commercial Code as from time to time is in effect in the relevant jurisdiction.

"Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

"USD" means the lawful currency of the United States of America.

"USD Overnight Rate" means , in relation to any day, the arithmetic mean (rounded upwards to four decimal places) of the rates supplied to the Agent by the principal Paris offices of Credit Agricole Indosuez and Credit Lyonnais and by the principal London offices of Barclays Bank plc and HSBC Bank plc as being the overnight rate at which such banks are able to fund loans denominated in USD for such day in the Paris interbank market or in the London interbank market (as the case may be).

"US GAAP" means generally accepted accounting principles in the United States consistently applied, throughout the periods involved.

"U.S. Internal Revenue Service Forms" has the meaning specified in Section
9.1.4.

"U.S. Margin Regulations" mean Regulation T, Regulation U and Regulation X, taken together.

1.2  Financial Definitions

Financial definitions used in this Agreement are defined in Schedule 15 of this Agreement.

1.3  Interpretation.

      1.3.1 When it is stated that a Person will "cause" any other Person to act, or refrain from acting, in any manner, for purposes of French law "cause" shall be understood to mean "engagement de porte fort".

      1.3.2 For the purposes of Sections 10.1.8(c) and 11.1.20(b)(ii), references in the definitions "Consolidated EBIT", "Consolidated EBITDA" and "Net Consolidated Debt" to the "Fimalac Group" shall be read as referring to "Target and its Subsidiaries".

                           ARTICLE II - TERMS OF LOANS

2.1  Banks' Commitments.

      2.1.1 Tranche A Loan. In accordance with the terms and conditions of this Agreement, the Banks hereby make available to Fimalac S.A. a long term Credit facility consisting of a term loan on the Initial Borrowing Date in an amount not to exceed two hundred and sixty five million Euros (EUR 265,000,000) (all principal amounts outstanding from time to time under this paragraph, the "Tranche A Loan"). In connection with the Tranche A Loan, each Bank hereby agrees to provide funds in the maximum amount indicated for such Bank on
Schedule 1 hereto (for each Bank, its "Tranche A Commitment" and together with the Tranche A Commitment of all other Banks, the "Total Tranche A Commitment").

      2.1.2 Tranche B-1 Loan. In accordance with the terms and conditions of this Agreement, the Banks hereby make available to Fimalac S.A. a long term Credit facility consisting of a term loan on the Initial Borrowing Date in an amount not to exceed one hundred and sixty eight million Euros (EUR 168,000,000) (all principal amounts outstanding from time to time under this paragraph, the "Tranche B-1 Loan"). In connection with the Tranche B-1 Loan, each Bank hereby agrees to provide funds in the maximum amount indicated for such Bank on
Schedule 1 hereto (for each Bank, its "Tranche B-1 Commitment" and together with the Tranche B-1 Commitment of all other Banks, the "Total Tranche B-1 Commitment").

      2.1.3 Tranche B-2 Loan. In accordance with the terms and conditions of this Agreement, the Banks hereby make available to Fitch Ibca, Inc. a long term Credit facility consisting of a term loan on the Initial Borrowing Date in an amount not to exceed four hundred million Dollars (USD 400,000,000) (all principal amounts outstanding from time to time under this paragraph, the "Tranche B-2 Loan"). In connection with the Tranche B-2 Loan, each Bank hereby agrees to provide funds in the maximum amount indicated for such Bank on
Schedule 1 hereto (for each Bank, its "Tranche B-2 Commitment" and together with the Tranche B-2 Commitment of all other Banks, the "Total Tranche B-2 Commitment").

      The Tranche B-1 Loan and the Tranche B-2 Loan shall together be the "Tranche B Loan", the Tranche B-1 Commitment and the Tranche B-2 Commitment shall together be the "Tranche B Commitment" and the Total Tranche B-1 Commitment and the Total Tranche B-2 Commitment shall together be the "Total Tranche B Commitment".

      2.1.4 Revolving Credit Facility. In accordance with the terms and conditions of this Agreement, the Banks hereby make available to Fimalac S.A. a revolving Credit facility consisting of loans in any Available Currency in an amount not to exceed the equivalent at the Exchange Rate on each Borrowing Date of three hundred and five million Euros (EUR 305,000,000) (all principal amounts outstanding from time to time under this paragraph, the "Revolving Loan"). In connection with the Revolving Loan, each Bank hereby agrees to provide funds in the maximum amount indicated for such Bank on Schedule 1 hereto (for each Bank, its "Revolving Loan Commitment" and together with the Revolving Loan Commitment of all other Banks, the "Total Revolving Loan Commitment").

      2.1.5 Revolving Loan Commitment Reduction. Upon at least ten (10) Business Days prior irrevocable notice to the Agent, Fimalac S.A. may, at any time, without premium or penalty, request the cancellation of a portion of the undisbursed Total Revolving Loan Commitment, provided that (A) each requested cancellation shall be in an amount of at least EUR 20,000,000 and (B) no requested cancellation shall be permitted which would reduce the Total Revolving Loan Commitment to less than EUR 20,000,000 (other than a reduction of the Total Revolving Loan Commitment to zero). If the Agent receives all amounts then due and payable under this Agreement on or before the date specified in such notice, then the Agent shall cancel the undisbursed portion of the Total Revolving Loan Commitment specified in such notice as of the date specified in such notice. To the extent that the Total Revolving Loan Commitment is reduced, each Bank's Revolving Loan Commitment shall be reduced respectively on a pro rata basis. Each voluntary reduction of a Commitment shall be definitive.

      2.1.6 Commitment Termination. The Total Commitment shall terminate if the Borrowings under the Term Loans are not made on the Initial Borrowing Date in accordance with Sections 2.2 and 2.3 and at the latest on June 30, 2000. Thereafter the Banks shall have no obligations under this Agreement, including in connection with the Commitment so terminated.

2.2  Purpose.

      2.2.1 Term Loans. The Tranche A Loan and the Tranche B Loan shall be used by the Borrowers on the Initial Borrowing Date exclusively for (a) payments related directly to the Acquisition and (b) the Refinancing, and for the related fees and expenses incurred by the Borrowers in connection with the foregoing.

      2.2.2 Revolving Loans. The Revolving Loans shall be used by Fimalac S.A. to finance its general corporate and working capital requirements including the Acquisition.

      2.2.3 All Loans. Upon the request of the Agent, each Borrower shall provide evidence of such Borrower's use of the proceeds of the Loans. The proceeds of the Loans shall only be used for legal purposes and in accordance with the purposes set forth in this Section 2.2; it being understood that the Banks shall not, at any time, have the obligation to verify such use.

2.3  Borrowing Amounts.

      2.3.1 Tranche A Loan. The Tranche A Loan shall be made in a single Borrowing on the Initial Borrowing Date in the amount of EUR 265,000,000.

      2.3.2 Tranche B Loan. The Tranche B Loan shall be made in a single Borrowing on the Initial Borrowing Date in the amount of EUR 168,000,000 and USD 400,000,000.

      2.3.3  Revolving Loans.

      (a) Each Borrowing of a Revolving Loan must be in a minimum amount of EUR 10,000,000 and a multiple of EUR 5,000,000 (or its equivalent in the Borrowing Currency calculated at the Exchange Rate three Business Days prior to the Borrowing Date indicated in the Borrowing Request for such Borrowing).

      (b) No Borrowing shall cause the equivalent in EUR (calculated at the Exchange Rate three Business Days prior to the Borrowing Date indicated in the Borrowing Request for such Borrowing) of the aggregate outstanding amount of all Borrowings under the Total Revolving Loan Commitment (taking into account such Borrowing) to exceed the Total Revolving Loan Commitment at the date of such Borrowing.

      (c) No more than six (6) Borrowings may be outstanding at any time under the Total Revolving Loan Commitment.

      2.3.4  Common Provisions.

      (a) Each Bank shall make available to the Agent its pro rata portion of each Loan (based, respectively, on its Tranche A, Tranche B and Revolving Loan Commitment in relation to the Total Tranche A, Tranche B and Revolving Loan Commitment, respectively) in immediately available funds by wire transfer no later than 2:00 p.m. (Paris time) on the Initial Borrowing Date and, as the case may be, on each Borrowing Date specified in a request therefor delivered to the Agent in accordance with Section 2.4 below.

      (b) Unless the Agent determines that any applicable condition specified in this Article has not been satisfied, the Agent will make the funds so received by it from each Bank available to the relevant Borrower on such date.

      (c) The obligations of each Bank hereunder are several and, in particular, its obligation to make available any amount of any Loan is limited to the amount of its Commitment in respect of such Loan. Any failure of a Bank to perform its obligations hereunder shall have no effect on the obligations of the Borrowers in respect of any other Bank nor shall it have any effect on the obligations of any other Bank in respect of the Borrowers. No Bank shall incur any liability whatsoever because of the failure of any other Bank to perform its obligations hereunder, nor shall any Bank be required to provide any other Bank's portion of any Loan.

      (d) Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section, and the Agent may, in reliance upon such assumption, make available to the appropriate Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the relevant Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent calculated on the basis of the Eonia for payments in EUR and the applicable Overnight Rate for payments in any other Available Currency, as the case may be. This paragraph shall not be interpreted to require the Agent to make any advances to the Borrowers in respect of amounts to be made available by any Bank. If such Bank shall repay to the Agent such corresponding amount, the relevant Borrower shall not be required to repay such amount and the amount so repaid by such Bank shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

      (e) No Borrowing shall be made in an amount that would have the effect of bringing the aggregate outstanding amount of the relevant Loan to an amount that exceeds the total Commitment therefor.

2.4  Method of Borrowing.

      2.4.1  Common Provisions.

      (a) Borrowing of the Loans may be requested by each Borrower by delivery of a Borrowing Request to the Agent (i) before 8 a.m. Paris time on the Initial Borrowing Date in the case of any Borrowing to be made on the Initial Borrowing Date and (ii) at least five (5) Business Days before the Borrowing Date on which such Borrowing is to be made in the case of any other Borrowing Date, specifying
(i) the amount requested with respect to each of the Total Tranche A Commitment, the Total Tranche B-1 Commitment, the Total Tranche B-2 Commitment and the Total Revolving Loan, (ii) the correspondent bank account of the relevant Borrower's bank to which the proceeds of such Borrowing should be made (or, in the case of Borrowings to repay on the Borrowers' behalf Refinanceable Indebtedness, the bank account of the relevant payee), (iii) the date (which shall be a Business
Day) of the Borrowing and (iv) the matters relating specifically to Revolving Loans set forth in Section 2.4.2.

      (b) Dispatching a Borrowing Request to the Agent shall obligate the relevant Borrower to proceed with the requested Borrowing on the date indicated in the Borrowing Request.

      (c) No Borrowing under the Revolving Loan Commitment may occur within three (3) Business Days of the previous Borrowing under such Revolving Loan Commitment.

      (d) As soon as possible and, in any case, no later than three (3) Business Days prior to the date designated for the Borrowing in a Borrowing Request, the Agent will communicate to each Bank the information contained in such Borrowing Request, indicating specifically its ratable portion of such Borrowing.

      2.4.2  Specific to Revolving Loan.

      (a) Each Borrowing Request under the Total Revolving Loan Commitment shall specify (i) the Borrowing Currency and (ii) the length of the Borrowing Period, subject to the provisions of the following paragraph.

      (b) At the option of Fimalac S.A., and as indicated in its Borrowing Request, the length of each Borrowing under the Total Revolving Loan Commitment shall be one (1), two (2), three (3) or six (6) months (each a "Borrowing Period"); provided that until September 23, 2000 each Borrowing Period of all Borrowings made under the Total Revolving Loan Commitment shall be of one month's (or less) duration and end on the 23rd day of each calendar month; and further provided that, in the case of any Borrowing made on the Initial Borrowing Date, the first three Borrowing Periods of such Borrowing shall be of one Business Day each.

      (c) Borrowing Requests with respect to the Revolving Loan may only be made during the Availability Period.

                             ARTICLE III - INTEREST

3.1  Interest Rate.

      3.1.1  Term Loan.

      (a) Each Borrower shall pay interest on the amount of its portion of the Term Loans outstanding from time to time from the Initial Borrowing Date until the Maturity Date of such Term Loan.

      (b) The initial Interest Period with respect to each Term Loan shall begin on the Initial Borrowing Date and shall be of one Business Day's duration. The second and third Interest Periods with respect to each Term Loan shall also be of one Business Day's duration. The fourth Interest Period with respect to each Term Loan shall begin on the date on which the third Interest Period ends (without duplication of interest) and shall end on the 23rd day of the calendar month in which the Borrowing of such Term Loan is made. Thereafter, until September 23, 2000 each Interest Period in respect of such Term Loan shall be of one month's duration and end on the 23rd day of each calendar month. Thereafter, each Interest Period thereafter shall be one (1), two (2), three (3) or six (6) months at the option of the Borrowers notified to the Agent at least five (5) Business Days prior to the commencement of such Interest Period; it being specified that if more than one Borrower has made a Borrowing under a Term Loan Commitment, both Borrowers must select the same duration for each Interest Period throughout the life of such Term Loan. Each Interest Period shall begin on the last day of the previous Interest Period (without duplication of interest). In the event that the Borrowers fail to notify the Agent of its election on the specified date, the Interest Period shall be of six (6) months or such shorter period as shall be necessary to comply with the provisions of
Section 3.1.1(a).

      (c) The Term Loans shall bear interest, for any Interest Period, at a rate equal to LIBOR for USD, in the case of the Tranche B-2 Loan and EURIBOR, in the case of the Tranche A Loan and the Tranche B-1 Loan, for the relevant Interest

Period (provided that in case of an Interest Period having a length which does not correspond to a period for which LIBOR or EURIBOR is published on Reuters Monitor Money Rates Service, the applicable LIBOR or EURIBOR (as the case may be) shall be the rate which is the linear interpolation of LIBOR or EURIBOR (as the case may be) for the closest shorter and longer periods with respect to the non-corresponding period or, if the relevant Interest Period is less than seven days, the USD Overnight Rate in the case of the Tranche B-2 Loan and EONIA, in the case of the Tranche A Loan and the Tranche B-1 Loan, plus the Term Loan Margin (as defined below) plus the Mandatory Cost Rate (if any).

      (d) The margin for each Term Loan (the "Term Loan Margin") shall be one and nine tenths percent per annum (1.90% p.a.) until the first Term Loan Interest Payment Date following the date on which the Consolidated Leverage Ratio and the Consolidated Debt to Equity Ratio for the Test Period ending on June 30 2001 have been delivered to the Agent in accordance with Section 12.1.1(c). Thereafter, the Term Loan Margin shall be calculated by the Agent every six (6) months within three (3) Business Days following the delivery date of the Consolidated Leverage Ratio and Consolidated Debt to Equity Ratio to the Agent for the most recent Test Period in accordance with Section 12.1.1(c) and shall be adjusted on the basis of such Consolidated Leverage Ratio and Consolidated Debt to Equity Ratio delivered for such most recent Test Period, as set forth below:

          Term Loan           Consolidated Debt to   Consolidated Leverage
         Margin p.a.           Equity Ratio ("DER")       Ratio ("LR")
         -----------           --------------------       ------------
            1.90%             if DER=>  1.10 x        and LR => 3.00 x
            1.60%             if 0.90<= DER<1.10 x    and 2.50 <= LR < 3.00 x
            1.20%             if 0.75<= DER<0.90 x    and 2.20 <= LR < 2.50 x
            0.90%             if 0.60<= DER<0.75 x    and 2.00 <= LR < 2.20 x
            0.70%             if DER <  0.60 x        and LR  < 2.00 x

provided that (i) the Term Loan Margin so calculated shall apply as from the first Interest Period following the date of its calculation by the Agent, (ii) if the ratios calculated for any Test Period for the Consolidated Leverage Ratio and the Consolidated Debt to Equity Ratio would result in different Term Loan Margins, then the Term Loan Margin shall be the higher of such two margins,
(iii) if the Agent has not received the Consolidated Leverage Ratio and the Consolidated Debt to Equity Ratio for the most recent Test Period as provided in
Section 12.1.1(c), the applicable Term Loan Margin shall be one and nine tenths percent per annum (1.90% p.a.) as of the first Interest Period following the date on which such ratio should have been received, and (iv) if an Event of Default occurs, the Term Loan Margin shall be one and nine tenths percent per annum (1.90% p.a.) as of the date of such Event of Default and until the first Interest Period following the date on which such Event of Default will have been remedied.

      3.1.2  Revolving Loans.

      (a) Fimalac S.A. shall pay interest on the amount of each Borrowing of the Revolving Loan outstanding from time to time from the Borrowing Date until the Borrowing Maturity Date.

      (b) Each Borrowing of the Revolving Loan shall bear interest, for any Borrowing Period of the Revolving Loan, at a rate equal to (1) in the case of Borrowings denominated in EUR, EURIBOR for the relevant Borrowing Period (provided that in case of a Borrowing Period having a length which does not correspond to a period for which a EURIBOR is published on Reuters Monitor Money Rates Service, the applicable EURIBOR shall be the rate which is the linear interpolation of EURIBOR for the closest shorter and longer periods with respect to the non-corresponding period or, if the relevant Borrowing Period is less than seven days, EONIA) and (2) in the case of Borrowings denominated in USD, CHF or GBP, LIBOR applicable to the Borrowing Currency for the relevant Borrowing Period (provided that in case of a Borrowing Period having a length which does not correspond to a period for which a LIBOR is published on Reuters Monitor Money Rates Service, the applicable LIBOR shall be the rate which is the linear interpolation of LIBOR for the closest shorter and longer periods with respect to the non-corresponding period or, if the relevant Borrowing Period is less than seven days, the Overnight Rate applicable to the Borrowing Currency plus, in both cases, the Revolving Loan Margin, plus the Mandatory Cost Rate (if any).

      (c) The margin for the Revolving Loan (the "Revolving Loan Margin") shall be one and nine tenths percent per annum (1.90% p.a.) until the first Revolving Loan Interest Payment Date following the date on which the Consolidated Leverage Ratio and the Consolidated Debt to Equity Ratio for the Test Period ending on June 30, 2001 have been delivered to the Agent in accordance with Section 12.1.1(c). Thereafter, the Revolving Loan Margin shall be calculated by the Agent every six (6) months within three (3) Business Days following the delivery date of the Consolidated Leverage Ratio and Consolidated Debt to Equity Ratio to the Agent for the most recent Test Period in accordance with Section 12.1.1(c) and shall be adjusted on the basis of such Consolidated Leverage Ratio and Consolidated Debt to Equity Ratio delivered for such most recent Test Period, as set forth below:

       Revolving Loan         Consolidated Debt to   Consolidated Leverage
         Margin p.a.           Equity Ratio ("DER")       Ratio ("LR")
         -----------           --------------------       ------------
            1.90%             if DER=>  1.10 x        and LR => 3.00 x
            1.60%             if 0.90<= DER<1.10 x    and 2.50 <= LR < 3.00 x
            1.20%             if 0.75<= DER<0.90 x    and 2.20 <= LR < 2.50 x
            0.90%             if 0.60<= DER<0.75 x    and 2.00 <= LR < 2.20 x
            0.70%             if DER <  0.60 x        and LR  < 2.00 x

provided that (i) the Revolving Loan Margin so calculated shall apply as from the first Borrowing Period following the date of its calculation by the Agent to the corresponding Borrowing and to any subsequent Borrowing, (ii) if the ratios calculated for any Test Period for the Consolidated Leverage Ratio and the Consolidated Debt to Equity Ratio would result in different Revolving Loan Margins, then the Revolving Loan Margin shall be the higher of such two margins,
(iii) if the Agent has not received the Consolidated Leverage Ratio and the Consolidated Debt to Equity Ratio for the most recent Test Period as provided in
Section 12.1.1(c), the applicable Revolving Loan Margin shall be one and nine tenths percent per annum (1.90% p.a.) as of the first Borrowing Period following the date on which such ratio should have been received, and (iv) if an Event of Default occurs, the Revolving Loan Margin shall be one and nine tenths percent per annum (1.90% p.a.) as of the date of such Event of Default and until the first Borrowing Period following the date on which such Event of Default will have been remedied.

      3.1.3  Common Provisions.

      (a) Any Interest Period beginning prior to a Principal Payment Date of the related Term Loan that would have extended beyond such Principal Payment Date shall end on such Principal Payment Date and any Borrowing Period beginning prior to the Maturity Date of the Revolving Loan that would have extended beyond such Maturity Date of the Revolving Loan shall end on the Maturity Date of the Revolving Loan.

      (b) If any Interest Period or Borrowing Period would otherwise end on a day which is not a Business Day, such Interest Period or Borrowing Period shall end on the next succeeding Business Day; provided that if such succeeding Business Day falls in the next calendar month or if the interest payment concerned is the final payment of interest hereunder, such Interest Period or Borrowing Period shall end on the immediately preceding Business Day.

      (c) The interest rate and the amount of interest payable on each Loan shall be calculated by the Agent, and absent manifest error, such calculations shall be binding upon the Borrower of such Loan. The Agent shall notify each Borrower and the Banks upon calculation of the interest rate applicable to such Borrower and Banks. Interest payable on a Loan from time to time shall be calculated on the basis of the actual days elapsed in a 360-day year (save in respect of any Borrowings denominated in GBP which shall be calculated on the basis of a 365-day year).

      (d) The Agent shall notify each Bank of the length of the Interest Period or Borrowing Period selected by the relevant Borrower at least three (3) Business Days prior to the commencement of such Interest Period or Borrowing Period.

3.2  Interest Payment Dates.

      3.2.1 Term Loan. Each Borrower shall pay interest in arrears on each Term Loan on the last day of each Interest Period (each such date, a "Term Loan Interest Payment Date") and upon any prepayment (on the amount prepaid).

      3.2.2 Revolving Loan. Fimalac S.A. shall pay interest in arrears on each Borrowing of the Revolving Loan on the Borrowing Maturity Date (each such date, a "Revolving Loan Interest Payment Date") and upon any prepayment (on the amount prepaid).

      3.2.3 Overnight Rate. In the case of any Interest Periods or Borrowing Periods in respect of which interest is payable at any Overnight Rate plus the applicable Margin and Mandatory Cost Rate (if any), then each Borrower shall pay interest on the Business Day falling two (2) Business Days after the end of the relevant Interest Period or Borrowing Period (as the case may be).

3.3  Overdue Interest.

To the extent permitted by law, any amount not paid when such amount is due and payable under this Agreement shall bear interest at a rate of 2.00% (two percent) per annum over the sum of the applicable Overnight Rate and the applicable Margin and Mandatory Cost Rate (if any), calculated on the basis of actual days elapsed in a 360-day year from the date such amount was payable until the actual date of payment thereof, without prior notice to the Borrowers and without prejudice to any other rights of the Banks. The right of the Banks to collect overdue interest shall not be interpreted as an extension of the time for making any payment nor as a waiver of any other right of the Banks hereunder.

Accrued and unpaid interest remaining unpaid for one year or more shall be capitalized in accordance with Article 1154 of the Civil Code and shall bear interest without prior notice to the Borrowers as set forth above.

3.4  Effective Overall Rate.

In accordance with Article L 313-1 of the Code de la Consommation of the French Republic (former law No. 66-1010 of December 28, 1966) and with decree No. 85-944 of September 4, 1985, an estimation of the Effective Overall Rate of each Loan is set forth in the TEG Letter, which is incorporated herein by reference and forms part of this Agreement.

3.5  Alternative Interest Rate.

      3.5.1 In the event that, for any Interest Period or Borrowing Period (an "Affected Period"), the Agent:

            (i) has requested quotes from the Reference Banks pursuant to the definition of LIBOR or EURIBOR, as the case may be, and has not received at least two such quotes or at least two Reference Banks have informed the Agent that there is no adequate manner in which to give such quotes; or

            (ii) has received notice from the Required Banks that LIBOR or EURIBOR, as the case may be, is less than the cost to such Banks of financing or maintaining their portion of any Loan or that such Banks are unable, due to market circumstances, to finance or maintain their portion of any Loan, then the Agent shall promptly so notify the Borrowers and the other Banks (any Bank affected by the matters described above, an "Affected Bank").

      3.5.2 During a ten (10) calendar day period from the Agent's notice in
Section 3.5.1 above, the Agent (after consulting the Affected Banks) and the Borrowers shall negotiate in good faith a substitute interest rate, and if such substitute rate is agreed in writing by the Borrowers, the Agent and the Affected Banks, such rate (the "Substitute Interest Rate") shall apply to the portions of the Loan extended under the relevant Term Loan or Borrowing held by the Affected Banks (the "Affected Portions") starting with the Affected Period.

      3.5.3 If, at the end of the ten (10) calendar day period set forth in
Section 3.5.2 above, no agreement has been reached on a Substitute Interest Rate, the Agent (after consulting the Affected Banks) will notify the Borrowers in writing of the interest rate proposed by the Affected Banks for the Affected Portions and the relevant period. Such proposed interest rate shall be based on, and such notice will set forth calculations of, the costs to each Bank of funding its Affected Portion from an alternative source, and the applicable Margin. The interest rate set forth in such notice will apply starting with the Affected Period. The Borrowers shall be entitled to prepay the Affected Portions of the Loans on the next Interest Payment Date (such prepayment to be accompanied by all interest, fees and other amounts due in relation to the Affected Portions so prepaid).

      3.5.4 As long as a Substitute Interest Rate or an interest rate determined pursuant to Section 3.5.3 above is applicable, the Agent shall consult the Affected Banks prior to the commencement of each Interest Period and Borrowing Period. If the Affected Banks notify the Agent that the circumstances giving rise to the application of this Section 3.5 no longer exist with regard to a forthcoming Interest Period or Borrowing Period, the interest rate applicable to the Loan will once again be determined by the Agent pursuant to Section 3.1.

                                ARTICLE IV - FEES

4.1  Commitment Fee.

      4.1.1 Tranche A Term Loan. Fimalac S.A. and Fitch Ibca, Inc. shall pay to the Agent, for distribution to the Banks, a commitment fee for the Total Tranche A Commitment (the "Tranche A Commitment Fee") for the period from the date hereof until the relevant Commitment Expiry Date (or such earlier date as the Total Tranche A Commitment shall be terminated) at a rate equal to fifty percent (50%) of the Term Loan Margin on the undisbursed portion of the Total Tranche A Commitment. Accrued Tranche A Commitment Fees shall be fully payable by Fimalac S.A. quarterly in arrears and on the relevant Commitment Expiry Date or upon such earlier date as the Total Tranche A Commitment shall be terminated, and shall be based on the actual number of days elapsed in a 360-day year.

      4.1.2 Tranche B Term Loan. Fimalac S.A. and Fitch Ibca, Inc. shall pay to the Agent, for distribution to the Banks, a commitment fee for the Total Tranche B Commitment (the "Tranche B Commitment Fee", and together with the Tranche A Commitment fee, the "Term Loan Commitment Fee") for the period from the date hereof until the relevant Commitment Expiry Date (or such earlier date as the Total Tranche B Commitment shall be terminated) at a rate equal to fifty percent (50%) of the Tranche B Loan Margin on the undisbursed portion of the Total Tranche B Commitment. Accrued Tranche B Commitment Fees shall be payable as to 29% by Fimalac S.A. and as to 71% by Fitch Ibca, Inc. quarterly in arrears and on the relevant Commitment Expiry Date or upon such earlier date as the Total Tranche B Commitment shall be terminated, and shall be based on the actual number of days elapsed in a 360-day year.

      4.1.3 Revolving Loan. Fimalac S.A. shall pay to the Agent, for distribution to the Banks, pro rata based on their Revolving Loan Commitments, a commitment fee (the "Revolving Loan Commitment Fee") for the period from the date hereof until the relevant Commitment Expiry Date (or such earlier date as the Total Revolving Loan Commitment shall be terminated) at a rate equal to fifty percent (50%) of the Revolving Loan Margin on the undisbursed portion of the Total Revolving Loan Commitment. Accrued Revolving Loan Commitment Fees shall be payable quarterly in arrears and on the relevant Commitment Expiry Date or upon such earlier date as the Total Revolving Loan Commitment shall be terminated, and shall be based on the actual number of days elapsed in a 360-day year.

4.2  Agency Fees.

Fimalac S.A. hereby agrees to pay annual agency fees to the Agent and the Security Agent, respectively, on the terms and conditions set forth in the Fee Letter.

4.3  Up-front Fees.

Fimalac S.A. hereby agrees to pay up-front fees to the Arrangers on the terms and conditions set forth in the Fee Letter.

                              ARTICLE V - REPAYMENT

5.1  Repayment of the Term Loans.

      5.1.1 Repayment of the Tranche A Loan. Fimalac S.A. shall repay the Tranche A Loan in two (2) installments in accordance with Schedule 3, (each date set forth therein in respect of the Tranche A Loan, a "Tranche A Principal Payment Date") so that the total outstanding amount is repaid no later than the Maturity Date of the Tranche A Loan.

      5.1.2 Repayment of the Tranche B Loan The Borrowers shall repay the Tranche B Loan in four (4) installments in accordance with Schedule 3, (each date set forth therein in respect of the Tranche B Loan, a "Tranche B Principal Payment Date") so that the total outstanding amount is repaid no later than the Maturity Date of the Tranche B Loan.

5.2  Repayment of the Revolving Loan.

Fimalac S.A. shall repay all outstanding interest, principal and other amounts of each Borrowing on the relevant Borrowing Maturity Date. On the Maturity Date for the Revolving Loan, Fimalac S.A. shall repay all outstanding interest, principal and other amounts on the Revolving Loan.

5.3  Common Provision.

If any Principal Payment Date or Borrowing Maturity Date, as the case may be, would otherwise be a day which is not a Business Day, such Principal Payment Date or Borrowing Maturity Date, as the case may be, shall end on the next succeeding Business Day; provided that if such succeeding Business Day falls in the next calendar month or if the principal payment concerned is the final payment of principal hereunder, such Principal Payment Date or Borrowing Maturity Date, as the case may be, shall end on the immediately preceding Business Day.

                             ARTICLE VI - PREPAYMENT

6.1  Voluntary Prepayments.

      6.1.1 Conditions. The Term Loans may be prepaid, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Agent shall have received at least five (5) Business Days' prior notice (which is hereby agreed to be irrevocable) of the Borrowers' intent to prepay the Term Loans and the amount of such prepayment; (b) unless such prepayment is of the entire outstanding amount of the Term Loans, each prepayment shall be in an aggregate principal amount equivalent to EUR 10,000,000 or multiples thereof; and (c) no Borrower can prepay amounts on a Tranche B Loan as long as any amount is outstanding on the Tranche A Loan.

      6.1.2 Application. Prepayments made by the Borrowers pursuant to Section
6.1.1 shall be applied to the Tranche A Loan in order of the scheduled maturity and then to the Tranche B Loan in order of the scheduled maturity and finally to reduce, on a permanent basis, the Total Revolving Loan Commitment.

6.2 Mandatory Prepayment. Each Borrower shall prepay its respective Borrowing under the Loans, together with accrued interest thereon and all other amounts owing to the Agent, the Arrangers or any Bank under any Credit Document as follows:

      6.2.1 Asset Sales. In addition to any other mandatory prepayments or commitment reductions pursuant to this Section 6.2, on each date on or after the date hereof upon which Fimalac S.A. or any of its Subsidiaries receives cash proceeds from any asset sale (including sales of shareholdings whether or not on a stock market) other than with respect to goods and services sold in the ordinary course of business, an amount equal to 100% of the Net Sale Proceeds from the respective asset sale shall be applied as one or more (in the case of multiple installments) mandatory prepayment(s) of principal of outstanding Loans in accordance with Section 6.2.7; provided that:

      (a) the mandatory prepayments or commitment reductions pursuant to this
Section 6.2.1 may be limited for each Borrower (provided that such Borrower shall use its best efforts to avoid or eliminate any such limitation) to the amount corresponding to the aggregate (i) of cash and Cash Equivalents held by such Borrower after distributions permitted pursuant to this Agreement, (ii) of distributable profits net of taxes for the current fiscal year of such Borrower's direct Subsidiaries, (iii) of distributable cash reserves (en franchise de precompte, for French companies) of such Borrower's direct Subsidiaries, (iv) of the outstanding amount then due by such Borrower's Subsidiaries to such Borrower under any Intercompany Loan, (v) of any other debt owed by such Borrower's Subsidiaries to such Borrower, including any tax receivable and (vi) of any Intercompany Loan which can be lawfully granted by any Subsidiary to a Borrower; it being understood that in the event the granting of an Intercompany Loan is deemed by any Borrower to be unlawful, such Borrower shall deliver to the Banks a legal opinion in form and substance reasonably satisfactory to the Agent from an internationally recognized law firm reasonably satisfactory to the Agent setting forth in reasonable detail the circumstances of the illegality of such Intercompany Loan;

      (b) to the extent that any Borrower's obligation to make a mandatory prepayment under this Section 6.2.1 is limited by the provisions of this Section
6.2.1 the balance of such Borrower's pro rata portion of such mandatory prepayment shall be paid by (by application to their respective Borrowings) by the other Borrower to the extent permitted hereunder;

      (c) to the extent that any Borrower's obligation to make a mandatory prepayment under this Section 6.2.1 is limited by the provisions hereof, such Borrower's obligation shall nevertheless be on-going so that if, at any future time, the applicable limitation is no longer in effect, such Borrower shall make a mandatory prepayment in an amount equal to the amount not previously paid due to such limitation;

      (d) so long as no Potential Event of Default or Event of Default then exists, the first EUR 30,000,000 in the aggregate (on a consolidated basis at the level of Fimalac S.A.) of Net Sale Proceeds from asset sales outside the ordinary course of business, shall be exempt from this Section 6.2.1; and

      (e) if any such Net Sale Proceeds are received by any member of the Fimalac Group other than a Borrower, the mandatory repayment of principal required by this Section 6.2.1 shall occur as soon as possible and at the latest on the Business Day falling on or closest to the ninetieth (90th) day after such Net Sale Proceeds are so received.

      6.2.2 Capital Contribution. In addition to any other mandatory prepayments or commitment reductions pursuant to this Section 6.2, on each date on or after the date hereof upon which Fimalac S.A. or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than any such cash proceeds so received from another member of the Fimalac Group), an amount equal to 100% of the Net Equity Proceeds of such capital contribution or sale or issuance shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with Section 6.2.7.

      6.2.3 Insurance. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 6.2, within 10 Business Days following each date on or after the date hereof upon which Fimalac S.A. or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Loans in accordance with Section 6.2.7; provided that

      (a) the mandatory prepayments or commitment reductions pursuant to this
Section 6.2.3 may be limited for each Borrower (provided that such Borrower shall use its best efforts to avoid or eliminate any such limitation) to the amount (i) of cash and Cash Equivalents held by such Borrower after distributions permitted pursuant to this Agreement, (ii) of distributable profits net of taxes for the current fiscal year of such Borrower's direct Subsidiaries, (iii) of distributable cash reserves (en franchise de precompte, for French companies) of such Borrower's direct Subsidiaries, (iv) of the outstanding amount then due by such Borrower's Subsidiaries to such Borrower under any Intercompany Loan, (v) of any other debt owed by such Borrower's Subsidiaries to such Borrower, including any tax receivable and (vi) of any Intercompany Loan which can be lawfully granted by any Subsidiary to a Borrower; it being understood that in the event the granting of an Intercompany Loan is deemed by any Borrower to be unlawful, such Borrower shall deliver to the Banks a legal opinion in form and substance reasonably satisfactory to the Agent from an internationally recognized law firm reasonably satisfactory to the Agent setting forth in reasonable detail the circumstances of the illegality of such Intercompany Loan;

      (b) to the extent that any Borrower's obligation to make a mandatory prepayment under this Section 6.2.3 is limited by the provisions of this Section
6.2.3 the balance of such Borrower's pro rata portion of such mandatory prepayment shall be paid (by application to their respective Borrowings) by the other Borrower to the extent permitted hereunder;

      (c) to the extent that any Borrower's obligation to make a mandatory prepayment under this Section 6.2.3 is limited by the provisions hereof, such Borrower's obligation shall nevertheless be on-going so that if, at any future time, the applicable limitation is no longer in effect, such Borrower shall make a mandatory prepayment in an amount equal to the amount not previously paid due to such limitation; and

      (d) so long as no Potential Event of Default or Event of Default then exists, such Net Insurance Proceeds shall not be required to be so applied on such date to the extent that (i) Fimalac S.A. has delivered a certificate to the Agents on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and (ii) within one year following the date of such Recovery Event, Fimalac S.A. or the applicable Subsidiary has purchased a replacement asset or restored the damaged asset or irrevocably committed to do so; provided that if all or any portion of such proceeds not required to be applied to the repayment of outstanding Loans are either not so used or committed within one year after the date of the receipt of such proceeds, then, such remaining portion not used shall be applied on the date which is the first anniversary of the date of the receipt of such proceeds as a mandatory prepayment of principal of outstanding Loans in accordance with Section 6.2.7 without regard to this subsection; and further provided that all or any portion of such proceeds committed to be used for the purchase of a replacement asset or restoration of the damaged asset but not so used within two years after the date of receipt of such proceeds shall be applied on the date which is the second anniversary of the date of the receipt of such proceeds as a mandatory prepayment of principal of outstanding Loans in accordance with Section 6.2.7 without regard to this subsection.

      6.2.4 Facom S.A. Distributions. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 6.2, on each date on or after the date hereof upon which Fimalac S.A. receives through an Intercompany Loan, distribution or reduction of capital any cash proceeds from Facom S.A., an amount equal to 100% of such cash proceeds (less any withholding taxes payable in respect thereof plus an amount equal to any tax Credit received in respect thereof) shall be applied as a mandatory prepayment of principal of outstanding Loans in accordance with Section 6.2.7.

      6.2.5 Currency Movement. In addition to any other mandatory prepayments or commitment reductions pursuant to this Section 6.2, at any time that the equivalent in Euros at the Exchange Rate of the aggregate amount of all Borrowings under the Revolving Loan exceeds 115% of the Total Revolving Loan Commitment (a "Revolving Loan Currency Excess"), an amount in any Borrowing Currency (at the option of Fimalac S.A.) equal to the equivalent in such Borrowing Currency calculated at the Exchange Rate of the Revolving Loan Currency Excess shall be applied as a mandatory prepayment of principal of outstanding Revolving Loans denominated in such Borrowing Currency.

      6.2.6 Additional Indebtedness. In addition to any other mandatory prepayments or commitment reductions pursuant to this Section 6.2, on each date on or after the date hereof upon which Fimalac S.A. incurs any Indebtedness pursuant to Section 12.2.3.(h), an amount equal to 100% of the Indebtedness so incurred, less any costs, expenses or fees payable in connection therewith, shall be applied as a mandatory prepayment of principal of outstanding Loans in accordance with Section 6.2.7.

      6.2.7 Application. Mandatory prepayments made pursuant to this Section 6.2 shall be applied to the Tranche A Loan in order of the scheduled maturity and then mandatory prepayments made by a Borrower pursuant to this Section 6.2 shall be applied to such Borrower's Borrowing of the Tranche B Loan in order of the scheduled maturity and finally to reduce, on a permanent basis, the Total Revolving Loan Commitment.

6.3  General Prepayment Provisions.

All prepayments of the Loans shall be subject to the following provisions: (i) in the case of the Term Loans, as soon as possible following the notification by the Borrowers pursuant to Section 6.1, the Agent shall notify each Bank thereof, indicating to each Bank the amount of each of its Term Loan to be prepaid and the date of such prepayment, (ii) prepayments of the Term Loan shall be made on an Interest Payment Date of such Loan (or in the case of a Revolving Loan, on the Maturity Date of such Borrowing) unless provided otherwise in Section 6.2,
(iii) prepayments shall be accompanied by payment of all accrued interest and all other amounts owing hereunder in respect of the amounts prepaid (in addition to any other amounts specified herein) and (iv) the Term Loans, or any part thereof, once prepaid, may not be reborrowed.

                  ARTICLE VII - PAYMENTS; APPLICATION; SHARING

7.1  Payments.

      7.1.1 All payments to be made by the Borrowers under this Agreement shall be made in immediately available funds to the Agent for the account of the Banks entitled thereto no later than 11:00 A.M. (Paris time) by wire transfer to the account designated by the Agent.

      7.1.2 The Agent shall open and maintain in respect of each Borrower one or more accounts of all amounts, whether principal, interest, fees or other, owed by such Borrower to each Bank hereunder. In the event of any disagreement as to such amounts, the Agent's account shall be binding upon the parties, absent manifest error.

      7.1.3 Each Bank shall open and maintain one or more accounts of all amounts, whether principal, interest, fees or other, owed by each Borrower to such Bank in accordance with such Bank's usual practice and shall provide information to the Agent concerning such amounts promptly upon the Agent's request therefor.

      7.1.4 Each Borrower shall notify the Agent of any transfer to the account of the Agent, by facsimile, no later that 10:00 A.M. (Paris time) on the date of such transfer.

      7.1.5 Subject to Sections 3.5.3, 7.3 and Article IX, all payments in respect of this Agreement received by the Agent in respect of a Loan shall be paid by the Agent to the Banks pro rata based on their participations in such Loan or in the payment received, as the case may be, irrespective of any determination made by the Borrowers.

      7.1.6 For the purposes hereof, the Agent may assume that each payment due by any Borrower was made on the date such payment was due and payable unless the Agent shall have received, before such date, from any such Borrower a notice to the contrary.

      7.1.7 Based on the foregoing assumption, the Agent may, on the due date of each such payment, make distributions to each Bank of its pro rata share of such payment. Nevertheless, if any Borrower does not make the payment in question on its due date, each Bank shall, upon first request of the Agent, reimburse the Agent the amount received by such Bank, together with interest accrued thereon, for each day from the due date until the date of reimbursement, calculated on the basis of the USD Overnight Rate for payments in USD, the GBP Overnight Rate for payments in GBP, the CHF Overnight Rate for payments in CHF or the Eonia for payments in EUR. This paragraph shall not be construed as requiring the Agent to make any advances to the Banks in respect of amounts payable by the Borrowers.

      7.1.8 All amounts due hereunder or in any other Credit Document shall be paid in the currency specified therefor in this Agreement. No obligation hereunder shall be satisfied until the party to which such obligation is owed has received full payment of such obligations in such currency. If any sum due from the Borrowers in connection with any Credit Document or under any order or judgment given or made in relation thereto must be converted from the currency ("the first currency") in which the same is payable under such Credit Document or under such order or judgment into another currency ("the second currency") for the purpose of (i) making or filing a claim or proof, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to such Credit Document, the Borrowers shall indemnify and hold harmless the Agent, the Banks and the Arrangers from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Agent, such Bank or such Arranger, as the case may be, may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due under this Section 7.1.8 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due in respect of any Credit Document and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency whether by purchase of any intermediate instruments or otherwise.

7.2  Application of Payments.

All payments received in respect of a Loan shall be applied in the following order of priority:

      (a) any amounts due and payable to any Agent in respect of its duties as Agent (including all amounts payable pursuant to Section 16.1);

      (b) Fees due in connection with such Loan pursuant to Article IV;

      (c) overdue interest due and payable on such Loan pursuant to Section 3.3;

      (d) interest due and payable on such Loan;

      (e) principal of such Loan due and payable;

      (f) any other amounts due and payable in connection with such Loan in respect of this Agreement or any other Credit Document.

To the extent and at any time there are amounts due and payable in respect of more than one Loan, all payments received which pursuant to this Agreement can be applied in satisfaction of more than one Loan (to the extent that they are paid by or on behalf of a Borrower owing such amounts under a given Loan and who owes other amounts under another Loan either as Borrower or Guarantor pursuant to Article XV), shall be applied (without regard to any indication given by any Borrower to how such payments should be applied, and without regard to the currency in which such payments are denominated) by the Agent in the foregoing order between such Loans pro rata to the amounts due in connection with each such Loan for each of the foregoing categories.

7.3  Sharing.

Each Bank agrees that, if it should receive more than its pro rata share of any amount due from any Borrower under this Agreement or any other Credit Document (whether by voluntary payment, realization upon security, set-off, banker's lien, counterclaim or by any other means and whether through the Agent or otherwise) such Bank shall pay, within ten (10) Business Days of the date of receipt thereof, such amount to the Agent, who shall apply such amount in accordance with Section 7.2 and the other relevant provisions of this Agreement. In the event that the Bank receiving such amount is required to reimburse such Borrower for such amount or a portion thereof, each other Bank, having received its pro rata share of such amount, shall return its pro rata share of such amount to such Bank without interest.

                        ARTICLE VIII - FUNDING INDEMNITY

Each Borrower shall compensate the Agent and each Bank, upon written request from the Agent (which request shall set forth the basis for such compensation and shall, absent manifest error, bind all parties hereto), for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by a Bank to fund its portion of such Borrower's Loan) (but excluding any lost profit or Margin) which such Bank sustains: (i) if for any reason (other than a default by the Agent or such Bank) a Borrowing requested by such Borrower is not disbursed on the date requested in accordance with Section 2.4; (ii) if any repayment (including any prepayment made pursuant to Article VI or Sections 9.1 or 9.2) by such Borrower of a Loan or any part thereof occurs on a date which is not an Interest Payment Date or a Borrowing Maturity Date, as the case may be, of such Loan; or (iii) as a consequence of an acceleration of any Loan pursuant to Article XIII hereof.

             ARTICLE IX - NET PAYMENTS; INCREASED COSTS; ILLEGALITY

9.1  Net Payments.

      9.1.1 (a) All payments made by a Borrower hereunder shall be made without set-off, counterclaim or other defense. All such payments shall be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income or net profits of any Bank or any branch profits taxes of any Bank pursuant to the law of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located) and all interest or penalties with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, each Borrower shall pay the full amount of such Taxes in respect of its Borrowings under the Loans and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any other Credit Document by such Borrower, after withholding or deduction or on account of any Taxes, will not be less than the amount provided for herein or in such other Credit Document. Each Borrower in respect of its Borrowings under the Loans shall reimburse the Banks, upon written request, for the additional taxes imposed on or measured by the net income or net profits of any Bank as such Bank shall determine are payable by such Bank in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence. Each Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) If a Borrower pays any additional amount under this Section
9.1.1 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or Credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) any Bank may determine, in its sole discretion consistent with the policies of such Bank, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax Credit carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to the Borrower pursuant to this Section 9.1.1 shall be treated as a Tax for which the Borrower is obligated to indemnify such Bank pursuant to this Section 9.1.1 without any exclusions or defenses; and (iii) nothing in this
Section 9.1.1 shall require the Bank to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

      9.1.2 Mandatory Prepayment. In the event that a Borrower is not able by law or regulation to pay the additional amount required pursuant to Section
9.1.1 above, both Borrowers shall prepay, at the request of the Agent, all Loans maintained by the Bank together with all other amounts due by such Borrower to such Bank.

      9.1.3 Notification. Each Borrower shall furnish to the Bank thirty (30) days after the date the payment of any Taxes is due and payable pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower.

      9.1.4 Provisions specific to the Term Loans borrowed by Fitch Ibca, Inc.. Each Bank participating in the Total Term Loan Commitment and any Term Loan that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver in originals or by facsimile transmission to Fitch Ibca, Inc. and the Agent on or before the date it becomes a party to this Agreement (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and the Credit Documents, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Schedule 9 (any such certificate, a "Non-Bank Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made pursuant to the Term Loans under this Agreement (the Internal Revenue Service forms described in preceding clauses (i) and (ii) are hereinafter referred to as the "U.S. Internal Revenue Service Forms"). In addition, each Bank agrees that from time to time after the Initial Borrowing Date or date of assignment, as the case may be, and as required by applicable U.S. Federal income tax law, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to Fitch Ibca, Inc. and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Non-Bank Certificate, as the case may be, and such other certifications or forms as may be required by U.S. Federal income tax law and timely requested by Fitch Ibca, Inc. in writing in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments pursuant to the relevant Term Loan under this Agreement, or such Bank shall immediately notify Fitch Ibca, Inc. and the Agent of its inability under applicable law to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 9.1.4. Notwithstanding anything to the contrary contained in Sections 9.1.1, 9.1.2 and 9.1.3, but subject to Section 16.6.6 and the immediately succeeding sentence, (x) Fitch Ibca, Inc. shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by Fitch Ibca, Inc. hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to Fitch Ibca, Inc. U.S. Internal Revenue Service Forms and such other certifications or forms that establish a complete exemption from such deduction or withholding and (y) Fitch Ibca, Inc. shall not be obligated pursuant to
Section 9.1.1 hereof to gross-up payments to be made to a Bank in respect of Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) if (i) such Bank has not provided to Fitch Ibca, Inc. the Internal Revenue Service Forms and such other certifications or forms as are required to be provided to the Borrower pursuant to this Section 9.1.4 or
(II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from the deduction or withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 9.1 and except as set forth in Section 16.6.6, Fitch Ibca, Inc. agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 9.1.1 (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date hereof in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

9.2  Increased Costs.

      9.2.1 If, as a result of the introduction of, or a change in, any applicable law, rule, regulation or order or the interpretation or application thereof by the applicable authorities (including banking regulatory authorities) in each case after the date hereof or any administrative decision, request or requirement (whether or not having the force of law) in each case after the date hereof (but excluding reserves required under Regulation D to the extent included in the computation of LIBOR) a Bank or any holding company of a Bank incurs a cost (including as a result of a change in the basis of taxation of payments to a Bank of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located), assessments, withholdings, expenses of whatever nature, reserve costs, special deposits, solvency ratios, capital adequacy requirements, or any other obligation of a similar nature or having a similar effect relating to the assets or obligations of such Bank or its holding company (including off-balance sheet obligations)) having the effect of increasing the costs to, or reducing the profits or the return on capital of, such Bank or its holding company in respect of a Loan ("Increased Costs"), then, such Bank shall notify the Agent, as soon as possible; and the Agent shall, as soon as possible thereafter, notify each Borrower in respect of its Borrowings indicating the circumstances giving rise to such Increased Costs; and such Borrower in respect of its Borrowings shall indemnify and reimburse such Bank or such holding company of such Bank for such Increased Costs to the full extent thereof upon demand of the Agent.

      9.2.2 In the event that a Borrower is not able, due to applicable law or regulation, to pay the additional amounts required pursuant to this Section 9.2, both Borrowers shall prepay, upon the request of the Agent, that portion of both Borrower's Borrowings maintained by the Bank affected by such Increased Costs, together with all other amounts due to such Bank under the Credit Documents.

9.3  Illegality.

If it is or becomes contrary to any legislation or regulation applicable to a Bank or this Agreement for such Bank to (i) enter into this Agreement, (ii) maintain its Commitment or to make, fund or maintain any Loan or (iii) claim or receive any amount due to it under this Agreement, such Bank shall be entitled to promptly notify the Agent in writing (and the Agent shall promptly thereafter notify the Borrowers) and to terminate its obligations under this Agreement. In such case, each Borrower shall pay to such Bank that portion of such Borrower's Borrowings maintained by the Bank affected by such illegality, together with all other amounts due to such Bank under the Credit Documents, promptly but not later than thirty (30) days after such notice (or on such earlier date if required under applicable law).

9.4  Mitigation.

If circumstances arise in relation to a particular Bank which would, or may, result in an obligation to pay an additional amount under Section 9.1, a demand for compensation pursuant to Section 9.2 or an obligation to repay under Section 9.3, then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrowers under any of the Sections referred to above, such Bank in consultation with the Agent and the concerned Borrower(s), shall, for a period of twenty-one (21) days from such notification, make any reasonable attempt to mitigate the effects of such circumstances, including changing its lending offices for the purposes of this Agreement, but the Bank concerned will not be obliged to take any action if to do so would or might (in its opinion) have an adverse effect upon its business, operations or financial condition or cause it to incur liabilities (including taxation on such Bank's income) which (in its opinion) are material or would reduce its return in relation to its participation in the Loans.

In the event that, at the end of the aforementioned period of twenty-one (21) days, the Bank concerned is not able to avoid the circumstances giving rise to such Taxes, increased costs or illegality, in accordance with the preceding paragraph, the Borrowers shall have the right to either (i) prepay or (ii) cause another willing financial institution reasonably acceptable to the Agent and the Bank affected by such Taxes, increased costs or illegality (as the case may be) to assume in accordance with Section 16.6, that portion of both Borrower's Borrowings under the Loans maintained by the Bank affected by such Taxes, increased costs or illegality, as the case may be.

                        ARTICLE X - CONDITIONS PRECEDENT

10.1  Conditions to the Initial Borrowing.

The obligation of each Bank to make Loans on the Initial Borrowing Date is subject at the time of the making of such Loans to the satisfaction of the following conditions:

      10.1.1 Tender Offer. (a) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies of the Tender Offer Documents and the Merger Documents, in form and substance satisfactory to the Agent and the Required Banks as to their principal, substantive provisions and in full force and effect. The provisions of the Merger Agreement with respect to per share amount, minimum condition, nature of consideration paid, conditions to the Merger, conditions to termination, Tender Offer conditions and the promptness of the Merger after satisfaction of conditions thereof shall not have been amended or modified without the prior written consent of the Agent (acting on the instruction of the Required Banks) (which shall not be unreasonably withheld). All material conditions precedent to the consummation of the Tender Offer as contained in the Offer to Purchase shall have been satisfied (and not waived without the consent of the Agent and the Required Banks), and no amendment, modification or waiver of any of the terms or conditions of the principal, substantive provisions of the Tender Offer Documents (excluding such immaterial amendments, modifications and waivers not adverse to the Banks) shall have been made or granted, to which the Agent (acting on the instruction of the Required Banks) shall have reasonably objected after two business days prior notice thereof, it being understood and agreed that, for purposes of this
Section 10.1.1, the reference in Section 15 ("Certain Conditions to the Offer") of the Offer to Purchase to the "discretion" of "Purchaser" shall instead be a reference to the "discretion" of the Agent or the Required Banks. In determining whether the condition set forth in this Section 10.1.1(a) has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies of all Proxy Materials, if any, and such Proxy Materials shall be required to be in form and substance satisfactory to the Agent and the Required Banks.

      (c) Without limiting the foregoing, on the Initial Borrowing Date, (i) the Tender Offer shall have been consummated, (ii) all Shares that have been tendered to Acquisition Sub shall have been validly tendered and not withdrawn and shall be available for purchase by Acquisition Sub in accordance with the terms and conditions set forth in the Offer to Purchase and (iii) such tendered Shares shall be free and clear of all Liens and restrictions to purchase imposed by applicable law or otherwise. After giving effect to the consummation of the purchase of the Shares pursuant to the Tender Offer, Acquisition Sub shall own and control that number of Shares as shall be necessary to permit Acquisition Sub to approve the Merger without the affirmative vote or approval of any other Person, and there shall be no applicable statute or other restriction which would prohibit, materially restrict or materially delay the consummation of the Merger or would be reasonably likely to make the consummation of the Merger economically unfeasible. In addition, any state anti-takeover law, if any, regulating the Acquisition shall have been complied with or shall have been determined by the Agent and the Required Banks to be invalid or inapplicable to the Tender Offer and the Merger. At the time of the consummation of the Tender Offer, neither the fair price provisions under applicable Illinois law nor the fair price provisions of the Target's articles of incorporation shall require a higher price be paid for Shares in the Merger than that paid in the Tender Offer, which price, in any event, shall not exceed that amount set forth in the Offer to Purchase and the Merger Agreement as in effect on the Initial Borrowing Date. In determining whether the condition set forth in this Section 10.1.1(c) has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.2 Solvency Certificates. On or prior to the Initial Borrowing Date, the Agent shall have received a solvency certificate in the form of Schedule 14(a) from the chief financial officer of Fimalac, Inc. and a solvency certificate in the form of Schedule 14(b) from the chief financial officer of Fitch Ibca, Inc., each dated the Initial Borrowing Date and supporting the conclusions, that after giving effect to the Tender Offer, the Refinancing and the incurrence of all financings contemplated herein, (i) in the case of the solvency opinion delivered by Fimalac, Inc., Fimalac, Inc. and its Subsidiaries (on a consolidated basis) and (ii) in the case of the solvency opinion delivered by Fitch Ibca, Inc., Fitch Ibca, Inc. (on a stand alone basis), are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due.

      10.1.3 Refinanceable Indebtedness. On the Initial Borrowing Date and contemporaneously with giving effect to the Loans incurred on the Initial Borrowing Date, all Refinanceable Indebtedness shall have been repaid in full and all commitments in respect thereof shall have been terminated and the Creditors in respect of the Refinanceable Indebtedness shall have terminated and released all security interests and Liens on the assets owned by the Credit Parties; and the Agent shall have received such releases of security interests in, and Liens, on the assets owned by the Credit Parties as may have been reasonably requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent. In determining whether the condition set forth in this Section 10.1.3 has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.4 Existing Indebtedness. On the Initial Borrowing Date and after giving effect to the Transaction, neither Fimalac S.A. nor any of its Subsidiaries shall have any Indebtedness outstanding, except for (i) all amounts due hereunder or under any other Credit Document and (ii) the Existing Indebtedness. After giving effect to the consummation of the Transaction, there shall be no breach, violation or default under any material Existing Indebtedness. In determining whether the condition set forth in this Section
10.1.4 has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.5 Security Documents. (a) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Documents to which it is a party (each document listed on Schedule 10, as amended, modified or supplemented from time to time, a "Security Document") and shall have delivered to the Security Agent, (i) copies of each executed Security Document, (ii) all of the Pledged Securities, if in physical form, referred to therein then owned by such Credit Party, together with executed and undated stock powers, where applicable, in the case of capital stock constituting Pledged Securities and (iii) evidence reasonably satisfactory to the Agent of the registration of such Security Documents if the Pledged Securities pledged thereunder are not in physical form. The Banks shall have a first priority perfected security interest in all assets of the Borrowers and their respective Subsidiaries that are the subject of the Security Documents. To the extent that the Shares tendered pursuant to the Tender Offer are not capable of being delivered to the Security Agent under the applicable Security Document on the Initial Borrowing Date, the Security Agent shall be satisfied that it nevertheless has a first priority perfected security interest in such Shares, and the Credit Parties shall have taken all action reasonably requested by the Security Agent in connection therewith, including by having the Depositary Agent for the Shares sign and deliver to the Security Agent a bailee letter in form and substance satisfactory to the Security Agent.

      (b) With respect to each Borrower (with the exception of Fimalac S.A.) or Subsidiary the capital stock of which constitutes Pledged Security pursuant to a Security Document, on or prior to the Initial Borrowing Date, the Credit Parties shall have provided evidence satisfactory to the Agent that any provisions in the by-laws or statuts, as the case may be, of such Borrower or Subsidiary that would impede or prevent the Security Agent and the Banks from enforcing such Security Document in accordance with its terms, including any clause d'agrement, have been amended or waived in accordance with applicable legal procedures or, as the case may be, procedures set forth in such by-laws or statuts (save in the case of the shares of Rhenameca, which waiver shall be given in accordance with
Section 12.1.15(b)). In determining whether the condition set forth in this
Section 10.1.5(b) has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.6 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the President (President du Conseil d'Administration for a French Credit Party) (or another officer duly authorized by the President or the Board of Directors to do so) of such Credit Party on behalf of such Credit Party in the form of Schedule 6 with appropriate insertions, together with certified copies of the statuts (or equivalent organizational documents), extrait k-bis (or equivalent document in the country of the Credit Party) of such Credit Party and its Subsidiaries the shares of which are pledged pursuant to the Security Documents dated within one month of the Initial Borrowing Date, copies of the minutes of such shareholders meetings and Board of Directors meetings and the resolutions of the relevant corporate body of such Credit Party authorizing the transactions contemplated under the Credit Documents and the execution of the Credit Documents to which such Credit Party is a party, and each such statuts and extrait k-bis shall be in the form provided to the Agent prior to the date hereof or in such other form as is reasonably acceptable to the Agent, and the foregoing resolutions shall be in form and substance reasonably acceptable to the Agent.

      (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and on the Initial Borrowing Date the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and (in the case of any Credit Party located in the United States) a bring-down telegram or facsimile, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

      10.1.7 Depositary Agent. Prior to the Initial Borrowing Date, the Agent shall have received notification in writing from the Depositary Agent confirming that a number of Shares equal to, or more than, 62.6% of the outstanding Shares shall have been delivered to Acquisition Sub on the Initial Borrowing Date.

      10.1.8 Financial Statements. On or prior to the Initial Borrowing Date, the Agent shall have received copies of (a) the audited consolidated financial statements of the Fimalac Group as of December 31, 1999; (b) a certificate from the statutory auditors of Fimalac S.A. stating that, as of December 31, 1999 and for the year then ended on a pro-forma basis (consolidating Facom S.A. for the full year 1999), the Fimalac Group had (x) Consolidated EBITDA greater than EUR 210,000,000, (y) a "resultat d'exploitation" (as defined in the plan comptable general of Fimalac S.A.) greater than EUR 145,000,000 and (z) Net Consolidated Debt lower than EUR 550,000,000; (c) the audited consolidated financial statements of the Target and its Subsidiaries as of December 31, 1999, reflecting (x) Consolidated EBITDA greater than USD 35,000,000, (y) Consolidated EBIT greater than USD 32,000,000 and (z) Net Consolidated Debt less than USD 5,000,000.

      10.1.9 Legal Opinion. On the Initial Borrowing Date, the Agent shall have received from Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Credit Parties, an opinion addressed to the Agent, the Security Agent and each of the Banks, dated the Initial Borrowing Date, in the form set forth in Schedule 4.

      10.1.10 Approvals, Authorizations, etc. On or prior to the Initial Borrowing Date, the Agent shall have received copies of all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Acquisition, the Transaction and the other transactions contemplated by the Credit Documents and otherwise referred to herein or therein and such approvals and/or consents shall remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein; and there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Acquisition, the Transaction or the other transactions contemplated by the Credit Documents. In determining whether the condition set forth in this Section 10.1.10 has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.11 Credit Documents. (a) On or prior to the Initial Borrowing Date, each Borrower, each other Credit Party, the Agent, the Security Agent and each Bank shall have signed all Credit Documents to which it is a party (whether the same or different counterparts) and shall have delivered a copy thereof to the Agent.

      (b) On the Initial Borrowing Date, all Credit Documents to be entered into pursuant to the Transaction (i) shall be in full force and effect and (ii) shall be in full compliance with all applicable requirements of the US Margin Regulations. In determining whether the condition set forth in this Section 10.1.11(b) has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.12 Ownership of Stock. On the Initial Borrowing Date, each Borrower shall own the capital stock of each of its Subsidiaries as set forth on Schedule 7 free and clear of any Liens other than those pursuant to a Security Document. In determining whether the condition set forth in this Section 10.1.12 has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.13 Material Adverse Effect to the Business. On or prior to the Initial Borrowing Date, (a) there shall not occur or become known to the Arrangers any change, effect or circumstance that is, or is reasonably likely to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operation of Target and its Subsidiaries taken as a whole, other than any such conditions or changes, (i) expressly set forth in
Section 2.13 of the Company Disclosure Schedule or the Parent Disclosure Schedule (as defined in the Merger Agreement), as the case may be, attached to the Merger Agreement, or (ii) specifically set forth or described in the Company SEC Reports (as defined in the Merger Agreement) other than general risk factors; the following, considered alone without regard to any other effects, changes, events, circumstances or conditions, shall not be deemed to be a material adverse condition or material adverse change as referred to above: (i) a change in the trading prices of the Shares following the date of this Agreement; (ii) any effects, changes, events, circumstances or conditions generally affecting the industry in which the Target operates or arising from changes in general business or economic conditions; (iii) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles and applicable to Target; (iv) any effects, changes, events, circumstances or conditions resulting from the announcement or pendency of any of the transactions contemplated by the Merger Agreement other than a breach of a representation or warranty pursuant to the Merger Agreement which would occur except for this clause or clause (v) below; and (v) any effects, changes, events, circumstances or conditions resulting from actions taken by the Target in order to comply with the terms of the Merger Agreement other than a breach of a representation or warranty pursuant to the Merger Agreement which would occur except for this clause or clause (iv) above; and (b) (i) there shall not occur or become known to the Arrangers any change, effect or circumstance that is materially adverse to the business, assets, condition (financial or otherwise) or results of operation of Fimalac S.A. and its Subsidiaries taken as a whole and that creates a substantial likelihood that any Borrower will not be able to observe or perform any of its material obligations under the Credit Documents and (ii) the Arrangers shall not become aware after the date of this Agreement of any information relating to Fimalac S.A. and its Subsidiaries not previously known to the Arrangers which, in the Arrangers' reasonable opinion, would have been a significant factor to the decision of the Banks to grant the Commitments hereunder. In determining whether the condition set forth in this Section 10.1.13 has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.14 Government Action. On the Initial Borrowing Date, there shall not be any action or proceeding brought or threatened by any governmental authority or any other Person (other than, with respect to any action or proceeding brought or threatened by a Person, as would not have a Material Adverse Effect) or any statute, regulation, legislation, judgment, decree or order, enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Offer, the Merger, this Agreement or any transaction contemplated by the Credit Documents by any governmental authority that could have the effect of: (i) making illegal, or otherwise directly or indirectly restraining or prohibiting or imposing material penalties or fines or requiring the payment of material damages in connection with the making of, the Tender Offer, the acceptance for payment of, the payment for, or the ownership, directly or indirectly, of, some or all of the Shares by Acquisition Sub or the consummation of the Tender Offer or the Merger; (ii) prohibiting or materially limiting, the direct or indirect ownership or operation by the Target or by Fimalac S.A. of all or any material portion of the business or assets of the Target and its Subsidiaries, taken as a whole, or compelling Fimalac S.A. to dispose of or hold separate all or any material portion of the business or assets of the Target or Fimalac S.A. or their respective Subsidiaries, taken as a whole, as a result of the transactions contemplated by the Merger Agreement; (iii) imposing or confirming material limitations on the ability of Fimalac S.A. effectively to hold or to exercise full rights of ownership of Shares, including, without limitation, the right to vote any Shares on all matters properly presented to the stockholders of the Target, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated thereby; (iv) requiring divestiture by Acquisition Sub, directly or indirectly, of any Shares; or (v) which would reasonably be likely to result in a Material Adverse Effect. In determining whether the condition set forth in this Section 10.1.14 has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.15 Material Adverse Effect to the Market. On the Initial Borrowing Date, there shall not have occurred after the date hereof (i) any general suspension of, or limitation on prices (other than suspensions or limitations triggered by price fluctuations on a trading day) for, trading in securities on any national securities exchange in the United States, France, the United Kingdom or Germany that lasts for more than one trading day, (ii) the declaration of any banking moratorium or limitation or suspension of payments in respect of the extension of Credit by lending institutions in the United States, France, the United Kingdom, Germany or any other member country of the Economic Monetary Union participating in the Euro where such moratorium, limitation or suspension in such other member country has a significant adverse effect on the functionality of the banking market in the United States, France, the United Kingdom or Germany, (iii) the commencement of a war, armed hostilities or any other international or national calamity involving the United States, France or any member countries of the European Union having a significant adverse effect on the functionality (which shall not be deemed to include market average) of financial markets in the United States, France, the United Kingdom or Germany,
(iv) any catastrophic decline in (A) the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies and (B) the NASDAQ, in each case, by an amount in excess of 25% measured from the close of business on the date of the Commitment Letter, provided that such decline, as so measured, is sustained for a period of five trading days, or exists on the first date upon which the Shares are purchased pursuant to the Offer, or (v) in the case of any of the foregoing (other than clause (iv)) existing on the date hereof, a material acceleration or worsening thereof.

      10.1.16 Syndication by Arrangers. None of Fimalac S.A., Acquisition Sub, the Target or any of their Subsidiaries shall have offered, placed or sold any securities or arranged any bank financing that could reasonably be expected to impair the Arrangers' ability to syndicate the Loans and the Commitments. In determining whether the condition set forth in this Section 10.1.16 has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.1.17 Consent Letter. On the Initial Borrowing Date, the Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, in form and substance satisfactory to the Agent, indicating its consent to its appointment by Fimalac, Inc., Fitch Ibca, Inc. and Acquisition Sub as its agent to receive service of process as specified in Section 16.8.

      10.1.18 Regulation U. On the Initial Borrowing Date, (i) Fitch Ibca, Inc. shall have delivered to each Bank a duly completed Form U-1 or G-3, as applicable, referred to in Regulation U and (ii) each Bank shall be able in good faith to complete said Form U-1 or G-3, as applicable, showing that the Loans to be extended by the Banks on the Initial Borrowing Date comply with the requirements of Regulation U.

10.2 Conditions to Borrowings Made Between the Initial Borrowing Date and the Merger Date.

The obligation of each Bank to make Loans on any Borrowing Date between the Initial Borrowing Date to but excluding the Merger Date, is subject at the time of the making of such Loans to the satisfaction of the following conditions:

      10.2.1 Other Conditions Mutatis Mutandis. The conditions precedent set forth in Sections 10.1.13, 10.1.14 and 10.1.16 shall apply mutatis mutandis and, accordingly, shall have been satisfied as of such Borrowing Date. In determining whether the condition set forth in this Section 10.2.1 has been satisfied, the Agent shall be entitled to rely on the statements made by Fimalac S.A. in its Borrowing Request.

      10.2.2 Depositary Agent. On such Borrowing Date, the Agent shall receive notification in writing from the Depositary Agent confirming the number of Shares to be delivered to Acquisition Sub on such Borrowing Date.

10.3  Conditions to Borrowings Made on the Merger Date.

The obligation of each Bank to make Loans on the Merger Date, is subject at the time of the making of such Loans to the satisfaction of the following conditions:

      10.3.1 Other Conditions Mutatis Mutandis. The conditions precedent set forth in Section 10.2.1 shall apply mutatis mutandis and, accordingly, shall have been satisfied as of the Merger Date. In determining whether the condition set forth in this Section 10.3.1 has been satisfied, the Agent shall be entitled to rely on the statements made by Fimalac S.A. in its Borrowing Request.

      10.3.2 Solvency Certificates. On the Merger Date, receipt by the Agent of a solvency certificate in the form of Schedule 14(b) from the chief financial officer of the Surviving Entity and dated the Merger Date and supporting the conclusions that, after giving effect to the Merger and the guaranty granted by the Surviving Entity pursuant to Article XV of this Agreement, the Surviving Entity is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature and become due.

      10.3.3 Corporate Documents; Proceedings; etc. (a) On the Merger Date, the Agent shall have received a certificate from the Surviving Entity, dated the Merger Date, signed by the President (or another officer duly authorized by the President or the Board of Directors to do so) of the Surviving Entity on behalf of the Surviving Entity in the form of Schedule 6 with appropriate insertions, together with certified copies of the Articles of Incorporation (or equivalent organizational documents), and by-laws (or equivalent document) of the Surviving Entity, updated to the Merger Date, copies of the minutes of such shareholders meetings and Board of Directors meetings and the resolutions of the relevant corporate body of the Surviving Entity authorizing the Merger and the execution of any Credit Documents to which the Surviving Entity is a party and that is to be executed and delivered on the Merger Date or in connection with the Merger, and such Articles of Incorporation and by-laws shall be in such form as is reasonably acceptable to the Agent, and the foregoing resolutions shall be in form and substance reasonably acceptable to the Agent.

      (b) All corporate and legal proceedings and all instruments and agreements in connection with the Merger and the transactions contemplated by this Agreement and the other Credit Documents on the Merger Date shall be reasonably satisfactory in form and substance to the Agent, and on the Merger Date the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and (in the case of any Credit Party located in the United States) a bring-down telegram or facsimile, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

      10.3.4 Approvals, Authorizations, etc. On or prior to the Merger Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Merger and the other transactions contemplated by the Credit Documents to be consummated on such date and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Merger or the other transactions contemplated by the Credit Documents to be consummated on such date or otherwise referred to herein or therein; and there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Merger or the other transactions contemplated by the Credit Documents to be consummated on such date. In determining whether the condition set forth in this Section 10.3.4 has been satisfied, the Agent shall be entitled to rely on the statements made by Fimalac S.A. in its Borrowing Request.

      10.3.5 Merger Documents. On or prior to the Merger Date, there shall have been delivered to the Agent true and correct copies of all Merger Documents not delivered to the Agent on or prior to the Initial Borrowing Date, which Merger Documents shall be required to be in form and substance satisfactory to the Agent and the Required Banks.

      10.3.6 Merger Conditions. All material conditions precedent to the consummation of the Merger shall have been satisfied (and not waived without the consent of the Agent and the Required Banks not to be unreasonably withheld) and the Merger shall have been consummated in accordance with the Merger Documents and applicable law. In determining whether the condition set forth in this
Section 10.3.6 has been satisfied, the Agent shall be entitled to rely on the statements made by Fimalac S.A. in its Borrowing Request.

10.4  Conditions to Borrowings Made After the Merger Date.

The obligation of each Bank to make Loans on any Borrowing Date after the Merger Date, is subject at the time of the making of such Loans to the satisfaction of the following conditions:

      10.4.1 Merger Conditions. All material conditions precedent to the consummation of the Merger shall have been satisfied (and not waived without the consent of the Agent and the Required Banks not to be unreasonably withheld) and the Merger shall have been consummated in accordance with the Merger Documents and applicable law. In determining whether the condition set forth in this
Section 10.4.1 has been satisfied, the Agent shall be entitled to rely on the Officer's Certificate delivered from each Borrower.

      10.4.2 Material Adverse Effect. No event which has had, or could reasonably be expected to have a Material Adverse Effect shall have occurred. In determining whether the condition set forth in this Section 10.4.2 has been satisfied, the Agent shall be entitled to rely on the statements made by Fimalac S.A. in its Borrowing Request.

10.5  Conditions Precedent to All Borrowings.

The obligation of each Bank to make Loans (including Loans made on the Initial Borrowing Date) is subject, at the time of each such Borrowing (except as hereinafter indicated), to the satisfaction of the following conditions:

      10.5.1 Representations and Warranties. At the time of each Borrowing and also after giving effect thereto, all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Borrowing (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date). In determining whether the condition set forth in this Section 10.5.1 has been satisfied, the Agent shall be entitled to rely on each Borrower's Borrowing Request.

      10.5.2 No Default. At the time of each Borrowing and also after giving effect thereto, there shall exist no Potential Event of Default or Event of Default. In determining whether the condition set forth in this Section 10.5.2 has been satisfied, the Agent shall be entitled to rely on each Borrower's Borrowing Request.

      10.5.3 Borrowing Request. Prior to the making of each Loan, the Agent shall have received a Borrowing Request substantially in the form of Schedule 2.

      10.5.4 Costs, Fees, Expenses, etc. On each Borrowing Date, the Borrowers shall have paid to the Arrangers, each Agent and each Bank all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Arrangers and such Bank or payable in respect of the Transaction, to the extent then due.

      10.5.5 Litigation. On each Borrowing Date, there shall not be any action or proceeding brought or threatened by any governmental authority or any other person (i) with respect to the Loans or any Credit Documents or (ii) with respect to the Transaction and which could reasonably be expected to have a Material Adverse Effect. In determining whether the condition set forth in this
Section 10.5.5 has been satisfied, the Agent shall be entitled to rely on each Borrower's Officer's Certificate (or Borrowing Request, for Borrowings after the Initial Borrowing Date).

      10.5.6 Compliance with Law. On each Borrowing Date, each Credit Party shall be in compliance with all applicable statutes, regulations (including, without limitation, U.S. Margin Regulations), rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, in connection with the Transaction). In determining whether the condition set forth in this Section 10.5.6 has been satisfied, the Agent shall be entitled to rely on each Borrower's Officer's Certificate (or Borrowing Request, for Borrowings after the Initial Borrowing
Date).

      All of the certificates, legal opinions and other documents and papers referred to in this Article X, unless otherwise specified, shall be delivered to the Agent for the account of each of the Banks and shall be in form and substance reasonably satisfactory to the Agent and, specifically each relevant Credit Party shall have executed such documentation as the Security Agent shall request in order to create a security interest in the shares acquired on such Borrowing Date pursuant to the relevant Security Document.

                   ARTICLE XI - REPRESENTATIONS AND WARRANTIES

11.1  Representation and Warranties of all Credit Parties.

In order to induce the Banks to enter into this Agreement and to make the Loans as provided herein, each Credit Party makes the following representations and warranties, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the making of the Loans, with the occurrence of each Borrowing on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 11.1 are true and correct on and as of the Initial Borrowing Date and on each Borrowing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

      11.1.1 Corporate and Other Status. Each Credit Party and each of its Subsidiaries (other than any Non-Material Subsidiaries) (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

      11.1.2 Corporate and Other Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

      11.1.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and the Additional Security Documents) upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, Credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the statuts, certificate of incorporation, by-laws or partnership agreement (or equivalent organizational documents) of such Credit Party or any of its Subsidiaries.

      11.1.4 Approvals. (a) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have been obtained or made on or prior to the date on which this representation is made or deemed made and which remain in full force and effect on the date on which this representation is made or deemed made, or to the extent not required to be obtained or made on or prior to the date on which this representation is made or deemed made pursuant to the Documents, as will be obtained or made on or prior to the required date therefor), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (A) the execution, delivery and performance of any Document by any Credit Party or (B) the legality, validity, binding effect or enforceability of any such Document against any Credit Party.

      (b) All necessary shareholder and board of director approvals and/or consents and all material third party non-governmental approvals and/or consents, in each case in connection with the Transaction and the execution, delivery and performance of any Document by any Credit Party, have been obtained and remain in full force and effect on the date on which this representation is made or deemed made.

      11.1.5 Financial Statements; Financial Condition; Undisclosed Liabilities; etc. (a) The audited consolidated balance sheets of the Fimalac Group and Target and its Subsidiaries at December 31, 1999 and the related audited consolidated statements of operations, cash flows and shareholders' equity of the Fimalac Group and Target and its Subsidiaries for the fiscal year ended on such date (copies of which have been furnished to the Agent prior to the Initial Borrowing
Date), present fairly the financial position of the Fimalac Group and Target and its Subsidiaries, as the case may be, at the date of such balance sheets and the results of the operations of the Fimalac Group and Target and its Subsidiaries, as the case may be, for the periods covered thereby. All such financial statements have been prepared in accordance with French GAAP (in the case of the Fimalac Group) and US GAAP (in the case of Target and its Subsidiaries), consistently applied. After giving effect to the Transaction, since January 1, 2000, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Fimalac Group and, up to and including the Merger Date, Target and its Subsidiaries, as the case may be.

      (b) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (A) the sum of the assets, at a fair valuation, of each Credit Party on a stand alone basis and of such Credit Party and its Subsidiaries taken as a whole will exceed its debts; (B) each Credit Party on a stand alone basis and such Credit Party and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; (C) each Credit Party on a stand alone basis and such Credit Party and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business; and (D) no Credit Party nor any of its Subsidiaries is in cessation de paiement (or the equivalent thereof in any jurisdiction). For purposes of this Section 11.1.5(b), "debt" means any liability on a claim, and "claim" means (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

      (c) Except as fully disclosed in the financial statements delivered pursuant to Section10.1.8 or except for the Loans, there were as of the Initial Borrowing Date no liabilities or obligations with respect to any Credit Party or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to Credit Party and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, no Credit Party knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 10.1.8 which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      11.1.6 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of any Credit Party, threatened (i) with respect to the Loans or to any Credit Document or (ii) that are reasonably likely to have a Material Adverse Effect.

      11.1.7 True and Complete Disclosure. All factual information (taken as a whole) furnished by any Credit Party in writing to any Agent or any Bank (including, without limitation, all information contained in the Credit Documents and, following its issuance, in the Confidential Information Memorandum) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

      11.1.8 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans will be used by Fimalac S.A. and its Subsidiaries (A) to effect the Acquisition and the Refinancing and (B) to pay fees and expenses related to the Acquisition and the Refinancing.

      (b) The proceeds of the Revolving Loan will be used for Fimalac S.A.'s and its Subsidiaries' general corporate and working capital purposes including to effect the Acquisition.

      (c) Except to finance the Acquisition, no part of any Borrowing (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend Credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Borrowing will violate or be inconsistent with the provisions of Regulation T, U or X.

      11.1.9 Tax Returns and Payments. Each Credit Party and each of its Subsidiaries has filed all material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and adequately provided for on the financial statements of such Credit Party and its Subsidiaries in accordance with applicable generally accepted accounting principles. Each Credit Party and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of such Credit Party) for the payment of, all domestic and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material (with respect to such Credit Party and its Subsidiaries) action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of such Credit Party threatened, by any authority regarding any taxes relating to such Credit Party or any of its Subsidiaries.

      11.1.10 The Security Documents and Additional Security Documents. (a) The provisions of each Security Document and Additional Security Documents are effective to create in favor of the Security Agent for the benefit of the Banks a legal, valid and enforceable interest in all right, title and interest of the Credit Parties in the Collateral described therein, and the Security Agent, for the benefit of the Banks, has a first priority perfected security interest, where applicable, on, and interest in, all right, title and interest in all of the Collateral described therein, superior and prior to the rights of all third persons, subject to no other Liens other than Permitted Liens.

      (b) Except as set forth in Schedule 11, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Collateral under such Security Document or Additional Security Documents.

      11.1.11 Representations and Warranties in Credit Documents. All representations and warranties of any Credit Party set forth in the Credit Documents are true and correct in all material respects at the time as of which such representations and warranties are made (or deemed made).

      11.1.12 Assets. Each Credit Party and each of its Subsidiaries have good and valid title to all material assets owned by them, including, as of December 31, 1999, all material assets reflected in the balance sheets referred to in
Section 11.1.5(a), free and clear of all Liens, other than Permitted Liens.

      11.1.13 Subsidiaries. (a) Schedule 7 correctly sets forth, as of the Initial Borrowing Date, Fimalac S.A.'s principal Subsidiaries and its percentage ownership (direct or indirect) in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

      (b) No Credit Party owns any capital stock, participation or interest in any Person (other than a Subsidiary consolidated into the accounts of Fimalac S.A.) in respect of which such Credit Party's liability is not limited to the amount contributed by such Credit Party in connection with such capital stock, participation or interest.

      11.1.14 Investment Company Act. No Credit Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      11.1.15 Public Utility Holding Company Act. No Credit Party nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      11.1.16 Compliance with Statutes, etc. Each Credit Party and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not have a Material Adverse Effect.

      11.1.17 Environmental Matters. (a) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from or released or disposed of on, any Real Property or any property adjoining or in the vicinity of any Real Property. Each Credit Party and each of its Subsidiaries have complied with, and on the date of such Borrowing are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of such Credit Party, threatened Environmental Claims against such Credit Party or any of its Subsidiaries (including any such Claim arising out of the ownership or operation by such Credit Party or any of its Subsidiaries of any Real Property no longer owned or operated by such Credit Party or any of its Subsidiaries) or any Real Property owned or operated by such Credit Party or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to any Real Property owned or operated by such Credit Party or any of its Subsidiaries (including any Real Property formerly owned or operated by such Credit Party or any of its Subsidiaries) or, to the best knowledge of such Credit Party, any property adjoining or adjacent to any such Real Property that could reasonably be expected (A) to form the basis of an Environmental Claim against such Credit Party or any of its Subsidiaries or any Real Property owned or operated by such Credit Party or any of its Subsidiaries, or (B) to cause any Real Property owned or operated by such Credit Party or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by such Credit Party or any of its Subsidiaries under any applicable Environmental Law.

      (b) Notwithstanding anything to the contrary in this Section 11.1.17, the representations made in this Section 11.1.17 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and non-compliances of the types described above could reasonably be expected to have a Material Adverse Effect.

      11.1.18 Labor Relations. No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on such Credit Party and its Subsidiaries. (i) No unfair labor practice complaint is pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of such Credit Party, threatened against any of them, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or any of its Subsidiaries or, to the best knowledge of such Credit Party, threatened against any of them, and (ii) no union representation question exists with respect to the employees of any Credit Party or any of its Subsidiaries, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect. There is no strike, labor dispute, slowdown or stoppage pending against any Credit Party or any of its respective Subsidiaries or, to the best knowledge of such Credit Party, threatened against such Credit Party or any of its Subsidiaries, except such as could not reasonably be expected to have a Material Adverse Effect.

      11.1.19 Patents, Licenses, Franchises and Formulas. Each Credit Party and each of its respective Subsidiaries owns all the material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

      11.1.20 Indebtedness. (a) Schedule 13 sets forth a true and complete list of all Existing Indebtedness of each Credit Party and its respective Subsidiaries as of the Initial Borrowing Date, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guaranteed such debt.

      (b) Immediately prior to the Initial Borrowing Date, (i) the Net Consolidated Debt of the Fimalac Group was less than EUR 550,000,000 and (ii) the Net Consolidated Debt of Target was, without taking into account the cash corresponding to the exercise price of any stock options on the Shares, to the best of each Credit Party's knowledge, less than USD5,000,000.

      11.1.21 Insurance. Each Credit Party and its respective Subsidiaries maintains, with financially sound and reputable insurers, insurance on its property, personnel, and business activities, including third party liability and environmental insurance, in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which such Credit Party or any of its Subsidiaries operates and no act, omission, event or default has occurred under such policies of insurance which has rendered or might render such policies of insurance taken out by it void or voidable and there are no circumstances which would or might give rise to any claim under any such policies which, if not indemnified under the policies, would cause a Material Adverse Effect.

      11.1.22 Financial Covenants. Fimalac S.A. is in compliance with each of the financial covenants set forth in Section 12.2.7.

      11.1.23 Pari Passu Obligations; No Liens. Each Credit Party's obligations under the Credit Documents to which it is a party rank, and shall at all times rank, at least pari passu with all its other present and future unsecured and secured unsubordinated obligations (including Contingent Obligations) except for such obligations as are mandatorily preferred by law and not by contract. As of the Initial Borrowing Date, no Creditor of any Credit Party or its Subsidiaries has any Lien on any assets of such Credit Party or its Subsidiaries save as permitted by Section 12.2.1 or benefits from any guaranty granted by such Credit Party or any of its Subsidiaries save as permitted by Section 12.2.4.

      11.1.24 Offer to Purchase. All necessary governmental and third party approvals in connection with the purchase of Shares pursuant to the Offer to Purchase, the transactions contemplated thereby and otherwise referred to therein have been or, prior to the time when required, will have been, obtained and remain in effect, and all applicable waiting periods have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, imposes materially adverse conditions upon or unduly hinders, the consummation of the purchase of Shares pursuant to the Offer to Purchase. Additionally, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the purchase of Shares pursuant to the Offer to Purchase, or the making of Loans, or the performance by the Credit Parties of their obligations under the Documents. At the time of their dissemination to the public, the Offer to Purchase and any amendments or supplements thereto and all documents required to be filed by Acquisition Sub, pursuant to the Securities Exchange Act of 1934, as amended, copies of which documents have been or will be delivered to the Agent (other than exhibits to such filings, which have been made available to the Agent upon request therefor), do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which made, not misleading.

      11.1.25 Tender Offer. At the time of consummation thereof, the Tender Offer shall have been consummated in accordance with the terms of the Tender Offer Documents and all applicable laws. At the time of consummation of the Tender Offer, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Tender Offer will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Tender Offer. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Tender Offer, or the making of the Loans or the performance by Acquisition Sub or any of its Subsidiaries of their respective obligations under the respective Documents. All actions taken by Acquisition Sub or any of its Subsidiaries pursuant to or in furtherance of the Tender Offer have been taken in compliance with the Tender Offer Documents and all applicable laws. On the Initial Borrowing Date, a sufficient number of Shares have been tendered and purchased by Acquisition Sub pursuant to the Offer to Purchase to permit Acquisition Sub to consummate the Merger with only the vote of the Shares owned by it, and no other vote shall be required in order to consummate the Merger. There is no applicable state shareholder protection, anti-takeover or other legislation which would delay (other than the filing and mailing of the Proxy Materials and the holding of the general shareholders' meeting of Target to approve the Merger), or prevent, the consummation of the Acquisition.

      11.1.26 Merger. At the time of consummation thereof, the Merger shall have been consummated in accordance with the terms of the Merger Documents and all applicable laws. At the time of consummation of the Merger, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Merger will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Merger. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Merger, or the making of the Loans or the performance by Fimalac S.A. or any of its Subsidiaries of their respective obligations under the respective Documents. All actions taken by Fimalac S.A. or any of its Subsidiaries pursuant to or in furtherance of the Merger have been taken in compliance with the Merger Documents and all applicable laws.

      11.1.27 No Default. There exists no Potential Event of Default or Event of Default.

      11.1.28 Capitalization. On the Initial Borrowing Date after giving effect to the Transaction, the issued capital stock of Fimalac S.A., Fimalac, Inc., Fitch Ibca, Inc. and Acquisition Sub shall consist, respectively of 6,263,829 shares, 100 shares, 100 shares and 1000 shares of common stock and, in the case of Fimalac Inc., 100 shares of preferred stock. All outstanding shares of capital stock of each Credit Party have been duly and validly issued, are fully paid and nonassessable. Except as set forth on Schedule 16, no Credit Party has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

11.2  Representations and Warranties of Fitch Ibca, Inc.: Compliance with ERISA.

In addition to the representations and warranties made under Section 11.1, Fitch Ibca, Inc. makes the following representations and warranties in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the making of the Loans, with the occurrence of each Borrowing on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 11.2 are true and correct in all material respects on and as of the Initial Borrowing Date and on each Borrowing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

      11.2.1 ERISA Matters. (a) Schedule 18 sets forth each Plan subject to Title IV of ERISA; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Fitch Ibca, Inc. nor any Subsidiary of Fitch Ibca, Inc. nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Fitch Ibca, Inc. or any Subsidiary of Fitch Ibca, Inc. or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Fitch Ibca, Inc. and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of this Agreement, would not exceed USD 50,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Fitch Ibca, Inc., any Subsidiary of Fitch Ibca, Inc. or any ERISA Affiliate has at all times been operated in compliance with the provisions of
Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code except for any failure to comply which would not individually, or in the aggregate, result in a material liability of Fitch Ibca, Inc. or a Subsidiary of Fitch Ibca, Inc.; no lien imposed under the Code or ERISA on the assets of Fitch Ibca,

Inc. or any Subsidiary of Fitch Ibca, Inc. or any ERISA Affiliate exists or is likely to arise on account of any Plan and Fitch Ibca, Inc. and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them in the USA without incurring any material liability.

      (b) Each Non-U.S. Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Non-U.S. Pension Plan have been timely made. No Credit Party nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Pension Plan, determined as of the end of such Credit Party's or its Subsidiary's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Pension Plan allocable to such benefit liabilities.

                             ARTICLE XII - COVENANTS

12.1  Affirmative Covenants.

Except as otherwise expressly indicated, each Credit Party hereby covenants and agrees that on and after the date hereof and until the Total Commitments have terminated and the Loans, together with interest, fees and all other obligations incurred hereunder and thereunder, are paid in full:

      12.1.1 Information Covenants. Fimalac S.A. will furnish to the Agent:

      (a)   Semi-Annual Financial Statements.

         (i)Beginning with the semi-annual accounting period ending on June 30, 2000 and within ninety (90) days of the close of each semi-annual accounting period in each fiscal year of Fimalac S.A., (1) the unaudited consolidated balance sheet of Fimalac S.A. and the unaudited statutory balance sheets of each Credit Party as at the end of such semi-annual accounting period and the related unaudited consolidated statements of income and retained earnings and statement of cash flows for such semi-annual accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year and (2) in the case of Fimalac S.A. the

            "attestation" of the "Commissaire aux Comptes" in connection with the consolidated (or statutory, as the case may be) balance sheet and the consolidated statement of income and retained earnings and statement (or statutory, as the case may be) of cash flows delivered pursuant to clause (1) above.

         (ii) As soon as such becomes available, all information that would be required to be delivered to the Agent pursuant to Section 12.1.1(f) below.

      (b) Annual Financial Statements. Beginning with the close of the fiscal year ending December 31, 2000 and within one hundred and twenty (120) days after the close of each fiscal year of Fimalac S.A. and Fitch Ibca, Inc., respectively the audited consolidated balance sheet of Fimalac S.A., the audited statutory balance sheet of each Credit Party as at the end of such fiscal year and the related audited statutory and/or consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Price Waterhouse Coopers, any other "Big Six" independent certified public accountants or such other independent certified public accountants of recognized international or national standing reasonably acceptable to the Agents, such auditor's report including any reserves and comments made by such auditors on such audited statutory and consolidated financial statements.

      (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 12.1.1 (a) and (b), a certificate of the Chief Financial Officer of Fimalac S.A. or another senior financial officer of Fimalac S.A. on behalf of Fimalac S.A. to the effect that, to the best of such officer's knowledge, no Potential Event of Default or Event of Default has occurred and is continuing or, if any Potential Event of Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (A) if delivered with the financial statements required by Section 12.1.1(a), set forth in reasonable detail the Consolidated Leverage Ratio, the Consolidated Debt to Equity Ratio and the Consolidated Interest Coverage Ratio as of the end of such semi-annual accounting period and the calculations (certified by the statutory auditors) required to establish whether Fimalac S.A. and its Subsidiaries were in compliance with the provisions of Section 12.2.7, at the end of such semi-annual accounting period and (B) if delivered with the financial statements required by Section 12.1.1(b), set forth in reasonable detail the Consolidated Leverage Ratio, the Consolidated Debt to Equity Ratio and the Consolidated Interest Coverage Ratio as of the end of such fiscal year and the calculations (certified by the statutory auditors) required to establish whether Fimalac S.A. and its Subsidiaries were in compliance with the provisions of Section 12.2.7 as at the end of such fiscal year.

      (d) Notice of Potential Event of Default or Litigation. Promptly upon, and in any event within three (3) Business Days (or five (5) Business Days in the case of clause (B) below) after, any senior officer of any Credit Party obtains knowledge thereof, notice of (A) the occurrence of any event which constitutes an Event of Default and (B) the occurrence of any event which constitutes a Potential Event of Default and any litigation or governmental investigation or proceeding pending (x) against any Credit Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (y) with respect to the Transaction or any Document.

      (e) Environmental Matters. Promptly upon, and in any event within ten Business Days after, any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, if material:

         (i)any pending or threatened Environmental Claim against such Credit Party or any of its Subsidiaries or any Real Property owned or operated by such Credit Party or any of its Subsidiaries;

         (ii) any condition or occurrence on or arising from any Real Property owned or operated by such Credit Party or any of its Subsidiaries that (1) results in noncompliance by such Credit Party or any of its Subsidiaries with any applicable Environmental Law or (2) could reasonably be expected to form the basis of an Environmental Claim against such Credit Party or any of its Subsidiaries or any such owned or operated Real Property;

         (iii) any condition or occurrence on any Real Property owned or operated by such Credit Party or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by such Credit Party or any of its Subsidiaries of such Real Property under any applicable Environmental Law; and

         (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Credit Party or any of its Subsidiaries as required by such applicable Environmental Law or any governmental or other administrative agency; provided, that in any event such Credit Party shall deliver to the Agent all notices received by such Credit Party or any of its Subsidiaries from any government or governmental agency (including, without limitation, under, or pursuant to, CERCLA in the United States) which identify such Credit Party or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify such Credit Party or any of its Subsidiaries of potential liability (including, without limitation, under CERCLA in the United States). All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Credit Party's or such Subsidiary's response thereto.

      (f) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which any Credit Party or any of its respective Subsidiaries shall (i) file with any governmental entity (including the Securities and Exchange Commission or any successor thereto (the "SEC") and the Commission des Operations de Bourse (the "COB")) and which are available to the public, (ii) deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) or (iii) deliver to all shareholders of Fimalac S.A. to the extent not already provided pursuant to clause (i) above.

      (g) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to each Credit Party or any of its Subsidiaries as any Agent may reasonably request.

      12.1.2 Books and Records. Each Credit Party will, and will cause each of its Subsidiaries, (i) to keep proper books of record and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and, more generally, (ii) to maintain its accounts, books and records in accordance with all requirements of law and the generally accepted accounting principles in effect from time to time in the jurisdiction in which such Credit Party, or such Subsidiary, as the case may be, is organized.

      12.1.3 Maintenance of Property; Insurance. (a) Each Credit Party will, and will cause each of its Subsidiaries to, (i) keep all property owned or leased by such Credit Party and its Subsidiaries necessary to the business of such Credit Party and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted and (ii) maintain, with financially sound and reputable insurers, insurance, including third party liability and environmental insurance, on all its property, personal and business activities in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which such Credit Party or any of its Subsidiaries operates.

      (b) If a Credit Party or any of its Subsidiaries shall fail to insure its property in accordance with this Section 12.1.3, the Security Agent shall have the right (but shall be under no obligation), after giving such Credit Party prior written notice, to procure such insurance and such Credit Party agrees to reimburse the Security Agent for all costs and expenses of procuring such insurance.

      12.1.4 Corporate Franchises. Each Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 12.1.4 shall prevent (i) sales of assets and other transactions by such Credit Party or any of its Subsidiaries in accordance with Section 12.2.2 or
(ii) the withdrawal by such Credit Party or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

      12.1.5 Compliance with Statutes, etc. Each Credit Party will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Credit Party will, and will cause each of its Subsidiaries to, maintain any and all licenses, consents, approvals and authorizations obtained from or imposed by any governmental body, domestic or foreign, in respect of the conduct of its business and the ownership of its property except as such could not have a Material Adverse Effect.

      12.1.6 Compliance with Environmental Laws. Each Credit Party will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by such Credit Party or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws except in each case, to the extent that failure to comply, to pay or keep free could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its respective Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials except in compliance with any applicable Environmental Law on any Real Property now or hereafter owned or operated by such Credit Party or any of its Subsidiaries, or transport or permit the transportation of such Hazardous Materials to or from any such Real Property and except, in each case, to the extent any non-compliance with applicable Environmental Law could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      12.1.7 ERISA. As soon as possible and, in any event, within ten (10) Business Days after Fitch Ibca, Inc., any Subsidiary of Fitch Ibca, Inc. or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Fitch Ibca, Inc. will deliver to the Agent a certificate of the Chief Financial Officer of Fitch Ibca, Inc. setting forth the full details as to such occurrence and the action, if any, that Fitch Ibca, Inc., such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Fitch Ibca, Inc., the Subsidiary, the Plan administrator or the ERISA Affiliate to or with the PBGC or any other government agency, or a Plan participant and any notices received by Fitch Ibca, Inc., the Subsidiary or ERISA Affiliate from the PBGC or any other government agency or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that Fitch Ibca, Inc. has previously delivered to the Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan subject to Title IV of ERISA or a Non-U.S. Pension Plan has not been timely made; that a Plan subject to Title IV of ERISA has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Fitch Ibca, Inc., any Subsidiary of Fitch Ibca, Inc. or any ERISA Affiliate will or may incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA with respect to a group health plan (as defined in Section
607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Fitch Ibca, Inc. or any Subsidiary of Fitch Ibca, Inc. may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Non-U.S. Pension Plan. Fitch Ibca, Inc. will deliver to each of the Banks

(i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan subject to Title IV of ERISA (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Fitch Ibca, Inc., any subsidiary of Fitch Ibca, Inc. or any ERISA Affiliate or Non-U.S. Pension Plan shall be delivered to the Agent no later than ten (10) Business Days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Fitch Ibca, Inc., any Subsidiary of Fitch Ibca, Inc. or any ERISA Affiliate, as applicable. Fitch Ibca, Inc. and any Subsidiary of Fitch Ibca, Inc. shall use its reasonable best efforts to ensure that all Non-U.S. Pension Plans administered by it or into which it make payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a Material Adverse Effect.

      12.1.8 End of Fiscal Years; Fiscal Semi-Annual Period. In order to facilitate application of Section 12.2.7, each Credit Party will cause each of its and each of its Subsidiary's fiscal years to end on December 31, and each of its Subsidiary's fiscal semi-annual period to end on June 30, and December 31.

      12.1.9 Performance of Obligations. Each Credit Party will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or Credit agreement and each other contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      12.1.10 Payment of Taxes. Each Credit Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments, social charges and other governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 12.2.1(a); provided, that neither such Credit Party nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles. Each Credit Party will, and will cause each of its Subsidiaries to, file all material domestic and foreign tax returns in respect of the foregoing taxes, assessments, social charges and other governmental charges when such tax returns are due.

      12.1.11 Interest Rate Protection. No later than thirty (30) days following the Initial Borrowing Date, Fimalac S.A. will enter into, and shall for three
(3) years thereafter maintain, transactions pursuant to Interest Rate Protection Agreements reasonably acceptable to the Agent (acting on the instructions of the Required Banks) establishing a fixed or maximum interest rate for an amount equal to at least 60% of the Total Commitments. Amounts hedged in USD shall be subject to a fixed or maximum interest rate of 7.5% (exclusive of Margin and of the costs relating to such arrangements). Amounts hedged in EUR shall be subject to a fixed or maximum interest rate of 5.5% (exclusive of Margin and of the costs relating to such arrangements), it being agreed that the transactions under references 0077395 X03183SSTD, 00077394 X03185DIFF, 00077393 X03182CANC and 32159C X03184OSTD entered into between Fimalac S.A. and Credit Lyonnais, as set forth in an "Avis de Confirmation d'Operations d'Echanges et de Conditions d'Interets", dated as of July 5, 1999, are deemed to satisfy, up to the aggregate notional amounts covered by such transactions, the obligations of Fimalac S.A. under this Section 12.1.11; and to the extent a counterparty to any of the transactions to be entered into by Fimalac S.A. under this Section 12.1.11 is not a Bank, such counterparty must be an international first ranking financial institution.

      12.1.12 Additional Security; Further Assurances. (a) Upon the occurrence of any merger or other corporate reorganization (including a contribution of assets) affecting a Credit Party or a Subsidiary of Fimalac S.A. the shares of which are pledged pursuant to the Security Documents (the "Affected Subsidiary"), the parent of the Affected Subsidiary will grant to the Security Agent security interests in such shares of the Affected Subsidiary (or of the surviving entity if not the Affected Subsidiary) as are not covered by the original Security Documents (including, without limitation, security interests over the shares of Target and its Subsidiaries), and as may be requested from time to time by the Security Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Security Agent and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Security Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

      (b) Each Credit Party will, and will cause its Subsidiaries to, at the expense of such Credit Party, make, execute, endorse, acknowledge, file and/or deliver to the Security Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents or Additional Security Documents as the Security Agent may reasonably require. Furthermore, each Credit Party will cause to be delivered to the Security Agent such opinions of counsel and other related documents as may be reasonably requested by the Agents to assure itself that this Section 12.1.12 has been complied with.

      (c) Each Credit Party agrees that each action required above by this
Section 12.1.12 shall be completed within 90 days after such action is either requested to be taken by the Security Agent or required to be taken by such Credit Party pursuant to the terms of this Section 12.1.12; provided that (i) in no event will such Credit Party be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 12.1.12 and provided further that with respect to Shares acquired with proceeds of a Borrowing, such Shares shall be pledged pursuant to a Security Document mentioned in Section 10.1.5 or pursuant to this
Section 12.1.12 on the Borrowing Date for such Borrowing.

      12.1.13 Maintenance of Corporate Separateness. Each Credit Party will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. No Credit Party nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Credit Party or any of its Subsidiaries being ignored, or in the assets and liabilities of such Credit Party or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

      12.1.14 Use of Proceeds. Each Credit Party agrees to use the proceeds of the Loans in accordance with the terms and conditions of this Agreement and in particular Section 2.2.

      12.1.15 Execution of Credit Documents; Security. (a) On or prior to the Initial Borrowing Date, each Credit Party shall, and shall cause each of its Subsidiaries to, execute each of the Credit Documents to which it is a party. In addition, each Credit Party will, and will cause each of its Subsidiaries to, constitute and maintain the security interests set forth in Schedule 10, and assure their validity and enforceability.

      (b) Within one month of the date of signature of this Agreement, Fimalac S.A. shall cause the board of directors of Rhenameca to agree to the pledge of shares of Rhenameca in accordance with the clause d'agrement included in the statuts of Rhenameca.

      (c) Within one month of the date of signature of this Agreement, Fitch Ibca, Inc., as sole shareholder of Fitch Ibca Limited, shall procure that the existing share certificates of Fitch Ibca Limited representing 100% of the class A and class B shares are cancelled, new certificates representing 65% and 35% of each of the class A and class B shares are issued and those representing 65% of the class A and class B shares are delivered to the Security Agent immediately upon their issuance.

      12.1.16 Syndication. Fimalac S.A. shall provide information for, review, verify and certify the Confidential Information Memorandum and shall, and shall cause each of its Subsidiaries to, furnish such further information and assistance as the Agent and the Arrangers may reasonably require in connection with the primary syndication of the Loans during the necessary period to close the syndication.

      12.1.17 Dividends. Each of the Credit Parties shall (i) adopt a policy with respect to the declaration and distribution of dividends which shall be compatible in all respects with the obligations of each Credit Party to the Banks under the terms of this Agreement, and (ii) cause each of its Subsidiaries to adopt a policy with respect to the declaration and distribution of dividends which shall be compatible in all respects with the obligations of each Credit Party to the Banks under the terms of this Agreement.

      12.1.18 Pari Passu Obligations. Each Credit Party's obligations under the Credit Documents to which it is a party rank, and shall at all times rank, at least pari passu with all its other present and future unsecured and secured unsubordinated obligations (including Contingent Obligations) except for such obligations as are mandatorily preferred by law and not by contract.

      12.1.19 Consummation of the Merger and Refinancing. (a) Each Credit Party will, and will cause each of its Subsidiaries to, consummate the Merger within 120 days following the Initial Borrowing Date. On the date that the Merger is consummated (and whether or not any Loans are incurred on such date), each Credit Party will, and will cause each of its Subsidiaries to, take all actions required to be taken pursuant to Article X.

      (b) Each Credit Party will, and will cause each of its Subsidiaries to consummate the Refinancing on the Initial Borrowing Date. At the time of the consummation of the Refinancing, all commitments under the Refinanceable Indebtedness shall have been terminated and all loans thereunder shall have been repaid in full, together with interest thereon, all letters of Credit issued thereunder shall have been terminated, and all other amounts owing pursuant thereto shall have been repaid in full, and the Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 12.1.19 have been satisfied on such date. In addition, at the time of the consummation of the Refinancing, the Creditors under the Refinanceable Indebtedness shall have terminated and released all security interests and Liens (if any) on the assets owned by any Credit Party and any of its Subsidiaries, and the Agent shall have received such releases of security interests in and Liens on the assets owned by such Credit Parties as may have been requested by the Agent, which releases shall be required to be in form and substance satisfactory to the Agent.

      (c) Promptly following the consummation of the Merger, Target, if it is the Surviving Entity, shall execute and deliver an Acknowledgment Agreement in the form of Schedule 17. After giving effect to the Merger, Target shall succeed to all rights and obligations of Acquisition Sub as were existing immediately prior to the Merger (including, without limitation, all obligations under this Agreement and the other Credit Documents to which Acquisition Sub is a party). Simultaneously with the consummation of the Merger, all capital stock of Target after giving effect to the Merger shall, to the extent not theretofore so delivered, be delivered to the Security Agent.

      12.1.20 Fimalac S.A. Undertakings. (a) Fimalac S.A. shall respect its obligations under the Credit Documents (and, if required therefor, shall use all necessary efforts to sell its assets or increase its capital).

      (b) Fimalac S.A. shall ensure that the Fonds Propres Sociaux of Fimalac S.A. are, at any time, at least EUR 620,000,000 and that the Fonds Propres Consolides of Fimalac S.A. are, at any time, at least EUR 700,000,000.

      (c) Fimalac S.A. shall ensure that the percentage of its shares under autocontrole (control of its own shares within the meaning of Articles 217 et seq. and 359-1 of law n(degree)66-537 of 24 July 1966) does not exceed 10% of its share capital at any time.

      12.1.21 Approvals, Authorizations, etc. Fimalac S.A. shall and shall cause all of its Subsidiaries to obtain and maintain in full force and effect all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the other transactions contemplated by the Credit Documents and otherwise referred to herein or therein and each such Person shall promptly settle or contest in good faith (i) any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein; and (ii) any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Credit Documents.

      12.1.22 Tender Offer. Each Credit Party shall cause the Tender Offer to be carried out in conformity with the Tender Offer Documents and any applicable laws.

      12.1.23 Brands and Intellectual Property Rights. Each Credit Party and each of its respective Subsidiaries shall take all reasonable measures to maintain and protect all material brand names, the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing.

12.2  Negative Covenants.

Each Credit Party hereby covenants and agrees that on and after the date hereof and until the Total Commitments have terminated and the Loans, together with interest, fees and all other obligations incurred hereunder and thereunder, are paid in full:

      12.2.1 Liens. Each Credit Party will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Credit Party or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to such Credit Party or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 12.2.1 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

      (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

      (b) Liens in respect of property or assets of such Credit Party or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (A) which do not in the aggregate materially detract from the value of such Credit Party's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of such Credit Party or such Subsidiary or
            (B) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

      (c) Liens created pursuant to the Security Documents and Additional Security Documents;

      (d) leases or subleases granted to other Persons not materially interfering with the conduct of the business of such Credit Party or any of its Subsidiaries;

      (e) Liens in accordance with normal market practice placed upon equipment or machinery used in the ordinary course of business of such Credit Party or any of its Subsidiaries at the time of acquisition thereof by such Credit Party or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (A) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause
            (e) shall not at any time exceed EUR 30,000,000 and (B) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of such Credit Party or such Subsidiary;

      (f) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of such Credit Party or any of its Subsidiaries;

      (g) Liens arising from precautionary UCC financing statement filings regarding operating leases;

      (h) Liens arising out of judgments or awards in respect of which such Credit Party or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of such judgments and the aggregate amount of any cash and the fair market value of any property subject to consensual security interests securing such Liens does not exceed EUR 10,000,000 at any time outstanding;

      (i) Statutory and common law landlords' liens under leases to which such Credit Party or any of its Subsidiaries is a party;

      (j) Liens (other than Liens imposed under ERISA) in accordance with normal market practice incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

      (k) Liens on property or assets of a Subsidiary of such Credit Party in favor of, and securing obligations owed to, such Credit Party;

      (l) Title retention provisions in accordance with normal market practice related to supplies acquired in the ordinary course of business placed upon such supplies at the time of acquisition pursuant to the general sale conditions of the supplier and not pursuant to any specific agreement with the supplier, to secure the deferred payment of the purchase price of such supplies and released;

      (m) Liens arising from Existing Indebtedness and identified in Schedule 13; and

      (n) Liens on assets of any company acquired after the Initial Borrowing Date and existing at the time of such acquisition.

      12.2.2 Consolidation, Merger, Purchase or Sale of Assets, etc. Each Credit Party will not, and will not permit any of its Subsidiaries to, (i) wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (other than the Merger, the proposed merger of Fimalac Communication and Minerais & Engrais or any merger or consolidation involving exclusively existing members of the Fimalac Group which are also not Credit Parties), without the prior written consent of the Required Banks (such consent not to be unreasonably withheld), (ii) convey, transfer, sell, lease or otherwise dispose of all or any part of its property or assets, or (iii) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, (or agree to do any of the foregoing at any future time), except that:

      (i)the conveyance, transfer, sale, lease or other disposal of any property or assets other than the Collateral shall be permitted, provided that the provisions of Section 6.2 are complied with;

      (ii) the purchase or acquisition  of companies in accordance  with
         Section 12.2.5(d) shall be permitted; and

      (iii) Investments in Subsidiaries permitted by Section 12.2.5.

      12.2.3 Indebtedness. Each Credit Party will not, and will not permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

      (b) Existing Indebtedness shown in columns 1 and 5 of Schedule 13 plus, with respect to Existing Indebtedness shown in column 1, an amount equal to EUR [], and any refinancings or renewals thereof so long as such Existing Indebtedness, following such refinancing or renewal shall not exceed in aggregate EUR [] and so long as Existing Indebtedness shown in column 5 of Schedule 13, following such refinancing or renewal, shall not exceed EUR [] and provided that should an obligor in respect of any Existing Indebtedness cease to be a Subsidiary of Fimalac S.A., then the amount of Existing Indebtedness permitted hereunder shall be reduced by the principal amount of Existing Indebtedness appearing in Schedule 13 as being outstanding or permitted to be outstanding with respect to such obligor;

      (c) Indebtedness under the Interest Rate Protection Agreements entered into in compliance with Section 12.1.11 and Indebtedness under Interest Rate Protection Agreements or Currency Hedging Agreements otherwise in the ordinary course of business; provided such agreements are designed solely to protect a Credit Party and its Subsidiaries against fluctuations in interest rates or foreign currency exchange rates and, to the extent that the notional principal amount of such obligations under Interest Rate Protection Agreements or Currency Hedging Agreements does not exceed the amount of Indebtedness outstanding or committed to be incurred on the date such Interest Rate Protection Agreements or Currency Hedging Agreements are entered into;

      (d)   Indebtedness under guaranties entered into in compliance with
            Section 12.2.4;

      (e) Indebtedness arising in respect of commercial paper (other than that which is included within the Existing Indebtedness) in a maximum amount equal to the undrawn and uncancelled amount of the Total Revolving Loan Commitment;

      (f)   intercompany Indebtedness to the extent permitted by Sections
            12.2.5;

      (g) Indebtedness incurred by Fimalac S.A. and its French Subsidiaries in connection with the mandatory profit sharing for employees (participation des salaries);

      (h) Indebtedness incurred by Fimalac S.A. which satisfies the following conditions:

                  (i) no principal payment on such Indebtedness shall occur any earlier than one year after the Maturity Date of the Tranche B Loan;

                  (ii) no voluntary or mandatory prepayments (other than upon acceleration following a default) of such Indebtedness shall be permitted until after the Loans have been repaid in full and the Commitments terminated;

                  (iii) such Indebtedness is unsecured; and

                  (iv) the proceeds of such Indebtedness are applied in accordance with Section 6.2.6.

      (i) Additional unsecured Indebtedness of the Fimalac Group in a maximum principal amount as follows:

            -----------------------------------------------------------------
            If the sum of the outstanding amount      Additional permitted
            of the Loans and the Total Revolving      Indebtedness
            Loan Commitment is less than
            -----------------------------------------------------------------
            Total Commitment                          EUR []
            -----------------------------------------------------------------
            EUR []                                    EUR []
            -----------------------------------------------------------------
            EUR []                                    EUR []
            -----------------------------------------------------------------

      All Indebtedness in respect of commercial paper (whether permitted pursuant to Section 12.2.3 (b) or (e)), shall be backed by a corresponding line of bank Credit.

      12.2.4 Guaranties. Each Credit Party will not, and will not permit any of its Subsidiaries to give, enter into or permit to subsist, or agree to give, enter into or permit to subsist any guaranty other than:

      (a) guaranties given in the ordinary course of trading by a member of the Fimalac Group in respect of undertakings of any other member of the Fimalac Group;

      (b) guaranties expressly permitted or required pursuant to Article XV of this Agreement; and

      (c) guaranties, the aggregate value of which (when taken together with all guaranties granted by any member of the Fimalac Group) does not exceed Euros [].

      12.2.5 Advances, Loans and Investments. Each Credit Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or Credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

      (a) such Credit Party and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees;

      (b) such Credit Party and any of its Subsidiaries may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans");

      (c) such Credit Party and any of its Subsidiaries may participate in capital contributions made to any other member of the Fimalac Group; provided that any resulting capital stock, to the maximum extent permitted by law, is pledged to the Security Agent for the benefit of the Banks if the contribution is made by a Credit Party to a Subsidiary of Fimalac S.A. the shares of which are required to be pledged under this Agreement or to a Subsidiary of any such Subsidiary; and

      (d) such Credit Party and its Subsidiaries may establish, create or acquire any wholly-owned or partially-owned company, provided that
            (x) the liability of the shareholders of such company is limited to the amount invested in such company, (y) such establishment, creation or acquisition will not cause the Consolidated Leverage Ratio and/or the Consolidated Debt to Equity Ratio and/or the Consolidated Interest Coverage Ratio to be, immediately after such establishment, creation or acquisition, greater than the relevant ratio for the most recent Test Period set forth in Section 12.2.7 below, it being specified that, for the purposes of this Section
            12.2.5 (d), the Net Consolidated Debt, the Consolidated EBITDA, the Consolidated Shareholders' Funds, the Net Consolidated Financial Charges, Consolidated EBIT, the Consolidated Leverage Ratio, the

            Consolidated Debt to Equity Ratio and the Consolidated Interest Coverage Ratio shall be calculated on a pro forma basis and on the basis of the most recent Test Period ending before such establishment, creation or acquisition, as if such establishment, creation or acquisition had occurred on the first day of that Test Period, and (z) no Potential Event of Default or Event of Default has occurred, is continuing or would occur immediately following such establishment, creation or acquisition.

      12.2.6 Transactions with Affiliates. Each Credit Party will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into, renew or extend any transaction or series of related transactions with any Affiliate of such Credit Party or any of its Subsidiaries other than on terms and conditions as favorable to such Credit Party or such Subsidiary as would be obtained by such Credit Party or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate.

      12.2.7 Financial Covenants. With respect to each of the financial covenants in this Section 12.2.7, each will be tested on a semi-annual basis starting on December 31, 2000 (unless otherwise provided) it being specified that for the test to be made on December 31, 2000 the Target and its Subsidiaries will be consolidated for the full year 2000.

      (a) Maximum Consolidated Leverage Ratio. Fimalac S.A. will not permit the Consolidated Leverage Ratio for the Test Periods ending on the date set forth below to be greater than the ratio set forth opposite such period below:

         12 Month Period Ending on:                               Ratio
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------

      (b) Maximum Consolidated Debt to Equity Ratio. Fimalac S.A. will not permit the Consolidated Debt to Equity Ratio for the Test Periods ending on the date set forth below to be greater than the ratio set forth opposite such period below:

         12 Month Period Ending on:                               Ratio
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------

      (c) Minimum Consolidated Interest Coverage Ratio. Fimalac S.A. will not permit the Consolidated Interest Coverage Ratio for the Test Periods ending on the date set forth below to be less than the ratio set forth opposite such period below:

         12 Month Period Ending on:                               Ratio
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------
[]                                                                  []
-----------------------------------------------------------------------------

      12.2.8 Business. Each Credit Party will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business materially different from the businesses in which such Credit Party and its Subsidiaries are engaged on the Initial Borrowing Date and reasonable extensions thereof and those reasonably related thereto provided that Fimalac S.A. shall, through a Subsidiary not owned or controlled by Fimalac S.A. on the Initial Borrowing Date, be entitled to conduct a business in which neither it nor any of its Subsidiaries is engaged on such date.

      12.2.9 Dividends and Distributions; Share Redemptions and Repurchases. (a) Fimalac S.A. will not authorize, declare or pay any dividends or other distribution in excess of []% of the "resultat net courant apres impot consolide
- part du groupe" of the Fimalac Group in respect of a financial year; provided that this covenant shall not apply if and as long as the Consolidated Debt to Equity Ratio is less than [] and no Potential Event of Default or Event of Default has occurred and is continuing.

      (b) Each Credit Party will not, and will not permit any of its Subsidiaries to, repurchase or redeem in any manner whatsoever its shares held by Persons other than members of the Fimalac Group; provided that Target shall be entitled to repurchase or redeem equity investments held by other Persons in companies outside the USA in which Target (or any Subsidiary thereof) is the majority shareholder and further provided that this covenant shall not apply if the Consolidated Debt to Equity Ratio is less than [] and no Potential Event of Default or Event of Default has occurred and is continuing.

      12.2.10 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Each Credit Party will not, and will not permit any of its Subsidiaries to:

      (a) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modification thereto which do not in any way adversely affect the interests of the Banks;

      (b) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents), or any agreement entered into by it, with respect to its capital stock (including any shareholder's agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (b) or any such new agreements pursuant to this clause (b) which do not in any way adversely affect the interest of the Banks; or

      (c) amend, modify or change any principal, substantive provision of the Tender Offer Documents or with respect to the Merger Documents amend, modify or change without the prior written consent of the Agent (acting on the instructions of the Required Banks) (which shall not be unreasonably withheld) any provisions with respect to per share amount, minimum condition, nature of consideration paid, conditions to the Merger, conditions to termination, Tender Offer conditions and the promptness of the Merger after satisfaction of conditions thereof.

      12.2.11 Margin Stock. Each Credit Party will not, and will not permit any of its Subsidiaries to, use the proceeds from any of the Loans to own any Margin Stock; except until the consummation of the Merger, Acquisition Sub may own shares of common stock of Target, which shares upon consummation of the Merger shall (and Acquisition Sub shall take all action so that such shares) no longer constitute Margin Stock.

                        ARTICLE XIII - EVENTS OF DEFAULT

The occurrence of any of the following specified events shall be an "Event of Default":

13.1 Payments. Any Credit Party shall default in the payment when due of any principal of any Loan or fail to pay when due any interest on any Loan or any fees or any other amounts owing hereunder or thereunder; or

13.2 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

13.3 Covenants. Any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 13.1 and 13.2) and such default shall continue unremedied for a period of fifteen (15) days after written notice thereof to the defaulting party by any Agent or the Required Banks; or

13.4 Default Under Other Agreements. (a) Any Credit Party or any of its Subsidiaries shall (x) default in any payment of any Indebtedness in an amount exceeding EUR 5,000,000 or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness in an amount exceeding EUR 5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or

      (b) any Indebtedness in an amount exceeding EUR 5,000,000 of any Credit Party or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be repaid in full (other than by a regularly scheduled repayment), prior to the stated maturity thereof; or

13.5 Bankruptcy, etc. Any Credit Party or any of its Subsidiaries (other than a Non-Material Subsidiary) shall commence a voluntary bankruptcy or an involuntary bankruptcy is commenced against any Credit Party or any of its Subsidiaries (and, in the case of any such Credit Party or Subsidiary (other than a Non-Material Subsidiary) incorporated in the USA, is not dismissed or stayed within 60 days), or a custodian is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its respective Subsidiaries, (other than a Non-Material Subsidiary) or any Credit Party or any of its Subsidiaries (other than a Non-Material Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Credit Party or any of its Subsidiaries (other than a Non-Material Subsidiary) except as permitted by Section 12.2.2, including any procedure collective, redressement judiciaire, or liquidation judiciaire, or there is commenced against any Credit Party or any of its Subsidiaries (other than a Non-Material Subsidiary) any such proceeding (and, in the case of any such Credit Party or Subsidiary incorporated in the USA, is not dismissed or stayed within 60 days) or any Credit Party or any of its Subsidiaries (other than a Non-Material Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or any of its Subsidiaries (other than a Non-Material Subsidiary) makes a general assignment for the benefit of Creditors; or any corporate action is taken by any Credit Party or any of its Subsidiaries (other than a Non-Material Subsidiary) for the purpose of effecting any of the foregoing; provided that notwithstanding the foregoing, any voluntary dissolution of a Non-Material Subsidiary shall not result in a default hereunder; provided further that, in the reasonable opinion of the Agent, the interests of the Banks are not adversely affected by such voluntary dissolution; or

13.6 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or
Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph(b)(1) thereof) and an event described in subsection .62, .63, .64,
 .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, or shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA (other than as a result of a voluntary, standard termination), any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan subject to Title IV of ERISA or a Non-U.S. Pension Plan has not been timely made, Fitch Ibca, Inc., any Subsidiary of Fitch Ibca, Inc. or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B(a) of the Code, or Fitch Ibca, Inc. or any Subsidiary of Fitch Ibca, Inc. has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Non-U.S. Pension Plans, a "default," within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects (including business opportunities) of Fitch Ibca, Inc. and its Subsidiaries taken as a whole; or

13.7 Credit Documents. At any time after the execution and delivery thereof, any of the Credit Documents shall cease to be in full force and effect, or any Security Document or Additional Security Document shall cease to give the Security Agent for the benefit of the Banks the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Collateral, in favor of the Security Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens (except Permitted Liens)); or

13.8 Other Loans. In the event that there is in respect of any Credit Party an Event of Default under this Article XIII in respect of any one of the Loans granted under this Agreement, such Event of Default shall result in an Event of Default in respect of all Credit Parties and all other Loans granted under this Agreement; or

13.9 Judgments. One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving in the aggregate for such Credit Party and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments and decrees shall exceed EUR 10,000,000 on a consolidated basis at Fimalac S.A.'s level; or

13.10 Adverse Change. (a) Since the Initial Borrowing Date and up to and including the Merger Date, (x) the occurrence of any change, effect or circumstance that is, or is reasonably likely to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operation of Target and its Subsidiaries taken as a whole, other than any such conditions or changes, (i) expressly set forth in Section 2.13 of the Company Disclosure Schedule or the Parent Disclosure Schedule (as defined in the Merger Agreement), as the case may be, attached to the Merger Agreement, or (ii) specifically set forth or described in the Company SEC Reports (as defined in the Merger Agreement) other than general risk factors; the following, considered alone without regard to any other effects, changes, events, circumstances or conditions, shall not be deemed to be a material adverse condition or material adverse change as referred to above: (i) a change in the trading prices of the Shares following the date of this Agreement; (ii) any effects, changes, events, circumstances or conditions generally affecting the industry in which the Target operates or arising from changes in general business or economic conditions;
(iii) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles and applicable to Target; (iv) any effects, changes, events, circumstances or conditions resulting from the announcement or pendency of any of the transactions contemplated by the Merger Agreement other than a breach of a representation or warranty pursuant to the Merger Agreement which would occur except for this clause or clause (v) below; and (v) any effects, changes, events, circumstances or conditions resulting from actions taken by the Target in order to comply with the terms of the Merger Agreement other than a breach of a representation or warranty pursuant to the Merger Agreement which would occur except for this clause or clause (iv) above; and (y) (i) any change, effect or circumstance that is materially adverse to the business, assets, condition (financial or otherwise) or results of operation of Fimalac S.A. and its Subsidiaries taken as a whole and that creates a substantial likelihood that any Borrower will not be able to observe or perform any of its material obligations under the Credit Documents and (ii) the Agent becoming aware after the date of this Agreement of any information relating to Fimalac S.A. and its Subsidiaries not previously known to the Agent which, in the Agent's reasonable opinion (acting on the instruction of the Required Banks), would have been a significant factor to the decision of the Banks to grant the Commitments hereunder.

      (b) Since the Initial Borrowing Date and following the Merger Date, the occurrence of any event which (in any such case) has had, or could reasonably be expected to have (in the reasonable discretion of the Required Banks), a Material Adverse Effect; or

13.11 Capital Reduction, Share Redemption . The share capital of any Credit Party or any of its Subsidiaries shall be reduced or redeemed, in whole or in part if (a) such reduction or redemption would cause the Consolidated Debt to Equity Ratio to be, immediately after such reduction or redemption, greater than the relevant ratio for the most recent Test Period set forth in Section 12.2.7 above, it being specified that, for the purposes of this Section 13.11, the Net Consolidated Indebtedness, Consolidated Shareholders' Funds and the Consolidated

Debt to Equity Ratio shall be calculated on the basis of the most recent Test Period ending before such reduction or redemption, as if such reduction or redemption had occurred on the first day of that Test Period or (b) a Potential Event of Default or Event of Default would occur immediately following such reduction or redemption; or

13.12 Non-Certification or Non-Approval of Financial Statements. (a) The statutory auditors of any Credit Party or any of its Subsidiaries shall (i) refuse to certify the financial statements of such Credit Party or such Subsidiary or (ii) certify such financial statements with reservations (other than reservations concerning totally immaterial events or subjects); or

     (b) The shareholders of any Credit Party or any of its Subsidiaries shall refuse to approve the financial statements of such Credit Party or such Subsidiary where so required by applicable law; or

13.13 Doing Business. Any Credit Party or Subsidiary thereof ceases to do business as conducted on the date hereof or suspends such business for a period exceeding 30 days; or

13.14 Environmental Claims. Any Credit Party or Subsidiary thereof incurs after the date hereof any Environmental Liability in the aggregate in excess of the equivalent of EUR 50,000,000; or

13.15 Illegality. Any provision of any Credit Document is or becomes invalid or unenforceable or it becomes unlawful for any Credit Party to perform its respective obligations hereunder or under any other Credit Document; or

13.16 Enforcement. Any Lien is enforced against any Credit Party that affects such Credit Party's business, any of its assets or its ability to perform any of its obligations under any Credit Document and such Lien is not discharged with 7 days or diligently contested in good faith; or

13.17 Change of Control. Mr. Marc Ladreit de Lacharriere or his ancestors or descendants ceases to hold, directly or indirectly, at least 50.01% of the share capital or the voting rights of Fimalac S.A.; or

13.18 Spin-offs, etc. Any meeting of shareholders of any Credit Party or any other member of the Fimalac Group is convened for the purpose of considering any resolution for a spin-off, break-up or split-up (scission) or any Credit Party or any other member of the Fimalac Group passes any such resolution without the written consent of the Required Banks, such consent not to be unreasonably withheld; or

13.19 Merger the Merger is not consummated within 120 days of the Initial Borrowing Date or the Merger is consummated on terms other than those set forth in the Merger Agreement;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, or the Security Agent, as the case may be, may, and upon the written request of the Required Banks shall, by written notice to the Borrowers, take any or all of the following actions: (a) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any accrued Commitment Fees shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and (c) enforce all of the Liens and security interests created pursuant to the Security Documents and Additional Security Documents.

                   ARTICLE XIV - THE AGENTS AND THE ARRANGERS

14.1  Appointment of the Agents.

      14.1.1 Each Bank hereby designates Credit Lyonnais as Agent under this Agreement, and Credit Lyonnais hereby accepts such appointment. Each Bank hereby authorizes the Agent to take all action on its behalf under the provisions of this Agreement in accordance with the provisions hereof, except actions in respect of judicial or arbitral proceedings whether as claimant or defendant. Except as otherwise expressly provided herein, the Agent shall be required to adhere to any instructions received from the Required Banks in relation to any action or inaction under this Agreement.

      14.1.2 Each Bank hereby designates Credit Agricole Indosuez as Security Agent under the Security Documents and Additional Security Documents, and Credit Agricole Indosuez hereby accepts such appointment. Each Bank hereby authorizes the Security Agent (with power of sub-delegation) to (i) sign all instruments and documents related to the execution and delivery of the Security Documents and Additional Security Documents, (ii) take such action in respect of the Security Documents and Additional Security Documents as the Required Banks shall instruct (it being specified that the provisions of this Section 14.1.2 are for the exclusive benefit of the Banks), (iii) collect all amounts payable to the Agent or any Bank in respect of any Security Document and Additional Security Documents in one or more accounts opened by the Security Agent for such purpose, and the Security Agent shall immediately thereafter distribute such amounts to the Banks pro rata based on the sums due and payable to each Bank in accordance with the provisions of this Agreement; in addition, the Security Agent shall promptly address to each Bank a report of the proceeds received in connection with the Security Documents and of the distribution thereof and (iv) following the payment in full of all amounts due under this Agreement, to sign all instruments and documents and take all necessary steps to release the Collateral.

14.2  Responsibilities of the Agents.

The Agent and the Security Agent, as the case may be, shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Security Documents and Additional Security Documents. Neither the Agents, nor any of their respective employees or agents shall be liable for any action taken or omitted by it or them hereunder or under the Security Documents and Additional Security Documents unless caused by its or their gross negligence or willful misconduct. Without limiting the generality of the foregoing, it is hereby stipulated that each Agent:

      14.2.1 shall be entitled to rely in good faith on the advice, counsel and services of lawyers, accounting experts and such other experts as it may from time to time select;

      14.2.2 shall be entitled to rely in good faith on all representations of the Credit Parties and on all notices, certificates, or other documents or acts that such Agent believed to be authentic and delivered by a person having authority; provided that no Agent shall be required to verify the accuracy or authenticity of any document submitted to such Agent, nor the accuracy of any representation made by the Credit Parties;

      14.2.3 shall not be required to undertake any investigations or inquiries in respect of the Credit Parties' compliance with their obligations and undertakings (particularly financial undertakings), nor shall such Agent be required to verify the financial condition or legal status of the Borrowers; it being understood that such Agent shall notify the Banks of such information as such Agent shall have received in the ordinary course of acting as Agent hereunder;

      14.2.4 shall not be responsible for the due execution, legality, validity, binding effect or contents of this Agreement or any other agreement delivered in connection herewith;

      14.2.5 shall not in any way be liable (i) to the Borrowers for any failure on the part of any Bank to fulfill its obligations hereunder or under the Security Documents and the Additional Security Documents or (ii) to any Bank for any failure on the part of either of the Borrowers to fulfill their obligations hereunder or under the Security Documents and the Additional Security Documents;

      14.2.6 except as expressly provided herein, shall not be required to take any action in connection herewith (except as instructed by the Required Banks).

14.3  The Agent in its Individual Capacity.

Each Agent shall have, in its capacity as Bank, the same rights, powers and obligations in respect of this Agreement as all other Banks and may exercise such rights, powers and obligations as if it were not performing duties of Agent hereunder, and in particular, it may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with each Borrower without having to account for the same to the Banks or otherwise be responsible to the Banks.

14.4  Indemnification of the Agents.

To the extent that an Agent is not reimbursed and indemnified by the Borrowers, each Bank hereby agrees, on a basis pro rata to its Commitment, to indemnify and hold harmless such Agent for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatever kind or nature, including counsel fees and expenses, which may be imposed on, asserted against or incurred by such Agent in performing its duties (if any) hereunder or under any Security Document or Additional Security Document, unless such are imposed, asserted or incurred as a result of such Agent's gross negligence or willful misconduct.

14.5  Representations of each Bank.

      14.5.1 Each Bank represents and warrants to each other Bank and to the Agents that:

      (a) it is sufficiently informed in respect of all subjects having an impact on the performance by the Borrowers of their obligations hereunder; it has made its own investigation and assessment of the

            Creditworthiness and general condition of the Borrowers; it shall be solely responsible for continuing to evaluate the foregoing for its own account and shall not rely on any other Bank or the Agents for the furnishing of any assessment, information or commentary whatsoever in respect thereof; and

      (b) it has not relied on any statement or information given by another Bank or any in deciding to enter into this Agreement.

      14.5.2 Each Bank acknowledges and agrees that each other Bank and each Agent are entitled to maintain a commercial, financial, legal or other kind of relationship with the Borrowers outside of this Agreement.

      14.5.3 Each Bank acknowledges and agrees that no other Bank nor any Agent shall have the duty to inform it of any Potential Event of Default or Event of Default other than those formally notified to such Agent or of which such Agent becomes aware in the normal course of performing its duties as Agent without investigation on its part.

14.6  Resignation by an Agent.

      14.6.1 Each Agent may resign at any time upon at least ninety (90) days prior notice to the Banks and to the Borrowers. Each Agent may be removed at any time by the Required Banks. Upon resignation or removal of an Agent, the Required Banks, in consultation with Fimalac S.A., shall appoint a new agent in replacement thereof. Such replacement agent appointed as set forth above shall thereafter have all the rights and obligations of the relevant Agent hereunder. The costs of the assignment of rights and responsibilities under the Security Documents and Additional Security Documents shall be borne by the Borrowers.

      14.6.2 If no successor agent has been appointed by the Required Banks at the end of the notice period for such Agent's resignation or if the replacement agent has not accepted such appointment, then the Agent shall have the right to designate a new agent which shall be an international commercial bank capable of fulfilling the duties of the relevant Agent hereunder.

      14.6.3 Until a replacement agent shall have accepted its rights and obligations hereunder, the mandate of the Agent wishing to resign or being removed, as the case may be, shall continue.

14.7 Arrangers Indemnity

To the extent that an Arranger is not reimbursed and indemnified by the Borrowers, each Bank hereby agrees, on a basis pro rata to its Commitment, to indemnify and hold harmless such Arranger for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatever kind or nature, including counsel fees and expenses, which may be imposed on, asserted against or incurred by such Arranger in performing its duties (if any) hereunder, unless such are imposed, asserted or incurred as a result of such Arranger's gross negligence or willful misconduct.

                             ARTICLE XV - GUARANTIES

15.1  Fimalac S.A. Guaranty.

      15.1.1 Fimalac S.A. hereby guarantees as a caution solidaire to the Agent, the Security Agent, the Arrangers and each of the Banks, and each of their successors and assigns (each and for the purpose of this Section 15.1, a "Fimalac S.A. Beneficiary"), unconditionally and irrevocably, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all indebtedness, obligations and liabilities of Fitch Ibca, Inc. incurred under or arising out of or in connection with this Agreement, whether of principal, interest, fees, expenses or otherwise (collectively, for the purpose of this Section 15.1, the "Fimalac S.A. Obligations").

      15.1.2 Fimalac S.A. hereby expressly waives irrevocably any right of discussion and division provided for in Articles 2021 and 2026 of the Civil Code. Accordingly, the Security Agent may enforce this guaranty against Fimalac S.A. without having first to exhaust its remedies vis-a-vis Fitch Ibca, Inc. or any other Person which may be or become liable in respect of all or any part of the Fimalac S.A. Obligations or against any collateral security or guaranty therefore or right of offset with respect thereto.

      15.1.3 Fimalac S.A. hereby expressly renounces irrevocably the benefit of
Article 2032 of the Civil Code.

      15.1.4 Fimalac S.A. hereby agrees that it shall not make any claim (poursuivre) against Fitch Ibca, Inc. in case of any prorogation 0or time indulgence granted by the Fimalac S.A. Beneficiaries, or any of them, to Fitch Ibca, Inc. without Fimalac S.A. agreeing thereto and therefore, Fimalac S.A. hereby expressly irrevocably renounces all benefit of Article 2039 of the Civil Code.

      15.1.5 Fimalac S.A. shall not avail itself at any time of any indulgence, release of payment, whether in whole or in part, or any other measures imposed on either of the Creditors generally of Fitch Ibca, Inc. in a bankruptcy or similar procedure.

      15.1.6 None of Fimalac S.A.'s obligations under this guaranty shall be discharged in case of merger, split-off, winding-up, contribution of assets or similar transactions as well as in case of dissolution, liquidation and similar transactions (whether judicial or amicable) (all such transactions and for the purpose of this Article XV, a "Merger Event") of Fitch Ibca, Inc. (including in connection with any liabilities occurring after such Merger Event), and the obligations of Fimalac S.A. under this guaranty shall be binding on Fimalac S.A.'s successors and assigns, including as a consequence of a Merger Event of Fimalac S.A..

      15.1.7 This guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Fimalac S.A. Obligations is rescinded or must otherwise be restored or returned by any of the Fimalac S.A. Beneficiaries upon insolvency, bankruptcy, dissolution, liquidation or reorganization or similar procedures of Fitch Ibca, Inc., or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Fitch Ibca, Inc. or any substantial part of its property, or otherwise, all as though such payments had not been made.

      15.1.8 Until full and final payment of all the Fimalac S.A. Obligations, Fimalac S.A. shall not exercise any right of subrogation (subrogation) that it may have, by virtue of this guaranty, against Fitch Ibca, Inc. or against any guarantor pursuant hereto (each, and for the purpose of this Article XV, an "Other Party") and shall not exercise any right to be repaid by, to receive any amount from or to be indemnified by any Other Party, at any time, by virtue of this guaranty, whether such rights are granted to Fimalac S.A. by law, by contract, or otherwise, and Fimalac S.A. hereby expressly waives irrevocably any right it may have to exercise a recourse, whether present or future, against any Other Party or to avail itself of the benefit of any Lien or guaranty that would be granted to the Fimalac S.A. Beneficiaries (or any of them) in order to secure the payment of the Fimalac S.A. Obligations.

      15.1.9 This guaranty shall remain in full force and effect as long as any Fimalac S.A. Obligation has not been finally and fully paid and shall not be affected by any renewal, prorogation, extension, or invalidity of this Agreement.

      15.1.10 Fimalac S.A. shall pay any amount under this guaranty within three days following receipt of a written notification sent by the Agent requiring payment under this guaranty and specifying that Fitch Ibca, Inc. did not pay any Fimalac S.A. Obligation when due hereunder (whether at maturity, upon acceleration or otherwise); Fimalac S.A. further waives expressly and irrevocably any right to receive a formal notification (mise en demeure), or that any other formalities or protest (protet) be accomplished.

15.2  Fitch Ibca, Inc. Guaranty

      15.2.1 Fitch Ibca, Inc. hereby guarantees as a caution solidaire to the Agent, the Security Agent, the Arrangers, each of the Banks and each of their successors and assigns (each and for the purpose of this Section 15.2, a "Fitch Ibca, Inc. Beneficiary"), unconditionally and irrevocably, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all indebtedness, obligations and liabilities of Fimalac S.A. incurred under or arising out of or in connection with this Agreement and whether of principal, interest, fees, expenses or otherwise (collectively, for the purpose of this Section 15.2, the "Fitch Ibca, Inc. Obligations").

      15.2.2 Fitch Ibca, Inc. hereby expressly waives irrevocably any right of discussion and division provided for in Articles 2021 and 2026 of the Civil Code. Accordingly, the Security Agent may enforce this guaranty against Fitch Ibca, Inc. without having first to exhaust its remedies vis-a-vis Fimalac S.A. or any other Person which may be or become liable in respect of all or any part of the Fitch Ibca, Inc. Obligations or against any collateral security or guaranty therefore or right of offset with respect thereto.

      15.2.3 Fitch Ibca, Inc. hereby expressly renounces irrevocably the benefit of Article 2032 of the Civil Code.

      15.2.4 Fitch Ibca, Inc. hereby agrees that it shall not make any claim (poursuivre) against Fimalac S.A. in case of any prorogation or time indulgence granted by the Fitch Ibca, Inc. Beneficiaries, or any of them, to Fimalac S.A. without Fitch Ibca, Inc. agreeing thereto, and therefore, Fitch Ibca, Inc. hereby expressly irrevocably renounces all benefit of Article 2039 of the Civil Code.

      15.2.5 Fitch Ibca, Inc. shall not avail itself at any time of any indulgence, release of payment, whether in whole or in part, or any other measures imposed on either of the Creditors generally of Fimalac S.A. in a bankruptcy or similar procedure.

      15.2.6 None of Fitch Ibca, Inc.'s obligations under this guaranty shall be discharged in case of Merger Event of Fimalac S.A. (including in connection with any liabilities occurring after such Merger Event), and the obligations of Fitch Ibca, Inc. under this guaranty shall be binding on Fitch Ibca, Inc.'s successors and assigns, including as a consequence of a Merger Event of Fitch Ibca, Inc..

      15.2.7 This guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Fitch Ibca, Inc. Obligations is rescinded or must otherwise be restored or returned by any of the Fitch Ibca, Inc. Beneficiaries upon insolvency, bankruptcy, dissolution, liquidation or reorganization or similar procedures of Fimalac S.A., or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Fimalac S.A. or any substantial part of their property, or otherwise, all as though such payments had not been made.

      15.2.8 Until full and final payment of all the Fitch Ibca, Inc. Obligations, Fitch Ibca, Inc. shall not exercise any right of subrogation (subrogation) that it may have, by virtue of this guaranty, against Fimalac S.A. or against any Other Party and shall not exercise any right to be repaid by, to receive any amount from or to be indemnified by any Other Party, at any time, by virtue of this guaranty, whether such rights are granted to Fitch Ibca, Inc. by law, by contract, or otherwise, and Fitch Ibca, Inc. hereby expressly waives irrevocably any right it may have to exercise a recourse, whether present or future, against any Other Party or to avail itself of the benefit of any Lien or guaranty that would be granted to the Fitch Ibca, Inc. Beneficiaries (or any of them) in order to secure the payment of the Fitch Ibca, Inc. Obligations.

      15.2.9 This guaranty shall remain in full force and effect as long as any Fitch Ibca, Inc. Obligation has not finally and fully been paid and shall not be affected by any renewal, prorogation, extension, or invalidity of this Agreement.

      15.2.10 Fitch Ibca, Inc. shall pay any amount under this guaranty within three days following receipt of a written notification sent by the Agent requiring payment under this guaranty and specifying that Fimalac S.A. did not pay any Fitch Ibca, Inc. Obligation when due hereunder (whether at maturity, upon acceleration or otherwise); Fitch Ibca, Inc. further waives expressly and irrevocably any right to receive a formal notification (mise en demeure), or that any other formalities or protest (protet) be accomplished.

15.3  Fimalac, Inc. Guaranty.

      15.3.1 Fimalac, Inc. hereby guarantees as a caution solidaire to the Agent, the Security Agent, the Arrangers, each of the Banks and each of their successors and assigns (each and for the purpose of this Section 15.3, a "Fimalac, Inc. Beneficiary"), unconditionally and irrevocably, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all indebtedness, obligations and liabilities of Fimalac S.A. and Fitch Ibca, Inc. incurred under or arising out of or in connection with this Agreement whether of principal, interest, fees, expenses or otherwise (such guaranty of all indebtedness, obligations and liabilities, for the purpose of this Section 15.3, the "Fimalac, Inc. Obligations").

      15.3.2 Fimalac, Inc. hereby expressly waives irrevocably any right of discussion and division provided for in Articles 2021 and 2026 of the Civil Code. Accordingly, the Security Agent may enforce this guaranty against Fimalac, Inc. without having first to exhaust its remedies vis-a-vis Fimalac S.A. or Fitch Ibca, Inc., as the case may be, or any other Person which may be or become liable in respect of all or any part of the Fimalac, Inc. Obligations or against any collateral security or guaranty therefore or right of offset with respect thereto.

      15.3.3 Fimalac, Inc. hereby expressly renounces irrevocably the benefit of
Article 2032 of the Civil Code.

      15.3.4 Fimalac, Inc. hereby agrees that it shall not make any claim (poursuivre) against Fimalac S.A. or Fitch Ibca, Inc., as the case may be, in case of any prorogation or time indulgence granted by the Fimalac, Inc. Beneficiaries, or any of them, to Fimalac S.A. or Fitch Ibca, Inc., as the case may be, without Fimalac, Inc. agreeing thereto and therefore, Fimalac, Inc. hereby expressly irrevocably renounces all benefit of Article 2039 of the Civil Code.

      15.3.5 Fimalac, Inc. shall not avail itself at any time of any indulgence, release of payment, whether in whole or in part, or any other measures imposed on either of the Creditors generally of Fimalac S.A. or Fitch Ibca, Inc., as the case may be, in a bankruptcy or similar procedure.

      15.3.6 None of Fimalac, Inc.'s obligations under this guaranty shall be discharged in case of a Merger Event of Fimalac S.A. or Fitch Ibca, Inc., as the case may be, (including in connection with any liabilities occurring after such Merger Event), and the obligations of Fimalac, Inc. under this guaranty shall be binding on Fimalac, Inc.'s successors and assigns, including as a consequence of a Merger Event of Fimalac, Inc.

      15.3.7 This guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Fimalac, Inc. Obligations is rescinded or must otherwise be restored or returned by any of the Fimalac, Inc. Beneficiaries upon insolvency, bankruptcy, dissolution, liquidation or reorganization or similar procedures of Fimalac S.A. or Fitch Ibca, Inc., as the case may be, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Fimalac S.A. or Fitch Ibca, Inc., as the case may be, or any substantial part of its property, or otherwise, all as though such payments had not been made.

      15.3.8 Until full and final payment of all the Fimalac, Inc. Obligations, Fimalac, Inc. shall not exercise any right of subrogation (subrogation) that it may have, by virtue of this guaranty, against Fimalac S.A. or Fitch Ibca, Inc., as the case may be, or any Other Party and shall not exercise any right to be repaid by, to receive any amount from or to be indemnified by any Other Party, at any time, by virtue of this guaranty, whether such rights are granted to Fimalac, Inc. by law, by contract, or otherwise, and Fimalac, Inc. hereby expressly waives irrevocably any right it may have to exercise a recourse, whether present or future, against any Other Party or to avail itself of the benefit of any Lien or guaranty that would be granted to the Fimalac, Inc. Beneficiaries in order to secure the payment of the Fimalac, Inc. Obligations.

      15.3.9 This guaranty shall remain in full force and effect as long as any Fimalac, Inc. Obligation has not been finally and fully paid and shall not be affected by any renewal, prorogation, extension, or invalidity of this Agreement.

      15.3.10 Fimalac, Inc. shall pay any amount under this guaranty within three days following receipt of a written notification sent by the Agent requiring payment under this guaranty and specifying that Fimalac S.A. or Fitch Ibca, Inc. did not pay any Fimalac, Inc. Obligation when due hereunder (whether at maturity, upon acceleration or otherwise); Fimalac, Inc. further waives expressly and irrevocably any right to receive a formal notification (mise en demeure), or that any other formalities or protest (protet) be accomplished.

15.4   Acquisition Sub Guaranty

      15.4.1 Acquisition Sub hereby guarantees as a caution solidaire to the Agent, the Security Agent, the Arrangers, each of the Banks and each of their successors and assigns (each and for the purpose of this Section 15.4, an "Acquisition Sub Beneficiary"), unconditionally and irrevocably, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all indebtedness, obligations and liabilities of Fimalac S.A. and Fitch Ibca, Inc. incurred under or arising out of or in connection with this Agreement whether of principal, interest, fees, expenses or otherwise (such guaranty of all indebtedness, obligations and liabilities, for the purpose of this Section 15.4, the "Acquisition Sub Obligations").

      15.4.2 Acquisition Sub hereby expressly waives irrevocably any right of discussion and division provided for in Articles 2021 and 2026 of the Civil Code. Accordingly, the Security Agent may enforce this guaranty against Acquisition Sub without having first to exhaust its remedies vis-a-vis Fimalac S.A. or Fitch Ibca, Inc., as the case may be, or any other Person which may be or become liable in respect of all or any part of the Acquisition Sub Obligations or against any collateral security or guaranty therefore or right of offset with respect thereto.

      15.4.3 Acquisition Sub hereby expressly renounces irrevocably the benefit of Article 2032 of the Civil Code.

      15.4.4 Acquisition Sub hereby agrees that it shall not make any claim (poursuivre) against Fimalac S.A. or Fitch Ibca, Inc., as the case may be, in case of any prorogation or time indulgence granted by the Acquisition Sub Beneficiaries, or any of them, to Fimalac S.A. or Fitch Ibca, Inc., as the case may be, without Acquisition Sub agreeing thereto and therefore, Acquisition Sub hereby expressly irrevocably renounces all benefit of Article 2039 of the Civil Code.

      15.4.5 Acquisition Sub shall not avail itself at any time of any indulgence, release of payment, whether in whole or in part, or any other measures imposed on either of the Creditors generally of Fimalac S.A. or Fitch Ibca, Inc., as the case may be, in a bankruptcy or similar procedure.

      15.4.6 None of Acquisition Sub's obligations under this guaranty shall be discharged in case of a Merger Event of Fimalac S.A. or Fitch Ibca, Inc., as the case may be, (including in connection with any liabilities occurring after such

Merger Event), and the obligations of Acquisition Sub under this guaranty shall be binding on Acquisition Sub's successors and assigns, including as a consequence of a Merger Event of Acquisition Sub

      15.4.7 This guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Acquisition Sub Obligations is rescinded or must otherwise be restored or returned by any of the Acquisition Sub. Beneficiaries upon insolvency, bankruptcy, dissolution, liquidation or reorganization or similar procedures of Fimalac S.A. or Fitch Ibca, Inc., as the case may be, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Fimalac S.A. or Fitch Ibca, Inc., as the case may be, or any substantial part of its property, or otherwise, all as though such payments had not been made.

      15.4.8 Until full and final payment of all the Acquisition Sub Obligations, Acquisition Sub shall not exercise any right of subrogation (subrogation) that it may have, by virtue of this guaranty, against Fimalac S.A. or Fitch Ibca, Inc., as the case may be, or any Other Party and shall not exercise any right to be repaid by, to receive any amount from or to be indemnified by any Other Party, at any time, by virtue of this guaranty, whether such rights are granted to Acquisition Sub by law, by contract, or otherwise, and Acquisition Sub hereby expressly waives irrevocably any right it may have to exercise a recourse, whether present or future, against any Other Party or to avail itself of the benefit of any Lien or guaranty that would be granted to the Acquisition Sub Beneficiaries in order to secure the payment of the Acquisition Sub Obligations.

      15.4.9 This guaranty shall remain in full force and effect as long as any Acquisition Sub Obligation has not been finally and fully paid and shall not be affected by any renewal, prorogation, extension, or invalidity of this Agreement.

      15.4.10 Acquisition Sub shall pay any amount under this guaranty within three days following receipt of a written notification sent by the Agent requiring payment under this guaranty and specifying that Fimalac S.A. or Fitch Ibca, Inc. did not pay any Acquisition Sub Obligation when due hereunder (whether at maturity, upon acceleration or otherwise); Acquisition Sub further waives expressly and irrevocably any right to receive a formal notification (mise en demeure), or that any other formalities or protest (protet) be accomplished.

15.5  Fimalac Communication Guaranty

      15.5.1 Fimalac Communication hereby guarantees as a caution solidaire to the Agent, the Security Agent, the Arrangers and each of the Banks, and each of their successors and assigns (each and for the purpose of this Section 15.5, a "Fimalac Communication Beneficiary"), unconditionally and irrevocably, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all indebtedness, obligations and liabilities of Fitch Ibca, Inc. incurred under or arising out of or in connection with this Agreement, whether of principal, interest, fees, expenses or otherwise except when such indebtedness, obligations and liabilities arise under this Article XV (such guaranty of all indebtedness, obligations and liabilities, for the purpose of this Section 15.5, the "Fimalac Communication Obligations").

      15.5.2 Fimalac Communication hereby expressly waives irrevocably any right of discussion and division provided for in Articles 2021 and 2026 of the Civil Code. Accordingly, the Security Agent may enforce this guaranty against Fimalac Communication. without having first to exhaust its remedies vis-a-vis Fitch Ibca, Inc., or any other Person which may be or become liable in respect of all or any part of the Fimalac Communcations Obligations or against any collateral security or guaranty therefore or right of offset with respect thereto.

      15.5.3 Fimalac Communication hereby expressly renounces irrevocably the benefit of Article 2032 of the Civil Code.

      15.5.4 Fimalac Communication hereby agrees that it shall not make any claim (poursuivre) against Fitch Ibca, Inc., in case of any prorogation or time indulgence granted by the Fimalac Communication Beneficiaries, or any of them, to Fitch Ibca, Inc., without Fimalac Communication agreeing thereto and therefore, Fimalac Communication hereby expressly irrevocably renounces all benefit of Article 2039 of the Civil Code.

      15.5.5 Fimalac Communication shall not avail itself at any time of any indulgence, release of payment, whether in whole or in part, or any other measures imposed on either of the Creditors generally of Fitch Ibca, Inc. in a bankruptcy or similar procedure.

      15.5.6 None of Fimalac Communication' obligations under this guaranty shall be discharged in case of a Merger Event of Fitch Ibca, Inc. (including in connection with any liabilities occurring after such Merger Event), and the obligations of Fimalac Communication under this guaranty shall be binding on Fimalac Communication' successors and assigns, including as a consequence of a Merger Event of Fimalac Communication

      15.5.7 This guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Fimalac Communication Obligations is rescinded or must otherwise be restored or returned by any of the Fimalac, Inc.. Beneficiaries upon insolvency, bankruptcy, dissolution, liquidation or reorganization or similar procedures of Fitch Ibca, Inc. or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Fitch Ibca, Inc. or any substantial part of its property, or otherwise, all as though such payments had not been made.

      15.5.8 Until full and final payment of all the Fimalac Communication Obligations, Fimalac Communication shall not exercise any right of subrogation (subrogation) that it may have, by virtue of this guaranty, against Fitch Ibca, Inc. or any Other Party and shall not exercise any right to be repaid by, to receive any amount from or to be indemnified by any Other Party, at any time, by virtue of this guaranty, whether such rights are granted to Fimalac Communication by law, by contract, or otherwise, and Fimalac Communication hereby expressly waives irrevocably any right it may have to exercise a recourse, whether present or future, against any Other Party or to avail itself of the benefit of any Lien or guaranty that would be granted to the Fimalac Communication Beneficiaries in order to secure the payment of the Fimalac Communication Obligations.

      15.5.9 This guaranty shall remain in full force and effect as long as any Fimalac Communication. Obligation has not been finally and fully paid and shall not be affected by any renewal, prorogation, extension, or invalidity of this Agreement.

      15.5.10 Fimalac Communication shall pay any amount under this guaranty within three days following receipt of a written notification sent by the Agent requiring payment under this guaranty and specifying that Fitch Ibca, Inc. did not pay any Fimalac Communication Obligation when due hereunder (whether at maturity, upon acceleration or otherwise); Fimalac Communication further waives expressly and irrevocably any right to receive a formal notification (mise en demeure), or that any other formalities or protest (protet) be accomplished.

15.6  Minerais & Engrais Guaranty.

      15.6.1 Minerais & Engrais hereby guarantees as a caution solidaire to the Agent, the Security Agent, the Arrangers and each of the Banks, and each of their successors and assigns (each and for the purpose of this Section 15.6, a "Minerais & Engrais Beneficiary"), unconditionally and irrevocably, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all indebtedness, obligations and liabilities of Fitch Ibca, Inc. incurred under or arising out of or in connection with this Agreement, whether of principal, interest, fees, expenses or otherwise except when such indebtedness, obligations, and liabilities arise under this Article XV (such guaranty of all indebtedness, obligations and liabilities, for the purpose of this Section 15.6, the "Minerais & Engrais Obligations").

      15.6.2 Minerais & Engrais hereby expressly waives irrevocably any right of discussion and division provided for in Articles 2021 and 2026 of the Civil Code. Accordingly, the Security Agent may enforce this guaranty against Minerais & Engrais without having first to exhaust its remedies vis-a-vis Fitch Ibca, Inc. or any other Person which may be or become liable in respect of all or any part of the Minerais & Engrais Obligations or against any collateral security or guaranty therefore or right of offset with respect thereto.

      15.6.3 Minerais & Engrais hereby expressly renounces irrevocably the benefit of Article 2032 of the Civil Code.

      15.6.4 Minerais & Engrais hereby agrees that it shall not make any claim (poursuivre) against Fitch Ibca, Inc. in case of any prorogation or time indulgence granted by the Minerais & Engrais Beneficiaries, or any of them, to Fitch Ibca, Inc. without Minerais & Engrais agreeing thereto and therefore, Minerais & Engrais hereby expressly irrevocably renounces all benefit of Article 2039 of the Civil Code.

      15.6.5 Minerais & Engrais shall not avail itself at any time of any indulgence, release of payment, whether in whole or in part, or any other measures imposed on either of the Creditors generally of Fitch Ibca, Inc. in a bankruptcy or similar procedure.

      15.6.6 None of Minerais & Engrais' obligations under this guaranty shall be discharged in case of a Merger Event of Fitch Ibca, Inc. (including in connection with any liabilities occurring after such Merger Event), and the obligations of Minerais & Engrais under this guaranty shall be binding on Minerais & Engrais' successors and assigns, including as a consequence of a Merger Event of Minerais & Engrais

      15.6.7 This guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Minerais & Engrais Obligations is rescinded or must otherwise be restored or returned by any of the Minerais & Engrais. Beneficiaries upon insolvency, bankruptcy, dissolution, liquidation or reorganization or similar procedures of Fitch Ibca, Inc. or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Fitch Ibca, Inc. or any substantial part of its property, or otherwise, all as though such payments had not been made.

      15.6.8 Until full and final payment of all the Minerais & Engrais Obligations, Minerais & Engrais shall not exercise any right of subrogation (subrogation) that it may have, by virtue of this guaranty, against Fitch Ibca, Inc. or any Other Party and shall not exercise any right to be repaid by, to receive any amount from or to be indemnified by any Other Party, at any time, by virtue of this guaranty, whether such rights are granted to Minerais & Engrais by law, by contract, or otherwise, and Minerais & Engrais hereby expressly waives irrevocably any right it may have to exercise a recourse, whether present or future, against any Other Party or to avail itself of the benefit of any Lien or guaranty that would be granted to the Minerais & Engrais Beneficiaries in order to secure the payment of the Minerais & Engrais Obligations.

      15.6.9 This guaranty shall remain in full force and effect as long as any Minerais & Engrais Obligation has not been finally and fully paid and shall not be affected by any renewal, prorogation, extension, or invalidity of this Agreement.

      15.6.10 Minerais & Engrais shall pay any amount under this guaranty within three days following receipt of a written notification sent by the Agent requiring payment under this guaranty and specifying that Fitch Ibca, Inc. did not pay any Minerais & Engrais Obligation when due hereunder (whether at maturity, upon acceleration or otherwise); Minerais & Engrais further waives expressly and irrevocably any right to receive a formal notification (mise en demeure), or that any other formalities or protest (protet) be accomplished.

                           ARTICLE XVI - MISCELLANEOUS

16.1  Payment of Expenses; Indemnification.

      16.1.1  All legal and other fees and expenses reasonably incurred:

      (a) by either Arranger, whether or not the transactions contemplated hereunder are consummated, in connection with the negotiation, preparation, and execution of the Commitment Letter and the Credit Documents, and

      (b) by the Agent, the Security Agent and the Banks for the preservation of rights under, waivers or amendments, and enforcement of this Agreement and any other Credit Document, will be paid by the Borrowers promptly upon demand of the Agent or the Security Agent, as the case may be. The Borrowers will be responsible for their own legal costs in connection with the preparation and the execution of the Credit Documents. All fees and expenses under clause (a) above shall be invoiced to the Borrowers and paid by them on the Initial Borrowing Date.

      16.1.2 Each Borrower hereby agrees to indemnify and hold harmless the Agent and the Security Agent from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatever kind or nature, including counsel fees and expenses, which may be imposed on, asserted against, or incurred by, any Agent in connection with this Agreement or any other Credit Document unless such are imposed, asserted or incurred as a result of such Agent's gross negligence or willful misconduct.

      16.1.3 Each Borrower agrees to defend, protect, indemnify and hold harmless each of the Banks and each of their respective officers, directors, employees, attorneys and agents (collectively called the "Indemnitees") from and against all liabilities, obligations (including removal and remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on, under or at any Real Property, (b) the failure of any representation or warranty made by Borrower in Section 11.1.17,
(c) any Environmental Claim relating to the Borrower or any of its Subsidiaries or any Real Property or arising out of the use of such Real Property, or (iv) the exercise of the Banks' rights under any of the provisions of this Article (the "Indemnified Matters") regardless of when such Indemnified Matters arise, but excluding any Indemnified Matter based solely on the gross negligence or willful misconduct of any Indemnitee and excluding any such Indemnified Matter with respect to which Hazardous Materials are first placed or released on any Real Property after the date Borrower or any of its Subsidiaries ceases to hold legal title to such Property.

16.2  Currency of Claims; Currency Conversions.

      16.2.1 Without prejudice to the provisions of Section 7.1.8, for the purpose of any party enforcing any claim under this Agreement, to the extent that such claim or any other claim among the parties must be expressed in a currency other than the currency in which it is denominated, then such party holding such claim for enforcement may denominate either such claim, for the sole purpose of its enforcement, in such other currency by applying the most recent rate of exchange between such currencies as determined by the Banque de France and published in the French Official Gazette (Journal Officiel).

      16.2.2 To the extent and for any purpose that any proportion determination is to be calculated by an Agent pursuant to this Agreement between amounts denominated in more than one currency, such Agent shall do so on the date of such determination using the Exchange Rate.

      16.2.3 To the extent any sum received by an Agent is denominated in a given currency but must be used by such Agent in accordance with the terms of this Agreement to make payment(s) in another currency, or in more than one currency, the Agent will convert the sum received into such other currencies using the rate at which such Agent is able to acquire such other currencies on the date on which such payment(s) must be made.

16.3  Notices.

      16.3.1 The Agent shall promptly transmit to each Bank, and each Bank shall promptly transmit to the Agent, any notification or other document that it receives from either Borrower in connection with the Loans.

      16.3.2 All notices or other communications that may or must be given pursuant to the provisions of this Agreement or any other Credit Document shall be given in writing and shall be deemed to be effective when received.

      16.3.3 All notices or communications shall be in English and shall be made by confirmed facsimile (valid upon receipt of the confirmation of such fascimile) or otherwise in writing and shall be addressed to the addressee at its address set forth on the signature pages hereof or Schedule 1, as the case may be, or in the case of any assignee of a Bank, at the address specified in the assignment notice to Borrowers made in accordance with Section 16.6.2. The parties may from time to time notify each other party hereto of a new address for the purposes hereof.

16.4  No Waiver; Remedies Cumulative.

No failure or delay on the part of the Agent, the Security Agent, any Bank or any Arranger in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers and any other party hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. All remedies of the Banks, the Agent, the Security Agent and the Arrangers shall be cumulative.

16.5  Amendments and Waivers.

Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Party party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank, (a) extend the final scheduled maturity of any Loan beyond the Maturity Date or reduce the rate of interest or fees or extend the time of payment of interest or fees, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or any fees for purposes of this clause (a) with the exception of the definition of Consolidated Leverage Ratio), (b) release any Collateral, or release any Guarantor from its obligations under Article XV, (c) amend, modify or waive any provision of this Section 16.5, (d) amend the definition of Required Banks or (e) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (i) increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Potential Events of Default or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase of the Commitment of such Bank), (ii) without the consent of each Agent, amend, modify or waive any provision of Article XIV or any other provision as same relates to the rights or obligations of the Agents and (iii) without the consent of the Security Agent, amend, modify or waive any provision relating to the rights or obligations of the Security Agent.

16.6  Assignments.

      16.6.1 This Agreement shall be binding on and shall inure to the benefit of and be enforceable against the respective successors and assigns of the parties hereto; provided that the Borrowers and the other Credit Parties may not assign or transfer their rights or obligations under this Agreement or any other Credit Document.

      16.6.2 The Credit Parties and each Bank hereby agree that each Bank (having consulted with Fimalac S.A.) shall be entitled to transfer all or part of its rights and obligations hereunder to another bank, a Related Fund or any other financial institution, fund, insurance company or any other Person which regularly purchases interests in loans or extensions of Credit of the types made pursuant to this Agreement, provided that any such transfer shall consist of a pro rata transfer of the transferring Bank's Commitment and/or Loans, as the case may be, under each Term Loan and under the Revolving Loan. Such Bank shall give two (2) Business Days prior written notice of any such assignment or transfer to the Agent and the Borrowers. No such transfer or assignment shall be effective unless and until the assignee or transferee, as the case may be, shall have executed an assignment and transfer agreement substantially in the form of
Schedule 8 (an "Assignment and Acceptance"), and shall have notified the Agent thereof in writing. Upon the effectiveness of any such transfer or assignment,
(i) the transferee or assignee shall become a Bank for all purposes of the Credit Documents and the parties agree that it shall benefit from all rights of a Bank under the Security Documents and Additional Security Documents, and (ii) the transferor or assignor shall be released from all its obligations as a Bank under the Credit Documents. Upon receipt of notification of a transfer or assignment, the Agent shall notify the Borrowers of such transfer or assignment and the transferor or assignor hereby agrees to notify the Borrowers of such transfer or assignment in accordance with article 1690 of the Civil Code. No Bank may transfer any portion of its rights and obligations hereunder and in the Loans in an aggregate amount less than five million Euros (EUR 5,000,000) unless such lesser amount represents all of such Bank's rights and obligations hereunder.

      16.6.3 The Banks may freely sell sub-participations in their rights and obligations hereunder, without the prior notice, the prior consents or the assignment and transfer agreement specified in clause 16.6.2 above; it being understood that the sale of such participations shall have no effect on the reciprocal rights and obligations of such Bank and the Borrowers.

      16.6.4 The Agent may furnish at any time to participants, including potential participants (on a confidential basis), information regarding the Borrowers and the Credit Documents.

      16.6.5 A EUR 1,500 (excluding taxes) assignment fee shall be payable by the assignee or assigning bank to the Agent at the time of any assignment pursuant to this Section 16.6, provided that (i) no fee shall be payable in the case of assignments to a Bank's Affiliates and (ii) no fee shall be payable on assignments completed with the Agent's approval in connection with the syndication process.

      16.6.6 (a) At the time of each assignment of a Term Loan Commitment and a Bank's rights and obligations under any Term Loan pursuant to this Section 16.6 to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to Fitch Ibca, Inc. in originals or by facsimile transmission the appropriate Internal Revenue Service Forms (and, if applicable, a Non-Bank Certificate) described in Section 9.1.4. To the extent that an assignment of all or any portion of a Bank's Term Loan Commitment and Term Loan pursuant to this Section 16.6.6 (including an assignment to a Person which is already a Bank hereunder) would, at the time of such assignment, result in increased costs under Section 9.1 from those being charged by the respective assigning Bank prior to such assignment, then Fitch Ibca, Inc. shall not be obligated to pay such increased costs (although Fitch Ibca, Inc., in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

      (b) The Borrowers hereby designate the Agent, and the Agent agrees, to serve as the Borrowers' agent, solely for purposes of this Section 16.6.6, to maintain a register at one of its offices in New York, New York (the "Register") on which it will record the Commitments from time to time of each of the Banks in favour of Fitch Ibca, Inc., the principal amount of the Loans made to Fitch Ibca, Inc. by each of the Banks and each repayment in respect of the principal amount of the Loans to Fitch Ibca, Inc. of each Bank, in each case, with respect only to the amounts owed by Fitch Ibca, Inc. to each of the Banks. Failure to make any such recordation, or any error in such recordation shall not affect Fitch Ibca, Inc.'s obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments in favour of Fitch Ibca, Inc. of such Bank and the rights to the principal of, and interest on, any Loan made to Fitch Ibca, Inc. pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments in favour of Fitch Ibca, Inc. and Loans to Fitch Ibca, Inc. shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Acceptance agreement pursuant to this Section 16.6. The Borrowers agree to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 16.6.

16.7  Governing Law.

This Agreement shall be governed by, and interpreted in accordance with, the laws of the French Republic.

16.8  Jurisdiction.

      16.8.1 The parties hereto agree that any dispute arising from or in connection with this Agreement will be brought in the Commercial Court of Paris; provided that, notwithstanding the foregoing, the Banks may bring any such dispute involving Fitch Ibca, Inc., Fimalac, Inc. and Acquisition Sub in respect of the Term Loans, the Security Documents and the guaranties given in Article XV to which such Persons are a party before any courts of the State of New York sitting in the borough of Manhattan in the City of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement or any other Credit Document, each of Fitch Ibca, Inc., Fimalac, Inc. and Acquisition Sub hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Fitch Ibca, Inc., Fimalac, Inc. and Acquisition Sub hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over Fitch Ibca, Inc., Fimalac, Inc. and Acquisition Sub and agrees not to plead or claim, in any legal action proceeding with respect to this Agreement or any other Credit Documents brought in any of the aforementioned courts, that such courts lack personal jurisdiction over Fitch Ibca, Inc., Fimalac, Inc. and Acquisition Sub, Fitch Ibca, Inc. hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, N.Y. 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each of Fitch Ibca, Inc., Fimalac, Inc. and Acquisition Sub agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent. Each of Fitch Ibca, Inc., Fimalac, Inc. and Acquisition Sub further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each of Fitch Ibca, Inc., Fimalac, Inc. and Acquisition Sub hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Borrower in any other jurisdiction.

      16.8.2 Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in Section 16.8.1 above and hereby further irrevocably, to the extent permitted by applicable law, waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      16.8.3 To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim, brought before any court referred to in Section
16.8.1 above, arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

16.9  Election of Domicile.

For purposes of this Agreement, each party hereto elects domicile at its address as set forth on the signature pages hereof.

16.10  Severability; Retention Rights.

In the event a provision hereof were to be ruled at any time by any applicable authority or court to be invalid or null and void or unenforceable, such invalidity or nullity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and the parties hereto shall agree on a new provision consistent with the purposes of the invalid or unenforceable provision of this Agreement. No Credit Party shall have the right of set off, unless the relevant counterclaim is acknowledged in writing by the Agent, or adjudicated by a final court ruling; no Credit Party shall have any right of retention (withholding); all such rights are expressly excluded.

16.11  Titles.

The titles used in this Agreement or any other Credit Document are for indicative purposes only and shall not be used in interpreting any such agreement or document.

16.12  Immunity.

To the extent that any Credit Party may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that any such immunity may be attributed to it or its assets (whether or not claimed), each Credit Party hereby irrevocably agrees not to claim and waives any such immunity to the fullest extent permitted by the laws of such jurisdiction.

16.13  Right of Set-off.

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank, subject to Section 7.3, is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Credit Parties or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of the Bank wherever located) to or for the Credit or the account of the Credit Parties against and on account of any amounts then due and payable by such Credit Parties to such Banks under this Agreement or any other Credit Document. To the extent amounts recovered by such Bank pursuant to this Section 16.13 are not in the same currency as the amounts due and payable by the Credit Parties, such Bank may convert such recovered amounts at the most recent exchange rate for purchase of CHF, GBP, EUR or USD, as the case may be, quoted by the Banque de France.

16.14  Calculations; Computations; Accounting.

      16.14.1 Except as otherwise expressly set forth herein, all calculations and computations hereunder, including in connection with the various ratios set forth in Sections 3.1.1, 3.1.2 and 12.2.7, shall be calculated on a consolidated basis with respect to Fimalac S.A..

      16.14.2 Changes to methods of calculation for financial covenants as a result of a change of or from French generally accepted accounting principles shall be mutually agreed among Fimalac S.A. and the Agent or, failing agreement within thirty (30) days from the date on which the more diligent party notified the other(s) of the need for such change, the statutory auditors of Fimalac S.A., for the purpose of verifying, as provided in Sections 3.1.1, 3.1.2 and 12.1.1, the financial covenants, will have to establish a special set of account using French GAAP in existence on the date hereof.

      16.14.3 Except as otherwise expressly set forth herein, any threshold or cap set forth in Section 12.2 above shall be calculated on a consolidated basis with respect to Fimalac S.A..

Done in Paris on April 11, 2000 in 14 originals.


                                        FINANCIERE MARC DE LACHARRIERE S.A. -
                                        FIMALAC S.A., as Borrower
97, rue de Lille
75007 Paris                             By:  __________________
Telephone: 33 1 47 53 61 71                  Name: Daniel Gerbi
Fax: 33 1 47 53 61 83                        Title: Attorney in Fact
To the attention of: Veronique Morali

                                        FINANCIERE MARC DE LACHARIERE S.A. -
                                        FIMALAC S.A., as Guarantor
                                        1
                                        2

                                        By:  __________________
                                             Name: Daniel Gerbi
                                             Title: Attorney in Fact


                                        FITCH IBCA, INC.,
                                        as Borrower
One State Street Plaza
New York, N.Y. 10004                    Name: Daniel Gerbi
                                        Title: Attorney in Fact
Telephone: (212) 908-0500
Fax: (212) 480-4439
To the attention of Stephen W. Joynt

---------
1   Hand Written Mention:

    "Bon pour cautionnement solidaire des obligations de Fitch-IBCA Inc. au titre du Credit Facilities Agreement pour un montant total en principal egal a quatre cents millions de dollars US (USD 400.000.000) majore des interets au taux LIBOR ou "overnight" applicable, de la marge applicable, du "Mandatory Cost Rate" applicable plus les frais, commissions et accessoires.

2   Signature

                                        FITCH IBCA, INC.,
                                        as Guarantor
                                        3
                                        4

                                        By:  __________________
                                             Name: Daniel Gerbi
                                             Title: Attorney in Fact

---------
3   Hand Written Mention:

    "Bon pour cautionnement solidaire des obligations de Financiere Marc de Lacharriere S.A. - Fimalac S.A. au titre du Credit Facilities Agreement pour un montant total en principal egal a sept cent trente huit millions d'euros (EUR 738.000.000) (ou son equivalent en dollars US (USD), Francs Suises
    (CHF) ou Livre Sterling (GBP)) majore des interets au taux LIBOR, EURIBOR, EONIA ou "overnight" applicable, de la marge applicable, du "Mandatory Cost Rate" applicable plus les frais, commissions et accessoires..

4   Signature

                                        FIMALAC, INC., as Guarantor
                                        5
                                        6


One State Street Plaza
New York, N.Y. 10004                    By:  __________________
                                             Name: Daniel Gerbi
Telephone: (212) 908-0500                    Title: Attorney in Fact
Fax:  (212) 480-4439
To the attention of Stephen W. Joynt

---------
5   Hand Written Mention:

    "Bon pour cautionnement solidaire des obligations de Fitch IBCA Inc. et de Financiere Marc de Lacharriere - Fimalac S.A. au titre du Credit Facilities Agreement pour un montant total en principal egal en ce qui concerne Financiere Marc de Lacharriere S.A.-Fimalac S.A. a sept cent trente huit millions d'euros (EUR738.000.000) (ou son equivalent en dollars US(USD), Francs Suisses (CHF) ou Livre Sterling (GBP) et en ce qui concerne Fitch IBCA, Inc. a quatre cent millions de dollars US (USD 400.000.000) majore dans les deux cas des interets au taux EURIBOR, LIBOR, EONIA ou "overnight" applicable, de la marge applicable, du "Mandatory Cost Rate" applicable plus les frais, commissions et accessoires."

6   Signature

                                        FSA ACQUISITION CORP, as Guarantor
                                        7
                                        8

One State Street Plaza
New York, N.Y. 10004
                                        By:  __________________
Telephone: (212) 908-0500                    Name: Daniel Gerbi
Fax:  (212) 480-4439                         Title: Attorney in Fact
To the attention of Stephen W. Joynt

---------
7   Hand Written Mention:

    "Bon pour cautionnement solidaire des obligations de Fitch IBCA Inc. et de Financiere Marc de Lacharriere - Fimalac S.A. au titre du Credit Facilities Agreement pour un montant total en principal egal en ce qui concerne Financiere Marc de Lacharriere S.A.-Fimalac S.A. a sept cent trente huit millions d'euros (EUR738.000.000) (ou son equivalent en dollars US(USD), Francs Suisses (CHF) ou Livre Sterling (GBP)) et en ce qui concerne Fitch IBCA, Inc. a quatre cent millions de dollars US (USD 400.000.000) majore dans les deux cas des interets au taux EURIBOR, LIBOR, EONIA ou "overnight" applicable, de la marge applicable, du "Mandatory Cost Rate" applicable plus les frais, commissions et accessoires."

8   Signature

                                       FIMALAC COMMUNICATION, as Guarantor
                                       9
                                       10

97, rue de Lille
75007 Paris
Telephone: 33 1 47 53 61 75            By: __________________
Fax: 33 1 47 53 61 83                      Name: Daniel Gerbi
To the attention of: Daniel Gerbi          Title: Attorney in Fact

---------
9   Hand Written Mention:

    "Bon pour cautionnement solidaire des obligations de Fitch IBCA Inc. au titre du Credit Facilities Agreement pour un montant total en principal egal a quatre cents millions de dollars US (USD 400.000.000) majore des interets au taux LIBOR ou "overnight" applicable, de la marge applicable, du "Mandatory Cost Rate" applicable plus les frais, commissions et accessoires."

10  Signature

                                       MINERAIS & ENGRAIS, as Guarantor
                                       11
                                       12

97, rue de Lille
75007 Paris
Telephone: 33 1 47 53 61 75
Fax: 33 1 47 53 61 83                  By: __________________
To the attention of: Daniel Gerbi          Name: Daniel Gerbi
                                           Title: Attorney in Fact

---------
11  Hand Written Mention:

    "Bon pour cautionnement solidaire des obligations de Fitch IBCA Inc. au titre du Credit Facilities Agreement pour un montant total en principal egal a quatre cents millions de dollars US (USD 400.000.000) majore des interets au taux LIBOR ou "overnight" applicable, de la marge applicable, du "Mandatory Cost Rate" applicable plus les frais, commissions et accessoires."

12  Signature

                                           Credit AGRICOLE INDOSUEZ
                                           as Security Agent

9, Quai du President Paul Doumer           By: __________________
92920 Paris La Defense Cedex               Name: Jean Michel Naulot
                                           Title: Directeur
Telephone: 33 1 41 89 11 58
To the attention of: Damien Scaillierez    By:  _________________
Fax: 33 1 41 89 39 53                      Name: Damien Scaillierez
                                           Title: Fonde de Pouvoirs
Copy to: Philippe Sorin
Fax: 01 41 89 19 34

                                           Credit AGRICOLE INDOSUEZ
                                           as Arranger

                                           By: __________________
                                           Name: Jean Michel Naulot
                                           Title: Directeur

                                           By:  _________________
                                           Name: Damien Scaillierez
                                           Title: Fonde de Pouvoirs


                                           Credit AGRICOLE INDOSUEZ
                                           as Bank

                                           By: __________________
                                           Name: Jean Michel Naulot
                                           Title: Directeur

                                           By:  _________________
                                           Name: Damien Scaillierez
                                           Title: Fonde de Pouvoirs


                                           Credit LYONNAIS
                                           as Agent

Broadwalk House                            By:  _________________
5 Appold Street                            Name: Jacques Pochon
London EC2A 2JP                            Title: Head of Acquisition Finance
United Kingdom                                    France

Telephone: 44 20 7214 7052
Fax: 44 20 7214 5335
To the attention of: John Skingsley

                                           Credit LYONNAIS
                                           as Arranger

                                           By:  _________________
                                           Name: Jacques Pochon
                                           Title: Head of Acquisition Finance
                                                  France


                                           Credit LYONNAIS
                                           as Bank

                                           By:  _________________
                                           Name: Jacques Pochon
                                           Title: Head of Acquisition Finance
                                                  France